Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT, dated as of August 10, 2023 (this “Amendment”), to the Credit Agreement, dated as of February 24, 2023 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among Cano Health, LLC, a Florida limited liability company (the “Borrower”), Primary Care (ITC) Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), the guarantors party hereto (together with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A (“JPM”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and JPM, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Loan Parties, the Agents and the Lenders wish to amend certain terms and provisions of the Credit Agreement as hereinafter set forth.

WHEREAS, the Loan Parties have requested that the Lenders waive compliance with the existing financial covenant set forth in Section 6.14(a) of the Credit Agreement subject to the terms set forth herein and the Required Lenders have agreed to do so subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions. All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.    Amendments.

(a)    The Credit Agreement is hereby amended to delete the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the bold, blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

(b)    The Credit Agreement is hereby amended to add a new Schedule 5.18 thereto in the form attached as Exhibit B hereto.

3.    Premium Payment; Expenses.

(a)    The Borrower shall pay to the Administrative Agent for distribution to the Lenders based on their pro rata share of the principal amount of the Term Loans outstanding on the First Amendment Effective Date, a premium payment in an amount equal to $7,865,980.07 (the “Premium Payment”). The Premium Payment shall be due, earned and payable as of the date hereof and shall be payable in kind by capitalizing such payment to the principal amount of the Term Loans on the date hereof. The Premium Payment shall not be subject to reduction by way of set-off, withholding or counterclaim.

(b)    Within three (3) Business Days following the Amendment Effective Date, the Borrower shall have paid all fees, costs and expenses payable pursuant to Section 9.03 of the Credit Agreement (as amended hereby), including, without limitation, the invoiced fees and expenses of Proskauer Rose LLP (as counsel to certain Lenders), Davis Polk & Wardwell LLP (as counsel to certain Lenders) and White & Case LLP (as counsel to the Administrative Agent).

4.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)    Representations and Warranties; No Event of Default. The representations and warranties herein, in Article 3 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or in all respects, if qualified by materiality or “Material Adverse Effect”), in each case, on and as of the First Amendment Effective Date, after giving effect to this Amendment, as though made on and as of such date (unless such representations or warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, if qualified by materiality or “Material Adverse Effect”) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)    Organization, Good Standing, Etc. Holdings, the Borrower and each of its Restricted Subsidiaries (i) is (x) duly organized and validly existing and (y) in good standing (to the extent such concept exists in the relevant jurisdiction) under the law of its jurisdiction of organization, (ii) has all requisite corporate or other organizational power and authority to own its assets and to carry on its business as now conducted, (iii) has all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted and (iv) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in the case of each clause referred to above (other than clause (i)(x) and clause (i)(y) with respect to the Borrower), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)    Authorization; Etc. The execution and delivery of this Amendment and performance of this Amendment and each other Loan Document by each Loan Party that is a party thereto are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, subject to the Legal Reservations.

(d)    Governmental Approvals. The execution and delivery of this Amendment and performance of this Amendment and each Loan Document by each Loan Party that is a party thereto (i) does not require any consent or approval of, registration or filing with, or

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any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect, (y) in connection with the Perfection Requirements and (z) such consents, approvals, registrations, filings or other actions the failure to obtain or make which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) will not violate (x) such Loan Party’s Organizational Documents or (y) any law applicable to such Loan Party, which violation, in the case of this clause (ii)(y), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iii) will not violate or result in a default under any Contractual Obligation to which such Loan Party is a party, which violation or default, in the case of this clause (iii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.    Conditions to Effectiveness. This Amendment shall become effective upon satisfaction (or waiver in accordance with the terms of the Credit Agreement) of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “First Amendment Effective Date”):

(a)     The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and all of the Lenders.

(b)    The representations and warranties contained in this Amendment and in Article 3 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or in all respects, if qualified by materiality or “Material Adverse Effect”) on and as of the First Amendment Effective Date, after giving effect to this Amendment, as though made on and as of such date (unless such representations or warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, if qualified by materiality or “Material Adverse Effect”) on and as of such earlier date).

(c)    No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

6.    Continued Effectiveness of the Credit Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in any such Loan Document to the “Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended or modified by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without

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limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Credit Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

7.    Release. Each Loan Party hereby acknowledges and agrees that, on the First Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the First Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Credit Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the First Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the First Amendment Effective Date to such Loan Party and its Affiliates under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the First Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the First Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction on or prior to the First Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the First Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of an law, rule or regulation which purports to prevent a general release to extend to unknown claims.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or

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causes of action arising on or prior to the First Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

The Loan Parties hereby acknowledge, confirm and agree that as of the date hereof, the outstanding principal amount of the Term Loans is equal to $157,319,601.43 and that as of the date hereof such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind as of the date hereof. The foregoing amount does not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents.

8.    Miscellaneous.

(a)    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents, each Intercreditor Agreement (if any), the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it has been executed by Holdings, the Borrower, the other Loan Parties party hereto and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

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(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)    THIS AMENDMET AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN TORT, IN CONTRACT, AT LAW OR IN EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)    Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

(e)    Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)    The Borrower acknowledges and agrees that, pursuant to Section 9.03 of the Credit Agreement, it has indemnified, and agrees that it hereby shall indemnify, the Lead Lender, the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Amendment Indemnitee”) against, and hold each Amendment Indemnitee harmless from, any and all losses, claims, damages and liabilities incurred by or asserted against any Amendment Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Amendment or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, including without limitation the transactions contemplated by Sechedule 5.18, and/or the enforcement of the terms of the Amendment and/or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Amendment Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided, that such indemnity shall not, as to any Amendment Indemnitee, be available to the extent that any such loss, claim, damage or liability (A) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Amendment Indemnitee or (B) arises out of any claim, litigation, investigation or proceeding brought by such Amendment Indemnitee against another Amendment Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of Holdings, the Borrower or any of its subsidiaries. All amounts due under this clause (f) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses summary form, and if requested together with reasonable backup documentation supporting the relevant reimbursement request. This clause (f) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

CANO HEALTH, LLC, as Borrower

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

HOLDINGS:

PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, as Holdings

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

GUARANTORS:

CANO PHARMACY, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

COMFORT PHARMACY 2, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO HEALTH OF FLORIDA, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

CH DENTAL ADMINISTRATIVE SERVICES LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

PHYSICIANS PARTNERS GROUP MERGER, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

PHYSICIANS PARTNERS GROUP OF FL, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

COMPLETE MEDICAL BILLING AND CODING SERVICES, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO BELEN, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

BELEN PHARMACY GROUP, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

CANO PCP, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO PCP WOUND CARE, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO PCP MSO, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

IFB PHARMACY, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO OCCUPATIONAL HEALTH, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

PHYSICIANS PARTNERS GROUP PUERTO RICO, LLC (Florida)

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

PHYSICIANS PARTNERS GROUP PUERTO RICO, LLC (Puerto Rico)

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

PPG PUERTO RICO BLOCKER, INC.

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO HP MSO, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

AMERICAN CHOICE HEALTHCARE, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

AMERICAN CHOICE COMMERCIAL ACO, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO MEDICAL CENTER OF WEST FLORIDA, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

DGM MSO, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO HEALTH NEW MEXICO LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

UNIVERSITY HEALTH CARE PHARMACY, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO RESEARCH LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO BEHAVIOR HEALTH LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

CANO PERSONAL BEHAVIOR LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ORANGE CARE MANAGEMENT SERVICES ORGANIZATION LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE ACCOUNTABLE CARE ORGANIZATION OF SOUTH FLORIDA, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE ACCOUNTABLE CARE ORGANIZATION, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE HEALTHCARE ADMINISTRATION, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE CARE GROUP SOUTH FLORIDA MANAGEMENT SERVICES ORGANIZATION, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

TOTAL CARE ACO, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE CARE IPA OF NEW JERSEY, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

ORANGE CARE IPA OF NEW YORK, LLC

By:	/s/ Brian Koppy
Name:	Brian Koppy
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sebastian Leszczuk
Name:	Sebastian Leszczuk
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

LENDERS:

DIAMETER MASTER FUND LP

By: Diameter Capital Partners LP, solely as its investment manager

By:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	Co-Chief Operating Officer & General Counsel

DIAMETER DISLOCATION MASTER FUND LP

By: Diameter Capital Partners LP, solely as its investment manager

By:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	Co-Chief Operating Officer & General Counsel

DIAMETER DISLOCATION MASTER FUND II LP

By: Diameter Capital Partners LP, solely as its investment manager

By:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	Co-Chief Operating Officer & General Counsel

[Signature Page to First Amendment to Credit Agreement]

LENDERS:

RUBICON CREDIT HOLDINGS LLC

By:	/s/ David M. Glaccum
Name:	David Glaccum
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

[see attached]

~~Execution Version~~Conformed through the First Amendment, dated as of August 10, 2023

CREDIT AGREEMENT

dated as of February 24, 2023,

among

CANO HEALTH, LLC,

as the Borrower,

PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC,

as Holdings,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger and Sole Bookrunner

Table of Contents

Page

ARTICLE 1 DEFINITIONS	1

SECTION 1.01 Defined Terms	1
SECTION 1.02 Classification of Loans and Borrowings	~~59~~55
SECTION 1.03 Terms Generally	~~59~~55
SECTION 1.04 Accounting Terms; GAAP; Pro Forma Basis	~~59~~55
SECTION 1.05 Effectuation of Transactions	~~61~~57
SECTION 1.06 Timing of Payment of Performance	~~61~~57
SECTION 1.07 Times of Day	~~61~~57
SECTION 1.08 Currency Equivalents Generally	~~61~~57
SECTION 1.09 Cashless Rollovers	~~62~~58
SECTION 1.10 Certain Calculations and Tests	~~62~~58
SECTION 1.11 Rounding	~~64~~59

ARTICLE 2 THE CREDITS	~~65~~60

SECTION 2.01 Commitments	~~65~~60
SECTION 2.02 Loans and Borrowings	~~65~~60
SECTION 2.03 Requests for Borrowings	~~65~~60
SECTION 2.04 [Reserved]	~~66~~61
SECTION 2.05 [Reserved]	~~66~~61
SECTION 2.06 Funding of Borrowings	~~66~~61
SECTION 2.07 [Reserved]	~~66~~61
SECTION 2.08 Termination and Reduction of Commitments	~~66~~61
SECTION 2.09 Repayment of Loans; Evidence of Debt	~~67~~62
SECTION 2.10 Prepayment of Loans	~~68~~63
SECTION 2.11 Fees	~~72~~67
SECTION 2.12 Interest	~~73~~69
SECTION 2.13 [Reserved]	~~74~~70
SECTION 2.14 Increased Costs	~~74~~70
SECTION 2.15 [Reserved]	~~75~~71
SECTION 2.16 Taxes	~~75~~71
SECTION 2.17 Payments Generally; Allocation of Proceeds; Sharing of Payments	~~79~~74
SECTION 2.18 Mitigation Obligations; Replacement of Lenders	~~80~~76
SECTION 2.19 Tax Treatment	~~81~~77
SECTION 2.20 [Reserved]	~~82~~77
SECTION 2.21 Incremental Credit Extension	~~82~~77
SECTION 2.22 Extensions and Modifications of Loans	~~85~~80

ARTICLE 3 REPRESENTATIONS AND WARRANTIES	~~87~~82

SECTION 3.01 Organization; Powers	~~87~~82
SECTION 3.02 Authorization; Enforceability	~~87~~82
SECTION 3.03 Governmental Approvals; No Conflicts	~~87~~82
SECTION 3.04 Financial Condition; No Material Adverse Effect	~~88~~83
SECTION 3.05 Properties	~~88~~83
SECTION 3.06 Litigation and Environmental Matters	~~89~~84
SECTION 3.07 Compliance with Laws	~~89~~84
SECTION 3.08 Investment Company Status	~~89~~84
SECTION 3.09 Taxes	~~89~~84
SECTION 3.10 ERISA	~~89~~84

(i)

Page

SECTION 3.11 Disclosure	~~90~~85
SECTION 3.12 Solvency	~~90~~85
SECTION 3.13 Capitalization and Subsidiaries	~~90~~85
SECTION 3.14 Security Interest in Collateral	~~91~~86
SECTION 3.15 Labor Disputes	~~91~~86
SECTION 3.16 Federal Reserve Regulations	~~91~~86
SECTION 3.17 OFAC; USA PATRIOT ACT; and FCPA	~~91~~86
SECTION 3.18 Use of Proceeds	~~91~~86
SECTION 3.19 Healthcare Matters	~~92~~87

ARTICLE 4 CONDITIONS	~~93~~88

SECTION 4.01 Closing Date	~~93~~88

ARTICLE 5 AFFIRMATIVE COVENANTS	~~95~~90

SECTION 5.01 Financial Statements and Other Reports	~~95~~90
SECTION 5.02 Existence	~~99~~94
SECTION 5.03 Payment of Taxes	~~99~~94
SECTION 5.04 Maintenance of Properties	~~99~~94
SECTION 5.05 Insurance	~~99~~95
SECTION 5.06 Inspections	~~99~~95
SECTION 5.07 Maintenance of Book and Records	~~100~~96
SECTION 5.08 Compliance with Laws	~~100~~96
SECTION 5.09 Environmental	~~100~~96
SECTION 5.10 [Reserved]	~~101~~96
SECTION 5.11 Use of Proceeds	~~101~~96
SECTION 5.12 Covenant to Guarantee Obligations and Give Security	~~101~~97
SECTION 5.13 Maintaenance of Ratings.	~~104~~ 99
SECTION 5.14 Further Assurances	~~104~~99
SECTION 5.15 Post-Closing Covenant	~~104~~99
SECTION 5.16 Quarterly Lender Calls	~~104~~99
SECTION 5.17 Healthcare Compliance	~~104~~99
SECTION 5.18 Additional Covenants	100

ARTICLE 6 NEGATIVE COVENANTS	~~104~~100

SECTION 6.01 Indebtedness	~~104~~100
SECTION 6.02 Liens	~~110~~106
SECTION 6.03 Restricted Payments; Restricted Debt Payments	~~115~~111
SECTION 6.04 Burdensome Agreements	~~118~~114
SECTION 6.05 Investments	~~119~~116
SECTION 6.06 Fundamental Changes; Disposition of Assets	~~123~~119
SECTION 6.07 Sale and Lease-Back Transactions	~~126~~123
SECTION 6.08 Transactions with Affiliates	~~127~~123
SECTION 6.09 Conduct of Business	~~129~~125
SECTION 6.10 Amendments or Waivers of Organizational Documents	~~129~~125
SECTION 6.11 Amendments of or Waivers with Respect to Restricted Debt	~~129~~125
SECTION 6.12 Fiscal Year	~~129~~126
SECTION 6.13 Permitted Activities of Holdings	~~129~~126
SECTION 6.14 Financial Covenant	~~131~~127

(ii)

Page

SECTION 6.15 Unrestricted Subsidiaries	~~132~~128

ARTICLE 7 EVENTS OF DEFAULT	~~132~~128

SECTION 7.01 Events of Default	~~132~~128

ARTICLE 8 THE ADMINISTRATIVE AGENT	~~135~~132

ARTICLE 9 MISCELLANEOUS	~~144~~140

SECTION 9.01 Notices	~~144~~140
SECTION 9.02 Waivers; Amendments	~~145~~142
SECTION 9.03 Expenses; Indemnity	~~150~~147
SECTION 9.04 Waiver of Claim	~~152~~149
SECTION 9.05 Successors and Assigns	~~152~~149
SECTION 9.06 Survival	~~157~~154
SECTION 9.07 Counterparts; Integration; Effectiveness	~~158~~154
SECTION 9.08 Severability	~~158~~155
SECTION 9.09 Right of Setoff	~~158~~155
SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process	~~158~~155
SECTION 9.11 Waiver of Jury Trial	~~159~~156
SECTION 9.12 Headings	~~159~~156
SECTION 9.13 Confidentiality	~~160~~156
SECTION 9.14 No Fiduciary Duty	~~160~~158
SECTION 9.15 Several Obligations; No “Group”	~~161~~158
SECTION 9.16 USA PATRIOT Act and Beneficial Ownership Regulation	~~162~~158
SECTION 9.17 Disclosure of Agent Conflicts	~~162~~159
SECTION 9.18 Appointment for Perfection	~~162~~159
SECTION 9.19 Interest Rate Limitation	~~162~~159
SECTION 9.20 Conflicts	~~162~~159
SECTION 9.21 Release of Loan Parties	~~162~~159
SECTION 9.22 Intercreditor Agreements; Pari Passu Intercreditor Agreement	~~163~~160
SECTION 9.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~164~~161
SECTION 9.24 Administrative Agent and Lead Lender	~~164~~161

(iii)

Page
SCHEDULES:

Schedule 1.01	-	Certain Real Estate Assets

Schedule 2.01	-	Commitments

Schedule 3.05	-	Material Real Estate Assets

Schedule 3.13	-	Subsidiaries

Schedule 5.15	-	Post-Closing Matters

Schedule 5.18	-	Additional Covenants

Schedule 6.01	-	Existing Indebtedness

Schedule 6.02	-	Existing Liens

Schedule 6.05	-	Existing Investments

EXHIBITS:

Exhibit A-1	-	Form of Assignment and Assumption

Exhibit B	-	Form of Borrowing Request

Exhibit C	-	Form of Compliance Certificate

Exhibit D	-	Form of Interest Election Request

Exhibit E	-	Form of Joinder Agreement

Exhibit F	-	Form of Perfection Certificate

Exhibit G	-	Form of Perfection Certificate Supplement

Exhibit H	-	Form of Promissory Note

Exhibit I	-	Form of Intellectual Property Security Agreement

Exhibit J	-	[Reserved]

Exhibit K-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

(iv)

Page

Exhibit K-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit L	-	Form of Solvency Certificate

(v)

CREDIT AGREEMENT, dated as of February 24, 2023 (this “Agreement”), by and among CANO HEALTH, LLC, a Florida limited liability company (the “Borrower”), PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent and collateral agent for the Lenders.

RECITALS

The Borrower has requested that the Lenders extend credit in the form of Initial Term Loans on the Closing Date in an original aggregate principal amount equal to $150,000,000.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” has the meaning assigned to such term in the Pari Passu Credit Agreement as of the Closing Date.

“Acquisition Agreement” has the meaning assigned to such term in the Pari Passu Credit Agreement as of the Closing Date.

“Additional Commitment” means any commitment established pursuant to Section 2.21, 2.22 or 9.02(c).

“Additional Loans” means any Additional Term Loans.

“Additional Term Commitment” means any term commitment established pursuant to Section 2.21, 2.22 or 9.02(c)(i).

“Additional Term Lender” means any Lender with an Additional Term Commitment or an outstanding Additional Term Loan.

“Additional Term Loans” means any term loan made pursuant to an Additional Term Commitment or established pursuant to Section 2.22.

~~“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.~~

“Administrative Agent” means JPM, in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, or any successor thereto appointed in accordance with Article 8.

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsor, and none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.

“Affiliated Lender” means (a) any Investor or any Affiliate of an Investor and (b) Holdings, the Borrower and/or any of its Restricted Subsidiaries.

“Affiliated Practice Group” means a professional corporation, professional association, professional organization, limited liability company, professional limited liability company or other legal entity that is owned by one or more licensed physicians or other licensed health care professionals that provides professional health care services and has entered into any Affiliated Practice Group Agreement.

“Affiliated Practice Group Agreements” means, collectively, any of the following agreements then in effect: (a) any Management Services Agreement, and any other similar administrative services agreements, business services agreement or management services agreements entered into between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and an Affiliated Practice Group, (b) any deficit funding loan agreement entered into between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and an Affiliated Practice Group, (c) operating agreements and member agreements entered into between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and an owner of an Affiliated Practice Group, (d) any agreement or filing, granting or perfecting, as applicable, a Lien on the assets of an Affiliated Practice Group for the benefit of the Borrower or any subsidiary of the Borrower that is a Loan Party, (e) any Stock Option Arrangement or other restriction agreement, and any share purchase agreements between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and owner(s) of an Affiliated Practice Group granting stock purchase rights to the Borrower or such subsidiary of the Borrower, as applicable, with respect to the Capital Stock of the Affiliated Practice Group, (f) subject to applicable law, any transfer restriction agreement or similar interest repurchase agreement between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and an Affiliated Practice or (g) any other similar agreement entered into between the Borrower or any subsidiary of the Borrower that is a Loan Party, as applicable, and an Affiliated Practice Group or an owner of an Affiliated Practice Group for the purposes of managing such Affiliated Practice Group.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Anti-Corruption Laws” means all laws concerning or relating to bribery or corruption, including the FCPA and all other similar laws in any applicable jurisdiction.

“Applicable Percentage” means, at any time, with respect to any Term Lender of any Class, (i) when used in reference to payments and other matters relating to the Term Loans of such Class, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Amount of the Term Loans of such Class of such Term Lender at such time and the denominator of which is the aggregate Outstanding Amount of the Term Loans of all Term Lenders of such Class at such time and (ii) when used in reference to matters relating to the Term Commitments of such Class, a percentage equal to a fraction the numerator of which is the aggregate amount of the Term Commitments of such Term Lender of such Class at such time and the denominator of which is the aggregate amount of the Term Commitments of all Term Lenders of such Class at such time.

“Applicable Premium” means, as of the date of the occurrence of an Applicable Premium Trigger Event:

(a)    during the period of time from and after the Closing Date up to (but not including) the date that is the eighteen (18) month anniversary of the Closing Date, an amount equal to the Make-Whole Amount;

(b)    during the period of time from and after the eighteen (18) month anniversary of the Closing Date up to (but not including) the date that is the ~~thrity~~thirty (30) month anniversary of the Closing Date, an amount equal to 3.00% (three percent) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (b) or (c) of the definition thereof, deemed to be prepaid) on such date in cash to Administrative Agent for the ratable account of the Lenders;

(c)    during the period of time from and after the ~~thrity~~thirty (30) month anniversary of the Closing Date up to (but not including) the date that is the forty-second (42nd) month anniversary of the Closing Date, an amount equal to 2.00% (two percent) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (b) or (c) of the definition thereof, deemed to be prepaid) on such date in cash to Administrative Agent for the ratable account of the Lenders; and

(d)    from and after the forty-second (42nd) month anniversary of the Closing Date, zero.

“Applicable Premium Trigger Event” means,

(a)    any prepayment or repayment by any Loan Party of all, or any part, of the principal balance of any Term Loan prior to November 23, 2027 for any reason (including, but not limited to, any optional prepayment or ~~applicable~~ mandatory prepayment~~, subject to the proviso to this paragraph,~~ and any refinancing or replacement thereof, and/or any mandatory assignment of the Term Loans of a non-consenting Lender pursuant to Section 2.18(b)), whether in whole or in part, and regardless of whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any case or other proceeding by any Loan Party seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or such Loan Party shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or such Loan Party shall make a general assignment for the benefit of creditors, or formally admits in writing its inability or shall fail generally to pay its debts as they become due, or such Loan Party shall take any corporate action to authorize any of the foregoing (any of the forgoing items set forth in this clause (ii), an “Insolvency Proceeding”), and notwithstanding any acceleration (for any reason) of the Obligations; ~~provided that, notwithstanding the foregoing, any mandatory prepayment required to be made pursuant to Section 2.10(b)(i) and Section 2.10(b)(ii) shall not constitute an Applicable Prepayment Trigger Event;~~

(b)    the acceleration of the Obligations for any reason ~~(other than in connection with any event described in the proviso to clause (a) of this definition)~~ in accordance with Section 7.01, including as a result of the commencement of an Insolvency Proceeding; or

(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to Administrative Agent, for the account of the Lenders in full or partial satisfaction of the Obligations.

For purposes of ~~the definition of~~determining the ~~term~~ Applicable Premium as of any date, if an Applicable Premium Trigger Event occurs under clause (b) or (c) above, the date on which such Applicable Premium Trigger Event occurs shall be the applicable date of the deemed prepayment of the Terms Loans and the Applicable Premium shall be determined assuming that the entire outstanding principal amount of the Term ~~Loan shall be deemed to have been~~Loans was prepaid ~~on the~~as of such date ~~on which such Applicable Premium Trigger Event occurs~~.

“Applicable Rate” means, for any day, (i) on or after the Closing Date and prior to the First Amendment Effective Date, 14.00% per annum, (ii) on or after the First Amendment Effective Date and on or prior to the date that is the two year anniversary of the Closing Date, ~~14.00% per annum~~16.00% per annum; and (~~ii~~iii) after the date that is the two year anniversary of the Closing Date, 13.00% per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole lead arranger and sole bookrunner under this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, which shall be in the form of Exhibit A, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

~~“Available Amount” means, at any time, an amount (which shall not be less than zero) equal to, without duplication:~~

~~(a)    the sum of:~~

~~(i)    the greater of $10,000,000 and 5% of Consolidated Adjusted EBITDA for the most recently ended Test Period; plus~~

~~(ii)    an amount equal to Retained ECF Amount; plus~~

~~(iii)    (A) the aggregate amount of any capital contribution in respect of Qualified Capital Stock and the aggregate proceeds of any issuance of Qualified Capital Stock, in each case, received in Cash by the Borrower or any of its Restricted Subsidiaries after the Closing Date plus (B) the aggregate amount of the fair market value (as reasonably determined by the Borrower) of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary after the Closing Date as a capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock, in each case, during the period from and including the day immediately following the Closing Date through and including such time (and, in each case, other than any Excluded Equity Contribution Amounts and amounts that increase available capacity under Section 6.03(a)(vii) or 6.05(z)) or that are otherwise applied; plus~~

~~(iv)    (A) the aggregate principal amount of any Indebtedness (including Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the~~

~~Borrower or any Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock of any Parent Company, plus (B) the aggregate amount of any Cash and the fair market value (as reasonably determined by the Borrower) of any Cash Equivalents, marketable securities or other property received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus~~

~~(v)    the aggregate amount of any net Cash proceeds and the aggregate fair market value (as reasonably determined by the Borrower) of any net proceeds constituting Cash Equivalents, marketable securities and other property, in each case, received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made after the Closing Date pursuant to Section 6.05(r); provided that in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 6.05(r); plus~~

~~(vi)    to the extent not already reflected as a return of or on capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to the definition of “Investment”, the aggregate amount of Cash and Cash Equivalents received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time as returns of or on any Investment made after the Closing Date pursuant to Section 6.05(r) (whether as a distribution, dividend, redemption, sale, repayment or principal or payment of interest); provided that in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 6.05(r); plus~~

~~(vii)    an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary made after the Closing Date pursuant to Section 6.05(r) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary made in reliance on Section 6.05(r)) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; provided, that with respect to clauses (i)- (vii) above, no amounts in respect of any Fiscal Quarter prior to the Fiscal Quarter in which the Closing Date occurs may be included in such calculation; plus~~

~~(viii)    the amount of any Declined Proceeds; minus~~

~~(b)    an amount equal to the sum of (i) the aggregate principal amount of Indebtedness outstanding at such time in reliance on Section 6.01(r) plus (ii) the sum of (A) Restricted Payments made pursuant to Section 6.03(a)(iii), (B) Restricted Debt Payments made pursuant to Section 6.03(b)(vi), and (C) Investments made pursuant to Section 6.05(r), in each case, after the Closing Date and prior to such time or contemporaneously therewith.~~

~~“Available Equity Contribution Amount” means, at any time, the amount referred to in clause (a)(iii) of the definition of “Available Amount”.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means any of the following services: services with respect to commercial credit cards, stored value cards and purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, automated clearing house transfer transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and deposit accounts.

“Banking Services Obligations” has the meaning set forth in the Pari Passu Credit Agreement as in effect on the date hereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of (a) any Undisclosed Administration or (b) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” means (a) Cano Health, LLC, a Florida limited liability company, and (b) any Successor Borrower (including any Successor Borrower in respect of any Person referred to in this clause (b)).

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means any Loans of the same Class made on the same date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of (a) all expenditures (whether paid or accrued as liabilities) that would, in accordance with GAAP, be included as additions to property, plant and equipment, on the Borrower’s consolidated statement of cash flows for such period and (b) other capital expenditures of such Person for such period (whether paid or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP and, subject to Section 1.04(a), is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary that is subject to regulation as an insurance company (or any subsidiary thereof).

“Cash” means money, currency or a credit balance in any deposit account, in each case, determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case, maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or the District of Columbia or any political subdivision or public instrumentality thereof or by any foreign government, in each case, maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’

acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of any Foreign Subsidiary, “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“Casualty/Condemnation Event” means any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Restricted Subsidiary.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock (or Capital Stock and Indebtedness) of one or more Foreign Subsidiaries that are CFCs or other CFC Holdcos.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.14, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding

Voting Capital Stock of Holdings and (y) the percentage of the total voting power of all of the outstanding Voting Capital Stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; and

(b)    the Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings.

“Charge” means any loss, charge, fee, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c)(i), (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c)(i) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Clinic-Level EBITDA” means, with respect to any Ramping Clinic for any period, an amount equal to the sum of (a) the net revenue of such clinic for such period, minus (b) operating costs and expenses (excluding interest, Taxes, depreciation and amortization expense and any clinic-level management fee paid, accrued or retained by the Borrower or the applicable Restricted Subsidiary, if any, that owns such clinic) attributable to such clinic for such period.

“Closing Date” means February 24, 2023, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets of any Loan Party, whether now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien under any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a)    the Administrative Agent shall have received with respect to each Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(i)    (A) a Joinder Agreement, (B) if such Restricted Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (C) if applicable, an executed joinder to or an acknowledgement of any Intercreditor Agreement in substantially the form attached as an exhibit thereto or otherwise provided therein, (D) a completed Perfection Certificate, executed by a Responsible Officer of such Restricted Subsidiary or the Borrower, and (E) UCC financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request; and

(ii)    each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02(a) of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the applicable time periods set forth in Section 5.12(a)); and

(b)    the Administrative Agent shall have received with respect to each Material Real Estate Asset, a Mortgage and any necessary UCC or equivalent fixture filing in respect thereof, in each case, together with, to the extent reasonably requested by the Administrative Agent (after consultation with the Borrower):

(i)    evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered by the applicable Loan Party and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent, for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)    one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset (determined as set forth in the definition of such term) covered thereby) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid and subsisting Lien on the real property described therein with the ranking or the priority that it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction at a commercially reasonable rate;

(iii)    customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, in form and substance reasonably satisfactory to the Administrative Agent; and

(iv)    (A) an aerial survey (e.g., “express map” or “Zip Map”) or other map sufficient for the title insurance company to remove a standard survey exception from, and to issue customary survey-dependent endorsements to, the Mortgage Policies relating to such Material Real Estate Asset and, if such survey-dependent endorsements are not available in connection with the maps described above, surveys (or survey updates, to the extent sufficient to obtain survey coverage under the applicable Mortgage Policies) provided, that the Administrative Agent may in its reasonable discretion accept any such existing survey so long as any such existing survey satisfies any applicable local law requirements and so long as any such existing survey (together with any affidavit or certificate of no change that may be delivered by the Borrower to the title insurance company) enables the title insurance company to issue any applicable Mortgage Policy without a general survey exception and with the customary survey-dependent endorsements; and (B) “Life-of-Loan” flood certifications and any required borrower notices under the Flood Insurance Laws (together with evidence of federal flood insurance for any such Flood Hazard Property located in a special flood hazard area in form and substance reasonably acceptable to the Administrative Agent).

Notwithstanding any provision of any Loan Document to the contrary, if any mortgage tax or similar Tax or charge would be payable with respect to any Mortgage based on the amount of the Indebtedness or other obligations secured by such Mortgage, then, to the extent permitted by, and in accordance with, applicable law, the maximum amount secured by such Mortgage shall be limited to an amount not to exceed the fair market value of the applicable Material Real Estate Asset (determined as set forth in the definition of such term) at the time such Mortgage is entered into.

“Collateral Documents” means, collectively, (a) the Security Agreement, (b) each Mortgage, (c) each Intellectual Property Security Agreement and (d) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations, in each case, solely to the extent, and for so long as, it is in effect in accordance with its terms.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender at any time, such Lender’s Initial Term Commitment or Additional Commitment, in effect at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the sum (without duplication) of:

(a)    Consolidated Net Income for such period; plus

(b)    the amount of any business interruption insurance policy proceeds expected to be received by the Borrower or its Restricted Subsidiaries with respect to earnings for the applicable period that such proceeds are intended to replace, provided that, with respect to any amount added back under this clause (b), the Borrower in good faith expects that such proceeds will be received by the Borrower or its Restricted Subsidiaries during the next four Fiscal Quarters (it being understood that (i) any proceeds added back pursuant to this clause (b) shall be without duplication of any expected proceeds previously added back pursuant to this clause (b) or any corresponding proceeds included in the determination of Consolidated Net Income for such period (and, to the extent any corresponding proceeds included in the determination of Consolidated Net Income for such period or any subsequent period are duplicative of any expected proceeds previously added back pursuant to this clause (b), such corresponding proceeds shall be deducted for purposes of determining Consolidated Adjusted EBITDA for such period) and (ii) to the extent such proceeds are not actually received by the Borrower or its Restricted Subsidiaries during such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters); plus

(c)    without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for (and only to the extent not added back pursuant to the definition of Consolidated Net Income):

(i)    Consolidated Interest Expense;

(ii)    Taxes paid and any provision for Taxes, including income, capital, state, local, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination and any such Tax pursuant to any Tax sharing arrangement or as a result of any distribution pursuant to Section 6.03(a)(viii)) paid or accrued during such period and any payments to a Parent Company in respect of such Taxes permitted to be made hereunder;

(iii)    depreciation and amortization;

(iv)    any non-cash Charge or write-down, including any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, purchase accounting adjustments under ASC 805, ASC No. 480-10 and deferred revenue which would have been included in determining Consolidated Net Income, but for the application of purchase accounting rules) and any contractual rent increases that have not then actually been enacted and the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes, provided, that to the extent that any such non-cash Charge represents an accrual of or reserve for one or more potential cash items in any future period, (A) the Borrower may determine, in its sole discretion, not to add back such non-cash Charge in the then-current period and (B) to the extent the Borrower elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be deducted in calculating Consolidated Adjusted EBITDA for such future period;

(v)    (x) any cash expenses associated with cash payments to holders of stock options, appreciation rights and similar equity and equity based interests (including any profits interests) in connection with any Restricted Payment and (y) any Charge pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Capital Stock of such Person (other than Disqualified Capital Stock);

(vi)    (A) Transaction Costs, (B) Charges incurred in connection with or attributable to the Tax Receivable Agreement, (C) Charges incurred in connection with any transaction (whether or not consummated), whether or not permitted under this Agreement, including any issuance or offering of Capital Stock, any Investment, any Permitted Acquisition or other ~~accquisition~~acquisition , any Disposition, any Restricted Payment, any casualty event, any recapitalization, any merger, consolidation, ~~restruturing~~restructuring or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification, restatement, waiver, forbearance or other transaction cost related to Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties and including fees and expenses paid to or for the benefit of Moody’s or S&P in connection with obtaining or maintaining ratings required under this Agreement) or any similar transaction, including (w) purchase price adjustments, (x) non-operating or non-recurring professional fees, costs and expenses related thereto, (y) deferred commission or similar payments, and (z) any breakage costs incurred in connection with the termination of any hedging agreement as a result of the prepayment of Indebtedness, and (D) the Public Company Costs;

(vii)    the amount of any Charge that is reimbursed or reimbursable by any Person (other than the Borrower or its Restricted Subsidiaries) pursuant to indemnification or reimbursement provisions or similar agreements (including expenses covered by indemnification provisions in connection with any acquisition or similar Investment or any Disposition permitted by this Agreement) or any insurance policy, provided, that in respect of any amount added back in reliance on this clause (c)(vii), the Borrower in good faith expects that such amount will be received by the Borrower or its Restricted Subsidiaries during the next four Fiscal Quarters (it being understood that (A) any amount added back pursuant to this clause (c)(vii) shall be without duplication of any expected amount previously added back pursuant to this clause (c)(vii) or any corresponding amount included in the determination of Consolidated Net Income for such period (and, to the extent any corresponding amount included in the determination of Consolidated Net Income for such period or any subsequent period are duplicative of any expected amount previously added back pursuant to this clause (c)(vii), such corresponding amount shall be deducted for purposes of determining Consolidated Adjusted EBITDA for such period) and (B) to the extent such amount is not actually received by the Borrower or its Restricted Subsidiaries during such Fiscal Quarters, such amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(viii)    the amount of any Charge or deduction that is associated with any Restricted Subsidiary that is a non-wholly owned Subsidiary or a joint venture and attributable to any non-controlling interest and/or minority interest of any third party;

(ix)    the amount of (I)(A) management, monitoring, consulting, transaction (including termination or exit fees) and advisory fees paid or accrued pursuant to any sponsor management agreement, (B) payments made or accrued to the Sponsor (and/or its Affiliates or management companies) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, (C) payments made or accrued to directors (or Persons performing equivalent functions) of any Parent Company, the Borrower or any of its subsidiaries, in each case, in their capacity as such, (D) any indemnities and expenses paid or accrued to the Sponsor (and/or its Affiliates or management companies) or any such director (or Persons performing equivalent functions) of any Parent Company, the Borrower or any of its subsidiaries and (E) fees and expenses paid or accrued in connection with services provided by industry experts and consultants (other than those acting in an executive capacity) for any Parent Company, the Borrower or its subsidiaries, in each case of clauses (A) through (E), to the extent permitted under this Agreement, (II) fees and expenses paid to outside directors of any Parent Company, the Borrower and its Restricted Subsidiaries (in each case, in their capacities as such) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income and (III) general administrative costs and expenses (including corporate overhead, legal or similar costs and expenses) and franchise Taxes, and similar fees, Taxes and expenses, required to maintain the organizational existence of any Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business;

(x)    any Charge attributable to the undertaking and/or implementation of cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening, including unused warehouse space costs), any business optimization or other restructuring and integration Charges (including, without limitation, inventory optimization programs, Charges related to any Tax restructuring, software development costs, Charges relating to the opening, closure or consolidation of any facility (including, but not limited to, severance, rent termination costs, moving costs and legal costs), Charges related to curtailments, systems implementation Charges, any Charge relating to entry into a new market, any Charge relating to any strategic initiative or contract, any non-recurring consulting Charge, implementation of operational and reporting systems and technology initiatives, any signing Charge, any retention or completion bonus, recruiting Charges, transition Charges, any expansion and/or relocation Charge, severance payments, relocation costs, any Charge associated with any modification to any pension and post-retirement employee benefit plan (including any settlement of pension liabilities), any Charge associated with new systems design, any implementation Charge, any project startup Charge, Charges in connection with new operations and/or new contracts, including, without limitation, any one-time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company;

(xi)    Charges in connection with the preparation, negotiation, execution and syndication of this Agreement and any amendments, waivers or other modifications to any of the foregoing;

(xii)    Charges incurred or accrued in connection with any single or one-time event, including, in connection with (i) the Acquisition and/or any other acquisition or similar Investment (including legal, accounting and other professional fees and expenses incurred in connection therewith) consummated prior to, on or after the Closing Date, (ii) the consolidation, closing or reconfiguration of any facility during such period, (iii) one-time consulting costs and (iv) any Charge related to startup costs and pre-opening losses incurred in connection with opening new facilities;

(xiii)    (x) payments to employees, directors or officers of Holdings (or other Parent Company) and its Restricted Subsidiaries paid in connection with Restricted Payments that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments and (y) losses, charges and expenses attributable to repurchases or redemptions of any Capital Stock of Holdings (or other Parent Company) from existing or former directors, officers or employees of Holdings (or a direct or indirect parent company thereof), the Borrower or any Restricted Subsidiary, their estates, beneficiaries under their estates, transferees, spouses or former spouses; provided that, in the case of this clause (y), to the extent any such loss, charge or expense is paid in Cash, such loss, charge or expense shall have been funded with net proceeds contributed to the relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the relevant Person;

(xiv)    (x) all losses on sales of assets outside the ordinary course of business and (y) any net loss from disposed, abandoned, transferred, closed or discontinued operations (but if such operations are classified as discontinued due to the fact that they are being held for sale or are subject to an agreement to dispose of such operations, if elected by the Borrower in its sole discretion, only when and to the extent such operations are actually disposed of);

(xv)    losses resulting from changes in earn-out and other similar reserves and expenses and charges in connection with the granting or payment of earn-outs, including any cash charges resulting from the application of ASC 805 with respect to earn-outs and other deferred payments;

(xvi)    currency translation losses and performance losses relating to foreign currency transactions and currency fluctuations (including, for the avoidance of doubt, any currency translation losses and foreign exchange losses resulting from intercompany loans and other permitted intercompany Investments);

(xvii)    any costs of cash pooling services and other cash management arrangements;

(xviii)    Charges incurred in connection with the implementation of Accounting Standards Codification Topic No. 606 (or any comparable regulation) and Accounting Standards Codification Topic No. 842 (or any comparable regulation) and any non-cash losses or charges resulting from the application of Accounting Standards Codification Topic No. 606 (or any comparable regulation) and Accounting Standards Codification Topic No. 842 (or any comparable regulation);

(xix)    any net loss included in the Consolidated Net Income attributable to non-controlling interests in any Restricted Subsidiary pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(xx)    to the extent deducted (and not added back) in computing Consolidated Net Income, any charge, expense, cost, accrual, reserve or loss attributable to, and payments of, legal settlements, fines, judgments and orders; and

(xxi)    fees, costs, accruals, payments, expenses or charges relating to the purchase of and/or subscription to an enterprise resource planning (ERP) system and/or niche financial solution(s) to unify accounting applications into a single platform, support multinational accounting and reporting requirements, and comply with the application of current and future Accounting Standards Codification; plus

(d)    to the extent not otherwise included in the determination of Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash income or gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA (including pursuant to any component definition thereof) for any prior period and not added back; plus

(e)    (x) the amount of any pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable (and reasonably anticipated to be realized), factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower (or, to the extent identified in the Quality of Earnings Report)) and net of actual amounts realized; and (y) the amount of any pro forma “run rate” cost savings and operating expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies related to acquisitions, dispositions, and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business or division, restructurings, cost savings initiatives, business optimization initiatives, and other initiatives, actions or events, including new customer contracts, optimization actions, operating improvements and other revenue enhancements (each, a “Specified Transaction”) that are reasonably identifiable (and reasonably anticipated to be realized) and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) after such Specified Transaction and net of actual amounts realized; plus

(f)    add-backs and adjustments (including pro forma adjustments) (i) of the type reflected in any quality of earnings report obtained for any subsequent transaction (including any Specified Transaction) from an independent registered public accounting firm of recognized national standing or that is otherwise reasonably acceptable to the Administrative Agent in its sole discretion (it being understood and agreed that any “Big 4” accounting firm, FTI Consulting and Alvarez & Marsal are reasonably acceptable to the Administrative Agent) (and delivered to the Administrative Agent), without regard to time and amounts, and (ii) consistent with Article 11 of Regulation S-X of the Exchange Act; plus

(g)    add-backs, exclusions and adjustments of the type identified in the Sponsor Model and the Quality of Earnings Report; plus

(h)    with respect to de novo clinics, losses incurred by de novo clinics within the twelve month period ending on the applicable date of determination, in an aggregate amount not to exceed $15,000,000 in any such period, which losses may be calculated on a Pro Forma Basis as though such losses had been realized on the first day of such period; provided, that amounts added back pursuant to this clause (h) shall not include corporate costs and/or other centralized costs; provided, further, that with respect to any New Center (as defined in the Humana Expansion Agreement (as defined below)) or other de novo clinic (the “Humana De Novos”) opened pursuant to that certain Expansion Agreement, dated as of March 17, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Humana Expansion Agreement”), between the Borrower and Humana Inc., the losses incurred by de novo clinics added back pursuant to this clause (h) shall be calculated taking into account any “care coordination fee” (each, a “HAP Coordination Fee”) received by the Loan Parties or any of their respective Restricted Subsidiaries from Humana Inc. related to such Humana De Novos during such period, and recognizing any revenue in respect of such HAP Coordination Fee over a 12 month period, without regard to how it is recognized for net income; provided, further, that, the total accrual in respect of any HAP Coordination Fee shall in no event exceed the actual cash payment received by any Loan Party or any of their respective Restricted Subsidiaries during such period (it is understood and agreed that to the extent revenue in respect of a HAP Coordination Fee is recognized in one period (whether by including such HAP Coordination Fee in Consolidated Net Income, pursuant to the adjustment set forth in this clause (h) or otherwise) it shall not be recognized (whether by including such HAP Coordination Fee in Consolidated Net Income, pursuant to the adjustment set forth in this clause (h) or otherwise) in a future period); plus

(i)    for the Fiscal Quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, Consolidated Adjusted EBITDA attributable to health insurance tax under the Affordable Care Act paid or accrued during such period; plus

(j)    the Ramping Qualifying Clinic Mature EBITDA Amount; plus

(k)    (x) administrative, overhead, staffing and related costs and expenses arising as a result of start-up and/or the expansion of operations, including, but not limited the expansion of new and/or existing service offerings into one or more new markets and establishing operations in one or more new states and/or jurisdictions and (y) corporate costs and/or other centralized costs related to de novo clinics, in an aggregate amount of items (x) and (y) not to exceed $1,000,000 in any such period; plus

(l)    the amount of any add backs and adjustments described in clauses (b) through (k) above as such add-backs and adjustments pertain to equity investment income or income relating to joint ventures which the Borrower does not consolidate for purposes of GAAP; plus

(m)    extraordinary, unusual or non-recurring Charges (in each case, as determined in good faith by the Borrower and including, for the avoidance of doubt, including Transaction Costs), and Charges with respect to legal settlements, fines, judgments or orders; plus

(n)    any non-cash Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) within 12 months after the closing of any acquisition or similar Investment that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition or Investment in accordance with GAAP; minus

(o)    to the extent included in the determination of Consolidated Net Income for such period, any non-cash income or non-cash gain, as determined in accordance with GAAP, provided, that if any such non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, the Borrower may determine not to deduct the relevant non-cash gain or non-cash income in the then current period; minus

(p)    the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash Charge that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for any prior period and which does not otherwise reduce Consolidated Net Income for the current period.

“Consolidated First Lien Debt” means, on any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any Collateral that is pari passu with the Liens on such Collateral securing the Credit Facilities.

“Consolidated Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the sum (without duplication) of: (a) consolidated total interest expense of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized, and in any event including, without duplication, (i) amortization, accretion or accrual of original issue discount, discounted liabilities, deferred financing fees and debt issuance costs and commissions, (ii) any fees and expenses relating to Indebtedness, including commitment, bridge, structuring and administrative or trustee fees and charges with respect to the credit facilities established hereunder or with respect to other Indebtedness, (iii) any costs associated with surety, performance or similar bonds or instruments, (iv) any interest capitalized during construction, (v) any non-cash interest Charges, (vi) the interest component of any deferred payment obligation, (vii) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), (viii) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, (ix) any costs associated with obtaining, or breakage costs in respect of, or any payment obligation arising under, any Hedge Agreement or any other derivative instrument and any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument (in each case, other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness), (x) any “additional interest” or “liquidated damages” for failure to timely comply with registration rights obligations and (xi) any payments with respect to make-whole, prepayment or repayment premiums or other breakage costs of any Indebtedness, in each case, paid, incurred or amortized by the Borrower or its Restricted Subsidiaries during such period, plus (b) any cash Restricted Payment paid or payable in respect of Disqualified Capital Stock during such period, other than to the Borrower or any of its Restricted Subsidiaries, plus (c) any Charges during such period arising from any Hedge Agreement and/or other derivative financial instrument entered into by the Borrower or any of its Restricted Subsidiaries for the purpose of hedging interest rate risk and not for speculative purposes (net of any realized or unrealized gain in respect of any such Hedge Agreement and/or other derivative financial instrument). For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, for any period, an amount equal to the net income (or loss) of the Borrower on a consolidated basis, determined in accordance with GAAP, for such period, but excluding (without duplication):

(a)    (i) the income of any Person that is not the Borrower or a Restricted Subsidiary, provided that the amount of dividends, distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash or Cash Equivalents (or to the extent converted into Cash or Cash Equivalents) to the Borrower or any of its Restricted Subsidiaries by such Person during such period shall be included in Consolidated Net Income, or (ii) the loss of any Person that is not the Borrower or a Restricted Subsidiary;

(b)    any gain or Charge with respect to (i) any Disposed, abandoned, closed, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower, any asset, property or operation pending the completion of the Disposition, abandonment, closure, divestiture and/or discontinuation of the operation thereof), including Charges with respect to consummating or effecting such Disposition, abandonment, closure, divestiture or discontinuation, and/or (ii) any Disposition (including asset retirement costs) outside the ordinary course of business;

(c)    any gain or Charge attributable to the early extinguishment of Indebtedness and/or early termination of any Hedge Agreement, including any Charge with respect to any write-off or amortization of any deferred financing cost and/or premium paid;

(d)    (i) any non-cash Charge arising from any employee benefit or management compensation plan, other non-cash compensation or the grant of stock, stock options, stock appreciation rights or other equity and equity based interests (including any profits interests), including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation right or other equity and equity based interest or the vesting thereof), (ii) any Charge incurred pursuant to any management equity plan, long term incentive plan, profits, interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan, any stock subscription or shareholder agreement and/or any other equity plan or agreement and (iii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of Holdings (or any other Parent Company), the Borrower and/or any Restricted Subsidiary, provided, in the case of clauses (ii) and (iii), that to the extent any such Charge is paid in Cash, such Charge shall have been funded with net proceeds contributed to the relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the relevant Person;

(e)    (i) any non-cash gain, excluding any such gain in respect of which Cash was received in a prior period or will be received in a future period, or (ii) without limiting any addback pursuant to any other clause of this definition, any non-cash Charge (including any impairment Charge, any write-off and/or write-down of assets and any non-cash Charges arising from revaluation of inventory (including any impact of changes to inventory valuation policy methods), but excluding any such Charge to the extent it represents an accrual of or a reserve for Cash expenditures in any future period);

(f)    any non-cash Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) within 12 months after the closing of any acquisition or similar Investment that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition or Investment in accordance with GAAP;

(g)    (i) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billing and debt line items thereof) resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or similar Investment or recapitalization accounting or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, or the adoption or modification of, accounting principles or policies made during such period in accordance with GAAP which affect Consolidated Net Income;

(h)    (i) any gain or Charge with respect to any extraordinary, nonrecurring or unusual item (as determined in good faith by the Borrower) or with respect to any single or “one-time” event (as determined in good faith by the Borrower), including in connection with (A) the Acquisition and/or any other acquisition or similar Investment (including legal, accounting and other professional fees and expenses incurred in connection therewith), (B) the closing, consolidation or reconfiguration of any facility, (C) “one-time” consulting costs, (D) “one-time” pension settlements or severance costs, (E) regulatory compliance project costs, and/or (E) any Charge related to startup costs and pre-opening losses incurred in connection with opening new facilities, and/or (ii) any Charge with respect to and/or payment of any actual or prospective legal settlement, fine, judgment or order;

(i)    any Charge attributable to contingent or deferred payments in connection with the Acquisition or any other acquisition or similar Investment permitted hereunder (including earn-outs, non-compete payments, purchase price adjustments and similar obligations), and any adjustments with respect thereto;

(j)    any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item;

(k)    solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into the Borrower or any of its Restricted Subsidiaries or the date that such Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries;

(l)    (i) any realized or unrealized gain or Charge in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any unrealized or realized net foreign currency translation or transaction gains or Charges (including any currency re-measurement of Indebtedness, any net gain or Charges resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk and any gain or loss resulting from intercompany Indebtedness);

(m)    gains or Charges attributable to (i) returned surplus assets under any pension plan and/or (ii) postretirement benefits as a result of the application of Financial Accounting Standards Board’s Accounting Standards Codification No. 715; and

(n)    the amount of any Charge that is actually reimbursed by any Person (other than the Borrower or its Restricted Subsidiaries) pursuant to indemnification or reimbursement provisions or similar agreements (including expenses covered by indemnification provisions in connection with any acquisition or similar Investment or any Disposition permitted by this Agreement) or any insurance policy;

provided that, to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy received during such period by the Borrower and the Restricted Subsidiaries shall be included in the calculation of Consolidated Net Income.

~~In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude, solely for the purpose of determining the Available Amount (and any corresponding definition thereof), any net income (loss) of any Restricted Subsidiary (other than the Loan Parties) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to any Loan Party by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (x) restrictions that have been waived or otherwise released and (y) restrictions pursuant to this Agreement or any agreement evidencing Incremental Equivalent Debt or Refinancing Indebtedness of any of the foregoing), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of Cash or Cash Equivalents actually distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this paragraph).~~

“Consolidated Secured Debt” means, on any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.

“Consolidated Subsidiary” means, at any date, any subsidiary or other Person the accounts of which would be consolidated under GAAP with those of Holdings (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Total Assets” means, at any date, all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, on any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting solely of Indebtedness in the form of (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a consolidated balance sheet (excluding the footnotes thereto) of the Borrower prepared in accordance with GAAP (excluding any undrawn letters of credit, surety bonds, performance bonds and similar instruments and any obligations in respect of cash management arrangements), (c) purchase money Indebtedness (other than accrued expenses and trade accounts payable in the ordinary course of business), (d) obligations with respect to Capital Leases to the extent recorded as a liability on a consolidated balance sheet (excluding the footnotes thereto) of the Borrower prepared in accordance with GAAP, (e) drawings under letters of credit that have not been reimbursed within two Business Days (excluding all other drawings under letters of credit and any undrawn letters of credit) and (f) to the extent fixed and not contingent, payable and past due by more than 30 days, earn-outs and other similar deferred acquisition consideration.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by such Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications, (b) all renewals of any of the foregoing and (c) all rights corresponding to any of the foregoing.

“Credit Facilities” means the Term Facility.

“Cure Amount” has the meaning assigned to such term in Section 6.14(b).

“Cure Right” has the meaning assigned to such term in Section 6.14(b).

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets, other than (a) Cash and Cash Equivalents, (b) loans and advances made to Persons other than the Borrower or any Restricted Subsidiary and permitted under Section 6.05, (c) deferred bank fees and derivative financial instruments related to Indebtedness, (d) the current portion of deferred Taxes and (e) management fees receivables.

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (a) the current portion of long-term Indebtedness, (b) outstanding revolving loans and letter of credit exposure, (c) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (d) obligations in respect of derivative financial instruments related to Indebtedness, (e) the current portion of deferred Taxes, (f) liabilities in respect of unpaid earnouts or unpaid acquisition, disposition or refinancing related expenses and deferred purchase price holdbacks, (g) accruals relating to restructuring reserves, (h) liabilities in respect of funds of third parties on deposit with the Borrower and/or any Restricted Subsidiary, (i) management fees payables and (j) the current portion of any Capital Lease Obligation.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

~~“Declined Proceeds” has the meaning assigned to such term in Section 2.10(b)(v).~~

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both, unless cured or waived, would become an Event of Default.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by any Employee Related Person of any Parent Company, the Borrower or its subsidiaries shall be a Derivative Transaction.

~~“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by the Borrower) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.06(h) and/or Section 6.07 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).~~

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person, and shall include, with respect to any Affiliated Practice Group, the termination or unwinding of all applicable Affiliated Practice Group Agreements with respect thereto).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, in each case, prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following such Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case, at any time prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following such Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, de-listing, fundamental change or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of, or by any such plan to, any Employee Related Person of any Parent Company, the Borrower or any of its subsidiaries, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any Employee Related Person of any Parent Company, the Borrower or any of its subsidiaries shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) (i) any bank, financial institution or other Person separately identified in writing by the Borrower or Holdings to the Administrative Agent on February 9, 2023, (ii) any affiliate or related or managed fund of any Person described in clause (a)(i) above that is identified in writing by the Borrower or Holdings to the Administrative Agent from time to time on or after the Closing Date and (iii) any Affiliate or related or managed fund of any Person described in clause (a)(i) or (a)(ii) above that is clearly identifiable as an Affiliate or related or managed fund of such person solely on the basis of such Affiliate’s name and (b) (i) any Person that is or becomes a competitor of Holdings, the Borrower or its subsidiaries and that is separately identified in writing by Holdings or the Borrower to the Administrative Agent from time to time prior to or on or after the Closing Date, (ii) any Affiliate of any Person described in clause (b)(i) above that is identified in writing by the Borrower or Holdings to the Administrative Agent from time to time on or after the Closing Date (it being agreed that no bona fide debt fund that purchases commercial loans or debt securities in the ordinary course of business, other than (for the avoidance of doubt) such debt funds excluded pursuant to clause (a) of this definition may be identified pursuant to this clause (b)(ii)) and (iii) any Affiliate of any Person described in clause (b)(i) or (b)(ii) above (other than any affiliate that is a bona fide debt fund that purchases commercial loans or debt securities in the ordinary course of business, other than (for the avoidance of doubt) such debt funds excluded pursuant to clause (a) of this definition) that is clearly identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any subsidiary of the Borrower incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.10(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors effective after the Closing Date but prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or, if less, the remaining average life to maturity), but excluding any bona fide arrangement, commitment, structuring, underwriting, ticking, amendment, success, advisory, consent and/or similar fees, other than any such fees that are paid to or shared in whole or in part with the holders of such Indebtedness.

“Electing Subsidiary” has the meaning assigned to such term in Section 5.12(a).

“Electronic System” means any electronic system, including e-mail, e-fax, any Platform and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender and (d) any Approved Fund of any Lender; provided, that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Employee Related Persons” means, with respect to any Person, any current or former officers, directors, employees, members of management, managers or consultants of such Person, or any Affiliate or Immediate Family Member of any of the foregoing.

“Environment” means the indoor or outdoor environment, including ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any requirements or obligations under Environmental Law relating to Hazardous Material or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all foreign or domestic, federal, state, provincial or territorial (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, or any other applicable requirements of Governmental Authorities and the common law relating to (a) any Hazardous Materials Activity, pollution or protection of the Environment or human health and safety (as it relates to exposure to hazardous or toxic materials or wastes), or (b) the generation, use, storage, transportation or disposal of or exposure to hazardous or toxic materials or wastes, in each case, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Restricted Subsidiary, is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA, or in “endangered” or “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice with the PBGC of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or ERISA Affiliates, with respect to the termination of any Pension Plan; (g) the conditions for imposition of a Lien under Section 303(k) or Section 430(k) of the Code of ERISA have been met with respect to any Pension Plan; (h) the existence with respect to any Plan of a non-exempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975(c) of the Code); (i) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (j) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (k) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; or (l) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount (if positive) equal to (without duplication):

(a)    the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such Excess Cash Flow Period, adjusted to exclude therefrom (i) net income of any consolidated Restricted Subsidiary that is not a Wholly Owned Subsidiary to the extent such income is attributable to the non-controlling interest in such consolidated Restricted Subsidiary, (ii) the amounts included pursuant to clause (a)(i) of the definition of Consolidated Net Income in respect of any Person that is not the Borrower or a Restricted Subsidiary and (iii) the amounts included pursuant to clause (n) or pursuant to the final proviso of the definition of Consolidated Net Income; plus

(b)    the aggregate amount of all non-Cash Charges deducted (and not already added back pursuant to the definition of Consolidated Net Income) in arriving at such Consolidated Net Income, but excluding any non-cash Charges representing an accrual or reserve for potential Cash items in any future period and excluding amortization of all prepaid Cash items that were paid (or required to have been paid) in a prior period, minus

(c)    the sum, without duplication, of (i) the aggregate amount of all Cash Charges excluded in arriving at such Consolidated Net Income and (ii) the aggregate amount of all non -Cash gains, credits and items of income included or added back in arriving at such Consolidated Net Income; plus

(d)    the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(e)    the increase, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower and/or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(f)    the amount, if any, which, in the determination of such Consolidated Net Income for such Excess Cash Flow Period, has been included in respect of income or gain from any Disposition outside of the ordinary course of business or any Casualty/Condemnation Event; minus

(g)    to the extent not deducted in arriving at such Consolidated Net Income, Taxes (inclusive of, without duplication, Taxes paid or payable under tax sharing agreements or arrangements, in connection with any distribution pursuant to Section 6.03(a)(viii)) paid or payable in Cash or tax reserves set aside by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period; minus

(h)    to the extent not deducted in arriving at such Consolidated Net Income, and without duplication of clause (g) above, the amount of any Taxes (inclusive of, without duplication, Taxes paid or payable under tax sharing agreements or arrangements and/or in connection with any distribution pursuant to Section 6.03(a)(viii)) that is estimated in good faith by the Borrower as payable in Cash (but not currently due and payable in such Excess Cash Flow Period) by the Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower and/or any Restricted Subsidiary; minus

(i)    to the extent not deducted in arriving at such Consolidated Net Income, Consolidated Interest Expense actually paid or payable in Cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period; minus

(j)    the sum, without duplication, of:

(i)    any acquisition or Investment permitted by Section 6.05 (other than (x) Investments in Cash or Cash Equivalents, (y) Investments in the Borrower or any Restricted Subsidiary or (z) acquisitions or Investments made pursuant to Section 6.05(r) (but only to the extent made in reliance on the Retained ECF Amount)), earn-out or similar payments and/or any Restricted Payment permitted by Section 6.03(a) (other than pursuant to Sections 6.03(a)(iii) (but only to the extent made in reliance on Retained ECF Amount)) and actually made by the Borrower and/or any Restricted Subsidiary in Cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant acquisition, Investment, earn-out or similar payment and/or Restricted Payment is financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period; plus

(ii)    Capital Expenditures actually made by the Borrower and/or any Restricted Subsidiary in Cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period; plus

(iii)    the aggregate amount of Cash payments made by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period in respect of long-term liabilities (other than Indebtedness) of the Borrower and the Restricted Subsidiaries, except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness); plus

(iv)    the aggregate amount of expenditures actually made by the Borrower and/or any Restricted Subsidiary in Cash during such Excess Cash Flow Period (including any expenditure for the payment of financing fees) to the extent that such expenditures are not deducted in arriving at such Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness); minus

(k)    the aggregate principal amount of (i) all optional prepayments, repurchases, redemptions or other retirements of Indebtedness permitted under this Agreement and made by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period (other than (A) any prepayments, repurchases, redemptions or other retirements of Term Loans, Revolving Loans or the Pari Passu Term Loans, in each case, to the extent deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.10(b)(i) or (B) any optional prepayment of revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (ii) all mandatory and scheduled repayments, repurchases, redemptions or other retirements of Indebtedness made by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period (in the case of any such mandatory prepayment on account of any Net Proceeds received in respect of any Prepayment Asset Sale or any Casualty/Condemnation Event, only to the extent such Net Proceeds increased the Consolidated Net Income for such Excess Cash Flow Period) and (iii) the aggregate amount of any premium, make-whole or penalty payment actually paid in Cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period in connection with any prepayment, repayment, repurchase, redemption or other retirement of Indebtedness, in each case, except to the extent financed with long-term Indebtedness (other than revolving Indebtedness); minus

(l)    without duplication of amounts deducted from Excess Cash Flow in respect of any prior Excess Cash Flow Period, at the option of the Borrower, (i) the aggregate consideration required to be paid in Cash by the Borrower and/or any Restricted Subsidiary pursuant to binding contracts or letters of intent entered into prior to or during such Excess Cash Flow Period or, at the option of the Borrower, prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period (without duplication of any amount deducted for Excess Cash Flow for a prior Excess Cash Flow Period), relating to Capital Expenditures, acquisitions or Investments (including with respect to earn-out or similar payments), Restricted Payments described in clause (j)(i) above and/or (ii) the aggregate amount otherwise committed or budgeted to be paid in Cash by the Borrower and/or any Restricted Subsidiary in connection with Capital Expenditures, acquisitions or Investments and/or Restricted Payments described in clause (j)(i) above (clauses (i) and (ii), the “Scheduled Consideration”), in each case, to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such Excess Cash Flow Period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions or Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus

(m)    payments (other than in respect of Taxes) made in Cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period in respect of any liability the accrual of which in a prior Excess Cash Flow Period resulted in an increase in Excess Cash Flow for such prior Excess Cash Flow Period, except to the extent financed with long-term Indebtedness (other than revolving Indebtedness); minus

(n)    payments made in Cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period in respect of any Hedge Agreement to the extent (i) not deducted in arriving at such Consolidated Net Income and (ii) not financed with long-term Indebtedness (other than revolving Indebtedness); minus

(o)    amounts paid in Cash by the Borrower and/or any Restricted Subsidiary (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such Excess Cash Flow Period on account of (i) items that were accounted for as non-Cash Charges deducted in arriving at Consolidated Net Income in any prior Excess Cash Flow Period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts were added back to, or not deducted from, in arriving at Consolidated Net Income in any prior Excess Cash Flow Period; minus

(p)    the aggregate amount paid by the Borrower and the Restricted Subsidiaries during such period in respect of the Transaction Costs to the extent that such payments are not deducted in calculating Consolidated Net Income.

“Excess Cash Flow Period” means each Fiscal Year of the Borrower, commencing with the Fiscal Year of the Borrower ending on December 31, 2022.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a)    (i) any contract, instrument, lease, licenses, agreement or other document, or any rights thereunder, (ii) any property subject to a Capital Lease, purchase money or similar financings or (iii) any other asset, in each case, in which a grant of a security interest would be prohibited by the terms of any restriction in favor of any Person (other than Holdings, the Borrower or any of its Restricted Subsidiaries), or result in a breach, termination (or a right of termination) or default under (including pursuant to any “change of control” or similar provision) or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, such contract, instrument, lease, license, agreement or other document or, in the case of clauses (i), (ii) and (iii), any Contractual Obligation relating to such property or asset, provided, solely in the case of clause (iii), that such Contractual Obligation exists on the Closing Date or on the date of acquisition of such asset and (other than in the case of Capital Leases, purchase money and similar financings) is not entered into in anticipation of the Closing Date or such acquisition and, solely in the case of clause (iii), excluding any such Contractual Obligation that purports to prohibit or restrict grant of Liens over all the assets of the Borrower or any Guarantor; provided, however, that any such property or asset will only constitute an Excluded Asset under this clause (a) to the extent such prohibition, restriction, breach, termination (or right of termination), default, abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided, further, that (A) any such asset shall cease to constitute an Excluded Asset under this clause (a) at such time as the condition causing such prohibition, restriction, breach, termination (or right of termination), default, abandonment, invalidation or unenforceability no longer exists (including on account of consents of the relevant Persons having been obtained, it being agreed that, notwithstanding anything to the contrary in the Loan Documents, none of Holdings, the Borrower or any of its subsidiaries shall be required to seek any such consent) and, to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (a) and (B) the term “Excluded Asset” shall not include proceeds or receivables arising out of any Contractual Obligation described in this clause (a) unless such proceeds or receivables would independently constitute an Excluded Asset,

(b)    the Capital Stock of (i) any Captive Insurance Subsidiary, (ii) [reserved], (iii) Immaterial Subsidiaries, (iv) any not-for-profit subsidiary or (v) any Receivables Entity used for any permitted Receivables Facility,

(c)    any intent-to-use (or similar) Trademark application prior to the filing and acceptance by the U.S. Patent and Trademark Office or other applicable Governmental Authority of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use (or similar) Trademark application (or any Trademark registration resulting therefrom) under applicable law,

(d)    any asset the grant or perfection of a security interest in which would (i) be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent, approval, license or authorization) or (ii) be prohibited by enforceable anti-assignment provisions of applicable law, in each case, to the extent such prohibition or requirement would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided, further, that (A) any such asset shall cease to constitute an Excluded Asset under this clause (d) at such time as the condition causing such prohibition or requirement no longer exists and (B) the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (d) unless such proceeds or receivables would independently constitute an Excluded Asset,

(e)    (i) any leasehold Real Estate Asset, (ii) any owned Real Estate Asset that is not a Material Real Estate Asset or (iii) any portion of a Real Estate Asset that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”,

(f)    any Capital Stock in any Person that is an Excluded Subsidiary of the type described in clause (a) of the definition of Excluded Subsidiary that (i) cannot be pledged pursuant to the terms of such Person’s Organizational Documents (and/or any joint venture, shareholders’ or similar agreements), (ii) would require the consent of any Person (other than Holdings, the Borrower or any of its Restricted Subsidiaries), which consent has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent) or (iii) would give rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any Person (other than Holdings, the Borrower or any of its Restricted Subsidiaries) in accordance with the Organizational Documents (and/or any joint venture, shareholders’ or similar agreements) of such Person,

(g)    any Margin Stock,

(h)    in excess of 65.0% of the issued and outstanding voting Capital Stock of (i) any Foreign Subsidiary and (ii) any CFC Holdco,

(i)    any assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Borrower or any of its direct or indirect parent companies or any of its subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent,

(j)    Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $5,000,000,

(k)    any Cash or Cash Equivalents maintained in or credited to any deposit account or securities account that are comprised of (i) funds specifically and exclusively used or to be used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of any Employee Related Persons of Holdings, the Borrower and its subsidiaries, (ii) funds specifically and exclusively used or to be used to pay all Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (iii) any other funds which any Loan Party is permitted or otherwise not prohibited by the terms of this Agreement to hold as an escrow or fiduciary for the benefit of another Person,

(l)    all motor vehicles and other assets subject to certificates of title and letter of credit rights, in each case, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to take any actions to perfect a security interest such assets or letter of credit rights other than filing a UCC financing statement),

(m)    any licenses, franchises, charters and authorizations issued, granted or otherwise provided by any Governmental Authority, in each case to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, to the extent such prohibition or restriction would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law,

(n)    other than with respect to any Foreign Subsidiary that the Borrower elects to become a Guarantor in accordance with Section 5.12, any assets located in or with respect to which perfection of a security interest therein is governed by that laws of any jurisdiction located outside the U.S., any state thereof or the District of Columbia (other than Capital Stock in and Indebtedness issued by, Foreign Subsidiaries otherwise required to be pledged and assets that can be perfected by the filing of a UCC financing statement), including any Intellectual Property located in any such jurisdiction,

(o)    other than with respect to any Foreign Subsidiary that the Borrower elects to become a Guarantor in accordance with Section 5.12, any asset as to which any action outside of the U.S., any State thereof or the District of Columbia is required in order to create or perfect any security interest in such asset (including any foreign IP Rights), and

(p)    any asset with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business and any material adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries) of obtaining or perfecting a security interest therein outweighs, or would be excessive in relation to, the practical benefits to the Lenders of the security afforded thereby, which determination is evidenced in writing.

~~“Excluded Equity Contribution Amounts” means any amount (a) constituting a Cure Amount or (b) received from the proceeds of any loan or advance made pursuant to Section 6.05(h)(ii).~~

“Excluded Subsidiary” means:

(a)    (i) any Restricted Subsidiary that is a joint venture with a third party that is not an Affiliate of Holdings or any of its Restricted Subsidiaries or (ii) any Person that is not a Wholly-Owned Subsidiary,

(b)    any Immaterial Subsidiary,

(c)    any Restricted Subsidiary that (i) is prohibited or restricted by (A) any applicable law or (B) any Contractual Obligation that, in the case of this clause (B), exists on the Closing Date or, in the case of any Person that becomes a subsidiary of the Borrower after the Closing Date, at the time such Restricted Subsidiary becomes a subsidiary of the Borrower (and which Contractual Obligation was not entered into in contemplation of the requirements of the Loan Documents) from providing a Guaranty or (ii) would require a consent, approval, license or authorization of or from any Governmental Authority in order to provide a Loan Guaranty, unless such consent, approval, license or authorization has been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, none of Holdings, the Borrower or any of its subsidiaries shall have any obligation under the Loan Documents to seek any such consent, approval, license or authorization),

(d)    any not-for-profit subsidiary,

(e)    any Captive Insurance Subsidiary,

(f)    any Receivables Subsidiary used for any permitted Receivables Facility,

(g)    any Foreign Subsidiary,

(h)    (i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary or any CFC Holdco,

(i)    any Restricted Subsidiary the provision of a Loan Guaranty by which would result in a material adverse tax consequence to the Borrower or any of its subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined by the Borrower in consultation with the Administrative Agent,

(j)    any Unrestricted Subsidiary,

(k)    any Restricted Subsidiary acquired by the Borrower that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Loan Guaranty, and

(l)    any other Restricted Subsidiary with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any material adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries) of providing a Loan Guaranty outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination is evidenced in writing.

~~“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.18 of the Guarantee Agreement and any other “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.~~

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to applicable law in effect on the date on which such Lender acquires an interest in a Loan or Commitment (or designates a new lending office), except (i) in the case of a Lender that became a Lender pursuant to an assignment under Section 2.18 or a Lender that designates a new lending office under Section 2.18 and (ii) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.16, (c) any Tax imposed as a result of a failure by such Lender to comply with Section 2.16(f) and (d) any withholding Tax imposed under FATCA.

“Extended/Modified Term Loans” has the meaning assigned to such term in Section 2.22(a)(ii).

“Extension/Modification” has the meaning assigned to such term in Section 2.22(a).

“Extension/Modification Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) Holdings, the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension/Modification Offer pursuant hereto and in accordance with Section 2.22.

“Extension/Modification Offer” has the meaning assigned to such term in Section 2.22(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or prior hereto owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and related legislation or official administrative rules or practices with respect thereto.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, further that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date by and among the Borrower and the Administrative Agent.

“Financial Covenant” means the covenant contained in Section 6.14(a).

“ First Amendment” means the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“First Amendment Effective Date” means August 10, 2023.

“First Lien Net Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt, net of Unrestricted Cash, as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

~~“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien and subject to the Pari Passu Intercreditor Agreement.~~

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower.

“Fixed Amounts” has the meaning assigned to such term in Section 1.10(c).

“Flood Hazard Property” means any Material Real Estate Asset (a) located in the U.S., (b) subject to a Mortgage, (c) that constitutes “improved real property” (as defined in the Flood Insurance Laws), and (d) that is located in an area designated by the Federal Emergency Management Agency as a special flood hazard area.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor or supplemental statutes, rules and regulations thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor or supplemental statutes, rules and regulations thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor or supplemental statutes, rules and regulations thereto.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means each employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by the Borrower or any Restricted Subsidiary, or with respect to which the Borrower or any Restricted Subsidiary has any liability or obligation (whether actual or contingent), other than a plan maintained by a Governmental Authority.

“Foreign Subsidiary” means any subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court or central bank or supra-national authorities, in each case, whether associated with the U.S., a foreign government or any political subdivision thereof.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Group Companies” means, collectively, Holdings and its subsidiaries and its Affiliated Practice Groups.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of the Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by the Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as supplemented by each Joinder Agreement.

“Hazardous Materials” means any pollutant, contaminant or substance, and any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated as “hazardous” or “toxic” or words of similar import under any Environmental Law, including petroleum, petroleum products, asbestos, asbestos-containing materials and polychlorinated biphenyls.

“Hazardous Materials Activity” means any activity, event or occurrence involving the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Healthcare Laws” means all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority regulating healthcare facilities, healthcare providers and the provision of healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”), and 31 U.S.C. Section 3279 et seq. (the False Claims Act), HIPAA as well as statutes, Laws, ordinances, rules and regulations under the U.S. Food and Drug Administration (FDA) and the U.S. Drug Enforcement Agency (DEA) and the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq., and the Controlled Substances Act, 21 U.S.C. Section 801 et seq.

“Healthcare Permits” means any permit, license, approval, consent, certificate of need, provider number, registration or other authorization required by or from a Governmental Authority under any applicable Healthcare Law.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between Holdings, the Borrower or any Restricted Subsidiary and any other Person.

~~“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.~~

~~“HHS” means the United States Deparatment of Health and Human Services, and any successor thereto.~~

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (Pub. L. NO. 104-191) and the regulations promulgated thereunder.

“Holdings” means (a) Primary Care (ITC)) Intermediate Holdings, LLC, a Delaware limited liability company, and (b) any Successor Holdings (including any Successor Holdings in respect of any Person referred to in this clause (b)).

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) the total assets of which do not exceed 5.0% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) the contribution to Consolidated Adjusted EBITDA of which does not exceed 5.0% of the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of or for the most recently ended Test Period; provided, that if as of the last day of or for such Test Period the combined total assets or contribution to Consolidated Adjusted EBITDA of all Restricted Subsidiaries that under clauses (a) and (b) above would constitute Immaterial Subsidiaries shall have exceeded 10.0% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 10.0% of the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, then one or more of such Restricted Subsidiaries shall for all purposes of this Agreement be deemed not to be an Immaterial Subsidiary in descending order (or such other order as the Borrower shall have selected in its discretion) based on their respective amounts of total assets or such contribution, as the case may be, until such excess shall have been eliminated. At all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or 5.01(b), determinations under this definition shall be made based on the consolidated financial statements of the Business delivered pursuant to Section 4.01(e).

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

~~“Incremental Cap” means:~~

~~(a)    the Shared Fixed Incremental Amount, plus~~

~~(b)    [reserved], plus~~

~~(c)    [reserved], plus~~

~~(d)    the sum of the aggregate amount of (i) any optional prepayment of any Term Loan in accordance with Section 2.10(a) and any optional permanent reduction of any Revolving Credit Commitments, in each case, based on the principal amount of the Term Loans or Revolving Credit Commitments repaid or permanently reduced, (ii) any optional prepayment or redemption of any Pari Passu Obligations that is secured on a pari passu basis with the Liens securing the Credit Facilities and (iii) the amount paid in Cash in respect of any reduction in the outstanding principal amount of any Term Loan or any Pari Passu Obligations that is secured on a pari passu basis with the Liens securing the Credit Facilities, resulting from any assignment of such Term Loan or Incremental Equivalent Debt to, or purchase thereof by, Holdings, the Borrower and/or any Restricted Subsidiary (in each case, other than Term Loans, Pari Passu Obligations to the extent~~

~~theretofore incurred or established in reliance on the Shared Fixed Incremental Amount), so long as, in the case of any such optional prepayment, redemption, assignment or purchase, it was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), plus~~

~~(e)    an unlimited amount so long as, in the case of this clause (e), after giving effect to the relevant Incremental Facility or Incremental Equivalent Debt on a Pro Forma Basis (including any acquisition consummated concurrently therewith and any other application of the proceeds thereof (without “netting” the cash proceeds thereof for purposes of calculating compliance with the applicable incurrence test on a Pro Forma Basis) and, in the case of any incremental revolving facility incurred under the Pari Passu Intercreditor Agreement or any Incremental Equivalent Debt, assuming a full drawing thereof), in each case, as of the last day of or for the most recently ended Test Period, (i) [reserved], (ii) in the case of any Incremental Facility or Incremental Equivalent Debt that is secured by Liens on the Collateral junior to the Liens securing the Credit Facilities, the Secured Net Leverage Ratio would not exceed 4.50:1.00 and (iii) in the case of any Incremental Facility or Incremental Equivalent Debt that is unsecured the Total Net Leverage Ratio would not exceed 4.50:1.00;~~

~~provided, that (i) any Incremental Facility and Incremental Equivalent Debt, or any portion thereof, may be incurred under one or more of clauses (a) through (e) of this definition, as selected by the Borrower in its sole discretion and (ii) if any Incremental Facility or Incremental Equivalent Debt, or any portion thereof, is intended to be incurred under clause (a) or (e) of this definition, the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred under such clause shall be determined in accordance with Section 1.10. It is understood that if, for purposes of determining capacity under this definition, the entire committed amount of any Indebtedness with respect to which the Incremental Cap is being determined has been tested, such committed amount may thereafter be borrowed and, in the case of any revolving credit Indebtedness, reborrowed, in whole or in part, from time to time, without any further testing under this definition.~~

~~Except as otherwise set forth above, it is agreed that unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Facility or Incremental Equivalent Debt would be permitted to be incurred or implemented under clause (e) of this definition, such Incremental Facility or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred or implemented in reliance on clause (e) of this definition prior clause (a) of this definition or any other clause of this definition. Any portion of any Incremental Facility or Incremental Equivalent Debt incurred under clause (a) through (d) of this definition shall be reclassified automatically as incurred under clause (e) of this definition if the Borrower meets the applicable ratio under clause (e) of this definition at such time on a Pro Forma Basis at any time subsequent to the incurrence or implementation of such Incremental Facility or Incremental Equivalent Debt.~~

“Incremental Commitment” means any commitment made by a Lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means any Indebtedness, whether in the form of junior lien secured loans or notes, subordinated unsecured loans or notes, senior unsecured loans or notes or secured or unsecured “mezzanine” debt in each case, issued in a public offering, Rule 144A or other private placement or customary bridge facilities in lieu of the foregoing and/or, in each case, commitments in respect of any of the foregoing, in each case on such terms and pursuant to documentation as shall be determined by the Borrower and the Persons providing such Indebtedness; provided that, in each case:

(a)    the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Facilities, shall not exceed the Shared Fixed Incremental ~~Cap~~Amount,

(b)    the final maturity date of any Incremental Equivalent Debt shall be no earlier than the date that is 91 days after such Latest Term Loan Maturity Date) and the Weighted Average Life to Maturity of any Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans, provided that, in each case, Incremental Equivalent Debt may be in the form of customary bridge loans so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (b),

(c)    any Incremental Equivalent Debt that is secured may be secured only by the Collateral (or by assets that become Collateral substantially concurrently with the effectiveness of such Incremental Equivalent Debt) and on a junior basis to the Liens securing the Credit Facilities,

(d)    any Incremental Equivalent Debt that is secured on a junior basis to the Liens securing the Credit Facilities or that is subordinated in right of payment to the Credit Facilities shall be subject to an Intercreditor Agreement,

(e)    no Incremental Equivalent Debt may be guaranteed by any Person that is not a Loan Party (other than a Person that substantially concurrently with the incurrence of such Incremental Equivalent Debt becomes a Loan Party),

(f)    [reserved],

(g)    except with respect to Effective Yield, final maturity or commitment termination, amortization, prepayments and redemptions (including restrictions on prepayment and redemption) and premiums, escrow provisions and except as otherwise permitted herein, the terms of any Incremental Equivalent Debt shall either (i) not be materially more restrictive (when taken as a whole and as reasonably determined by the Borrower in good faith) on the Borrower and its Restricted Subsidiaries than those applicable to any then-existing Class of Term Loans (other than any terms which are applicable only after the Latest Term Loan Maturity Date as of the date of the incurrence thereof) or (ii) reflect market terms and conditions (when taken as a whole and as reasonably determined by the Borrower in good faith as certified by the Borrower to the Administrative Agent), and

(h)    any Incremental Equivalent Debt ~~incured~~incurred by any non-Loan Party Restricted Subsidiary shall not exceed the Shared Non-Loan Party Debt Cap.

“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.21) and the Borrower executed by each of (a) Holdings, the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being established pursuant thereto and in accordance with Section 2.21.

“Incremental Increase” has the meaning assigned to such term in Section 2.21(a).

“Incremental Lender” has the meaning assigned to such term in Section 2.21(b).

“Incremental Loans” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).

~~“Incurred Acquisition Debt” means Indebtedness incurred pursuant to Section 6.01(q).~~

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a)    all indebtedness for borrowed money of such Person (it being understood that obligations in respect of Banking Services do not constitute indebtedness for borrowed money);

(b)    obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP (having regard to Section 1.04(a));

(c)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)    any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn-out, holdback or similar obligation or purchase price adjustment until such obligation (A) becomes fixed and determined and (B) has not been paid within 5 Business Days after becoming due and payable, (ii) any such obligations representing deferred compensation or incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including, but not limited to, on an inter-company basis) until such obligations are outstanding more than 120 days past the date such obligations were originally due and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e)    all Indebtedness of others secured by any Lien on any asset owned by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;

(f)    the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)    the Guarantee by such Person of the Indebtedness of another;

(h)    all obligations of such Person in respect of any Disqualified Capital Stock (excluding accrued dividends to the extent not increasing liquidation preference);

(i)    all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; and

(j)    any Receivables Facility;

provided, that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby (as reasonably determined by the Borrower). Notwithstanding the foregoing, in no event shall the following constitute Indebtedness:

(i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset,

(ii) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing and accruals for payroll and other operating expenses accrued in the ordinary course of business), in each case incurred in the ordinary course of business so long as not outstanding for more than 120 days following the date such obligations first become due,

(iii) operating leases,

(iv) customary obligations under employment agreements and deferred employee compensation, and

(v) prepaid or deferred revenue and deferred tax liabilities.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person’s ownership interest in such other Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided, that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Initial Term Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans hereunder on the Closing Date in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Initial Term Commitment”, as the same may be (a) reduced from time to time pursuant to Section 2.08 or 2.18(b), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased from time to time pursuant to Section 2.21. The aggregate amount of the Lenders’ Initial Term Commitments on the Closing Date is $150,000,000.

“Initial Term Lender” means any Lender with an Initial Term Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Maturity Date” means the earlier of (i)  November 23, 2027 and (ii) the date that is 91 days prior to the earliest maturity date of any outstanding Permitted Bridge Loan .

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i).

“Insolvency Proceeding” has the meaning set forth in the definition of “Applicable Premium Trigger Event”.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement substantially in the form of Exhibit I hereto, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“Intercreditor Agreement” means an intercreditor agreement (which may, if applicable, consist of a payment waterfall) that is reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person, (b) the purchase or other acquisition (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the assets of, or of a division, line of business or other business unit of, any other Person and (c) any loan, advance or capital contribution to, or Guarantee of Indebtedness of, or purchase or other acquisition of any Indebtedness of, any other Person by the Borrower or any of its Restricted Subsidiaries. The amount of any Investment shall be the original cost of such Investment, plus the original cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal or payment of interest in the case of any Investment in the form of a loan, advance or purchase or other acquisition of Indebtedness and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor and (b) the Management Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit E, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“JPM” has the meaning assigned to such term in the preamble to this Agreement.

“Junior Indebtedness” means any Indebtedness of the type described in clause (a) or (c) of the definition of “Indebtedness” of the Borrower or any of its Restricted Subsidiaries (other than Indebtedness among Holdings, Borrower and/or its subsidiaries) that is subordinated in right of payment to the Obligations.

“Junior Lien Indebtedness” means any Indebtedness of the type described in clause (a) or (c) of the definition of “Indebtedness” of the Borrower or any of its Restricted Subsidiaries (other than Indebtedness among Holdings, Borrower and/or its subsidiaries) that is secured by a security interest on the Collateral that is junior or subordinated to the Lien securing the Credit Facilities.

“Latest Maturity Date” means, as of any date of determination, the later of (a)  November 23, 2027 and (b) the latest Maturity Date applicable to any Loan or Commitment hereunder at such time.

“Latest Term Loan Maturity Date” means, as of any date of determination, the later of (a)  November 23, 2027 and (b) the latest Maturity Date applicable to any Term Loan or Term Commitment hereunder at such time.

~~“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.~~

~~“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.~~

“Lead Lender” means Diameter Capital Partners LP and its Affiliates and Approved Funds so long as such Persons hold not less than 30% or more of the aggregate principal amount of the Term Loans at any time outstanding.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Term Lenders, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided, that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

~~“Limited Condition Acquisition” has the meaning assigned to such term in Section 1.10(a).~~

“Loan” means any Initial Term Loan or any Additional Term Loan.

“Loan Documents” means this Agreement, the First Amendment, any Promissory Note, the Guarantee Agreement, the Collateral Documents, the Fee Letter, each Joinder Agreement, each Refinancing Amendment, each Incremental Facility Amendment, each Extension/Modification Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means Holdings and any Subsidiary Guarantor.

“Loan Guaranty” means any Guarantee of the Secured Obligations created under the Guarantee Agreement.

“Loan Parties” means Holdings, the Borrower and each Subsidiary Guarantor. For the avoidance of doubt, for purposes of this Agreement, the term “Loan Party” shall not include any Excluded Subsidiary or any Affiliated Practice Group.

“Make-Whole Amount” means, as of any date of determination, an amount equal to (i) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the principal amount of the Term Loans paid (or deemed prepaid in the case of an acceleration of the Term Loans) on such date (or in the case of an Applicable

Premium Trigger Event specified in clauses (b) and (c) of the definition thereof, the principal amount of the Term Loans outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until the eighteen (18) month anniversary of the Closing Date (the “Make-Whole Period”) discounted at the Treasury Rate plus 0.50%, plus (ii) an amount equal to the Applicable Premium that would otherwise be payable as if such Applicable Premium Trigger Event had occurred on the day after the eighteen (18) month anniversary of the Closing Date; provided, that, for the purposes of the foregoing calculation, it shall be assumed that during the Make-Whole Period all interest would have been paid in kind and, for the avoidance of doubt, it is understood and agreed that clause (i) of this definition shall include all paid in kind interest.

“Management Investors” means the officers, directors, managers, employees and members of management of the Borrower, any Parent Company and/or any subsidiary of the Borrower and any successor, heir or assign of the foregoing and any trust established by or for the benefit of any of the foregoing.

“Management Services Agreement” means each agreement between the Borrower or a subsidiary of the Borrower that is a Loan Party, on the one hand, and an Affiliated Practice Group, on the other hand, pursuant to which, among other things, the Borrower or such subsidiary agrees to provide management, administrative and/or business services to such Affiliated Practice Group.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the applicable Loan Documents or (iii) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) each Real Estate Asset owned in fee simple by any Loan Party and set forth on Schedule 1.01 and (b) any other Real Estate Asset owned in fee simple by any Loan Party, provided that, in the case of this clause (b), such Real Estate Asset has a fair market value (as reasonably determined by the Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $5,000,000, determined (i) in the case of any such Real Estate Asset owned by any Loan Party on the Closing Date, as of the Closing Date, (ii) in the case of any such Real Estate Asset owned by any Restricted Subsidiary that becomes a Loan Party after the Closing Date, as of the date such Restricted Subsidiary becomes a Loan Party or (iii) in the case of any such Real Estate Asset acquired by any Loan Party after the Closing Date or, in the case of any Loan Party referred to in clause (b), after it becomes a Loan Party, as of the date of acquisition thereof.

“Maturity Date” means (a) [reserved], (b) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (c) with respect to any Replacement Term Loans, the final maturity date for such Replacement Term Loans, as the case may be, as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (e) with respect to any Extended/Modified Term Loans, the final maturity date set forth in the applicable Extension/Modification Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, authoritative manuals, orders, authoritative guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and any statutes succeeding thereto, and all laws, rules regulations, authoritative manuals, orders or authoritative guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Minimum Extension/Modification Condition” has the meaning assigned to such term in Section 2.22(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on any Material Real Estate Asset, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any “employee benefit plan” as defined in Section (3)(3) of ERISA which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of the Borrower and its subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of the period to which the relevant financial statements relate, it being understood that such report may be in the form prepared for presentation to senior management of the Borrower and need not comply with the requirements of Regulation S-K under the Securities Act.

“Net Proceeds” means (a) with respect to any Disposition or any Casualty/Condemnation Event, (i) the Cash proceeds received by the Borrower or any Restricted Subsidiary in respect thereof (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received and, in the case of any Casualty/Condemnation Event, any insurance proceeds, but excluding any business interruption insurance policy proceeds), minus (ii) the sum, without duplication, of (A) any out-of-pocket costs and expenses incurred by the Borrower or any Restricted Subsidiary in connection with such Disposition or Casualty/Condemnation Event or, in the case of a Casualty/Condemnation Event, in connection with the adjustment, settlement or collection of any claims in respect thereof (including, in each case, reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer and similar Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any distribution pursuant to Section 6.03(a)(viii))), (B) the amount of all payments reasonably estimated to be required to be made by the Borrower and the Restricted Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are attributable to such Disposition or Casualty/Condemnation Event or in respect of any other retained liabilities associated therewith (including pension and other post-employment benefit liabilities and environmental liabilities), (C) the aggregate amount of the principal, interest, premium or penalty, if any, and other amounts of or in respect of any Indebtedness (other than the Loans and any Indebtedness that is secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Credit Facilities or that is expressly subordinated in right of payment to the Credit Facilities) that is secured by the assets subject to such Disposition or Casualty/Condemnation Event and that is required to be repaid or otherwise comes due, or would be in default, as a result of such Disposition or Casualty/Condemnation Event and that is, or will be, repaid by the Borrower or its Restricted Subsidiaries, (D) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition and (E) in the case of any Disposition or Casualty/Condemnation Event of or in respect of the assets of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Restricted Subsidiary that is a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred by the Borrower or any Restricted Subsidiary in connection therewith.

“New Affiliated Practice Group” means an Affiliated Practice Group that was not previously an Affiliated Practice Group a party to a Management Services Agreement.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.18(b)~~(v~~vi).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.14(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees (including fees (including, without limitation, any Applicable Premium (if any)) accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and all expenses, reimbursements, indemnities and other liabilities and obligations of any Loan Party to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Lists” means the List of Specially Designated Nationals and Blocked persons maintained by OFAC, as amended from time to time, or any similar lists maintained or issued by OFAC.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Outstanding Amount” means with respect to any Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loan occurring on such date.

“Parent” means Cano Health, Inc., a Delaware corporation.

“Parent Company” means (a) Holdings, (b) the Parent and (c) any other Person of which the Borrower is an indirect Wholly-Owned Subsidiary.

“Pari Passu Administrative Agent” means Credit Suisse AG, Cayman Islands Branch and any successor appointed as administrative agent pursuant to Article 8 of the Pari Passu Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Pari Passu Intercreditor Agreement).

“Pari Passu Credit Agreement” means that certain Credit Agreement, dated as of November 23, 2020, by and among the Borrower, Holdings, the lenders from time to time party thereto, and the Pari Passu Administrative Agent as administrative agent and collateral agent for the Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Pari Passu Intercreditor Agreement).

“Pari Passu Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of February 24, 2023, by and among the Borrower, the Administrative Agent, the Pari Passu Administrative Agent, the other Loan Parties party thereto from time to time and each additional Authorized Representative (as defined therein) as amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with the terms thereof and as permitted thereunder.

“Pari Passu Obligations” means the “Obligations” as defined in the Pari Passu Credit Agreement.

“Pari Passu Term Loans” means the “Term Loans” as defined in the Pari Passu Credit Agreement.

“Participant” has the meaning assigned to such term in Section 9.05(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.05(c)(ii).

“Patent” means (a) any and all patents and patent applications, (b) all inventions described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof and (d) all rights corresponding to any of the foregoing.

“Payment” has the meaning assigned to it in Article 8.

“Payment Notice” has the meaning assigned to it in Article 8.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit F, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit G, with such modifications to such form as may be approved by the Administrative Agent and the Borrower.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case, in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock or equivalent certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.

“Permitted Acquisition” means any acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger, consolidation, amalgamation or otherwise (including, for the avoidance of doubt, pursuant to the implementation of any “friendly physician” or similar structure), of all or substantially all of the assets of, or of a division, line of business or other business unit of, any other Person or of a majority of the outstanding Capital Stock of any other Person, including, to the extent permitted under applicable Laws, any Affiliated Practice Group (and, in any event, including (1) any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or any Restricted Subsidiary’s ownership interest in such joint venture or (2) the entry into a Management Services Agreement with a New Affiliated Practice Group); provided that (a) ~~subject to Section 1.10(a),~~ no Event of Default exists or would result after giving pro forma effect to such acquisition, (b) the Borrower or such Restricted Subsidiary is in compliance with Section 6.09 immediately before and after such acquisition, (d) the Borrower and its Restricted Subsidiaries shall be in compliance with Section 6.14 on a Pro Forma Basis after giving effect to such acquisition and (e) the total consideration paid, after the Closing Date, by the Borrower and its Restricted Subsidiaries that are Loan Parties (i) for the acquisition of the Capital Stock of any Person that is not, or does not become, a Loan Party, (ii) with respect to Investments of the type referred to in clauses (1)(x) and (1)(y) above in any Person that is not, or does not become, a Loan Party, (iii) in the case of an asset acquisition, for the acquisition of assets by Restricted Subsidiaries that are not Loan Parties, shall not exceed, in the aggregate for clauses (i), (ii) and (iii), the Shared Non-Loan Party Investment Cap and (ii) amounts otherwise available under Section 6.05; provided, further, such cap shall not apply to any acquisition of any Affiliated Practice Group or Persons formed in connection with the implementation of any “friendly physician” or similar structure.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50.0% of the Voting Capital Stock of Holdings beneficially owned by such group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

~~“Permitted Reorganization” means re-organizations and other activities related to tax planning and re-organization undertaken by the Borrower and its Restricted Subsidiaries in good faith.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained or contributed to by the Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” means SyndTrak®, Intralinks®, ClearPar® or another similar website or other information platform.

“Prepayment Asset Sale” means any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to Section 6.06(g)(iv), 6.06(h) or 6.06(q).

“Private Side Information” means any information with respect to Holdings, the Borrower and its subsidiaries, or any of their securities, that is not Public Side Information.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any other financial metric (including component definitions thereof) in connection with any Subject Transaction, that such Subject Transaction and each other Subject Transaction required to be given pro forma effect pursuant to Section 1.04(b) shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) and that:

(a) (i) in the case of any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or a division, line of business or other business unit of the Borrower or any Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, any other acquisition or similar Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that any pro forma adjustment described in this clause (a) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of Consolidated Net Income or Consolidated Adjusted EBITDA;

(b) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have been incurred or assumed as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP (having regard to Section 1.04(a)) and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the First Lien Net Leverage Ratio for purposes of the Financial Covenant (other than for the purpose of determining compliance with the Financial Covenant on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” means any financial projections and pro forma financial statements of the Borrower and its subsidiaries furnished to the Administrative Agent on or prior to the Closing Date.

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit H, with such modifications to such form as may be approved by the Administrative Agent and the Borrower, evidencing the aggregate outstanding principal amount of Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar law under other jurisdictions), the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lenders” means Lenders that do not wish to receive Private~~-~~ Side Information.

“Public~~-~~ Side Information” means information that is either (i) available to all holders of such Traded Securities or (ii) not material non-public information (for purposes of United States federal, state or other applicable securities laws).

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Holdings Indebtedness” means any Indebtedness of Holdings that (a) is expressly subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Required Lenders and is not secured by any Lien on any assets of Holdings, the Borrower or any of its Restricted Subsidiaries, (b) is not Guaranteed by the Borrower or any of its Restricted Subsidiaries, (c) does not have final maturity date prior to the date that is 180 days after the Latest Maturity Date as of the date of the incurrence thereof, (d) has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary prepayments, repurchases or redemptions or offers to prepay, redeem or repurchase or mandatory prepayments upon a change of control, de-listing, asset sale or casualty, condemnation, taking or similar event, and customary acceleration rights after an event of default so long as, in each case, any such payment is first conditioned on the occurrence of the Termination Date), (e) does not require any payments in Cash of interest or other amounts in respect of principal prior to the date that is 180 days after the Latest Maturity Date as of the date of incurrence thereof (it being agreed that this clause (e) shall not prohibit Indebtedness the terms of which permit Holdings to elect, at its option, to make payments in Cash of interest or other amounts in respect of the principal thereof prior to such date so long as Holdings does not make any such election until after the Termination Date) and (f) does not at any time in the aggregate exceed $50,000,000.

“Quality of Earnings Report” mean that certain Draft Financial Due Diligence Report of Alvarez & Marsal dated June 2020 delivered to the Pari Passu Administrative Agent.

“Ramping Clinic” means any clinic that satisfies the following requirements: (a) the Borrower or a Restricted Subsidiary owns a direct or indirect equity interest in such clinic and (b) such clinic has been open for less than or equal to 36 full months.

“Ramping Clinic Actual EBITDA” means, for any Ramping Qualifying Clinic for any Test Period, an amount equal to (a) Clinic-Level EBITDA for such Ramping Qualifying Clinic for such Test Period minus (b) an amount equal to (i) (A) the amount set forth in clause (a) plus (B) any clinic-level management fee paid, accrued or retained by the Restricted Subsidiary that owns such Ramping Qualifying Clinic, multiplied by (ii) the percentage of the Capital Stock in such Ramping Qualifying Clinic that are held by any Person other than Holdings, the Borrower or any other Restricted Subsidiary that holds Capital Stock in any Restricted Subsidiary.

“Ramping Qualifying Clinic” means, for any Test Period, any Ramping Clinic for which (a) $400,000 minus (b) the Clinic-Level EBITDA for such Ramping Clinic for such Test Period results in a number that is greater than zero.

“Ramping Qualifying Clinic Mature EBITDA Amount” means, for any Test Period, an amount equal to the excess (if any) of (i)(a) $400,000 multiplied by (b) the number of Ramping Qualifying Clinics over (ii) the Ramping Clinic Actual EBITDA for all such Ramping Qualifying Clinics (it being understood and agreed, for the avoidance of doubt, that if any Ramping Qualifying Clinic has negative EBITDA, the full amount of the absolute difference between such negative EBITDA and $400,000 may contribute towards the Ramping Qualifying Clinic Mature EBITDA Amount pursuant to this definition).

“Ratio Debt” means Indebtedness incurred pursuant to Section 6.01(w).

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables Assets” means accounts receivable, royalty and other similar rights to payment and any other assets related thereto subject to a Receivables Facility that are customarily sold or pledged in connection with receivables or securitization transactions and the proceeds thereof.

“Receivables Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings, the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its Receivables Assets to either (a) a Person that is not Holdings, the Borrower or a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary any Receivables Facility.

“Receivables Subsidiary” means any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related or incidental thereto.

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 9.02(c)) and the Borrower executed by (a) Holdings, the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans, being established pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” means, with respect to any Indebtedness, any other Indebtedness that refinances, refunds or replaces such Indebtedness (or any prior Refinancing Indebtedness in respect thereof).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by such Lender, the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Excess Cash Flow Percentage” means (i) if the First Lien Net Leverage Ratio is greater than 1.43:1.00, 50%, (ii) if the First Lien Net Leverage Ratio is less than or equal to 1.43:1.00 and greater than 1.18:1.00, 25% and (iii) if the First Lien Net Leverage Ratio is less than or equal to 1.18:1.00, 0%, in each case, with the First Lien Net Leverage Ratio to be determined as of the last day of the most recent Test Period on or prior to the date on which the prepayment under Section 2.10(b)(i) with respect to which the Required Excess Cash Flow Percentage is being determined is required to be made (or, if earlier, is made), determined on a Pro Forma Basis.

“Required Lenders” means, at any time, Lenders having Term Loans or unused Commitments representing more than 50.0% of the sum of the aggregate principal amount of the Term Loans and the total unused Commitments at such time; provided that at any time there are two or more Lenders who are not Affiliates of one another and who are not Defaulting Lenders, Required Lenders shall include at least two Lenders who are not Affiliates of one another; provided, so long as any of the Lenders on the Closing Date (it being understood and agreed that, for purposes of this proviso, Lenders and their Affiliates and Approved Funds shall be deemed to be a single Lender) continue to hold at least 20.0% of the outstanding Term Loans at any time, such Lenders shall be included in the Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of such Person. Any document delivered under any Loan Document that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or other Responsible Officer with reasonably equivalent responsibilities (or, if no such Responsible Officer exists, then any other Responsible Officer) of the Borrower that such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its consolidated results of operations and cash flows for the periods indicated in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.10(b)(iv)(C).

“Restricted Debt” means any (i) Junior Lien Indebtedness, (ii) Junior Indebtedness, (iii) Unsecured Indebtedness and (iv) seller notes, earnouts or similar obligations.

“Restricted Debt Payment” has the meaning set forth in Section 6.03(b).

“Restricted Payment” means (a) any dividend or other distribution or payment on account of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of Holdings, except a dividend or other distribution payable solely in shares of Qualified Capital Stock of the Borrower or any Restricted Subsidiary of Holdings, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of Holdings and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of Holdings now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Retained ECF Amount” means, at any date of determination, (i) the portion of Excess Cash Flow, determined on a cumulative basis for all Fiscal Years of Holdings (commencing with the Fiscal Year ending December 31, 2022) that was not required to be applied to prepay Term Loans pursuant to Section 2.10(b), minus (ii) the aggregate principal amount of all optional prepayments, repurchases, redemptions or other retirements of Indebtedness, in each case, to the extent deducted in calculating the amount of any Excess Cash Flow prepayment pursuant to Section 2.10(b)(i)(B); provided, that in no event shall the “Retained ECF Amount” be less than $0.

“Revolving Credit Commitment” has the meaning set forth in the Pari Passu Credit Agreement.

“Revolving Facility” has the meaning set forth in the Pari Passu Credit Agreement.

~~“Revolving Lender” has the meaning set forth in the Pari Passu Credit Agreement.~~

“Revolving Loans” has the meaning set forth in the Pari Passu Credit Agreement.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.07.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (a) any Person who is the target of Sanctions (including any Person named on any OFAC List), (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, adopted, administered or enforced from time to time by OFAC, the U.S. Department of State, Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the European Union.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” has the meaning set forth in the Pari Passu Credit Agreement as in effect on the Closing Date.

“Secured Net Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt, net of Unrestricted Cash, as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Secured Obligations” means all Obligations.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, and (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as supplemented by any Joinder Agreement.

“Shared Fixed Incremental Amount” means ~~$35,000,000, less (i) for purposes of Sections 2.21(a) and 6.01(y)~~, at any time following the First Amendment Effective Date, the aggregate ~~outstanding~~ principal amount ~~of all Ratio Debt~~permitted to be incurred ~~in reliance on the Shared Fixed~~as Incremental ~~Amount~~Facilities or ~~(ii) for purposes of Section 6.01(w),~~Incremental Equivalent Debt with the written consent of the Required Lenders, less the aggregate outstanding principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred in reliance on the Shared Fixed Incremental Amount.

“Shared Non-Loan Party Debt Cap” means, for all such “baskets” and other provisions to which this definition applies, an aggregate amount not to exceed $~~10,000,000~~0 at any time outstanding.

“Shared Non-Loan Party Investment Cap” means, for all such “baskets” and other provisions to which this definition applies, an aggregate amount not to exceed $~~10,000,000~~0 at any time outstanding.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Net Proceeds” has the meaning assigned to such term in Section 2.10(b)(ii).

“Specified Relief Condition” has the meaning assigned to such term in Schedule 5.18.

“Specified Relief Condition Testing Date” means each of (a) the date that is 90 days after the First Amendment Effective Date, (b) the date that is 180 days after the First Amendment Effective Date, (c) the date that is 270 days after the First Amendment Effective Date and (d) the date that is 360 days after the First Amendment Effective Date.

“Specified Transactions” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Sponsor” means, collectively, InTandem Capital Partners, LLC and any of its controlled Affiliates, and funds, partnerships or other co-investment vehicles managed or advised by any of them or any of their respective controlled Affiliates, but excluding, however, any portfolio company of any of the foregoing and any Person Controlled by any such portfolio company (including Holdings, the Borrower and its subsidiaries).

“Sponsor Model” means that certain model delivered by the Pari Passu Administrative Agent on October 19, 2020.

“Stock Option Arrangement” means an agreement (which may be included as part of the terms of a Management Services Agreement or any other Affiliated Practice Group Agreement) pursuant to which the owner(s) of one hundred percent (100%) of the Capital Stock issued by an Affiliated Practice Group grant(s) to the Borrower or any subsidiary of the Borrower that is a Loan Party a right to purchase or transfer, or cause the purchase or transfer of, the Capital Stock of the Affiliated Practice Group held by such owner(s) by or to a Person duly qualified to hold such Capital Stock under applicable laws and designated by such Loan Party that is a party thereto.

“Subject Transaction” means (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger, consolidation, amalgamation or otherwise, of all or substantially all of the assets of, or any division, line of business or other business unit of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including (1) any Investment in (i) any Person if, as a result thereof, such Person became a Restricted Subsidiary, (ii) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (iii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture and (2) the entry into a Management Services Agreement with a New Affiliated Practice Group), (c) any Disposition of all or substantially all of the assets or Capital Stock of any Restricted Subsidiary (or any division, line of business or other business unit of the Borrower or a Restricted Subsidiary), (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10, (e) any incurrence of any Indebtedness (other than revolving Indebtedness), and the application of the proceeds thereof, and any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness), (f) any Specified Transaction and/or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of Voting Capital Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case, solely if the relevant entity’s financial results are required to be consolidated in such Person’s consolidated financial statements in accordance with GAAP; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary”

shall mean any subsidiary of the Borrower. Notwithstanding the foregoing, except as set forth in the following proviso, no Affiliated Practice Group shall be deemed to be a subsidiary under any Loan Document; provided, that each Affiliated Practice Group shall be deemed to be a subsidiary hereunder (including for purposes of the definitions referring to the term “Subsidiary” to the extent appearing in the following sections) solely for purposes of the Financial Covenant and the related definitions to the extent such Affiliated Practice Group is a Consolidated Subsidiary of Holdings.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Borrower that becomes a party to the Guarantee Agreement, in each case, until such time as the relevant Restricted Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms hereof. Notwithstanding anything herein to the contrary, the Borrower may elect to cause any Restricted Subsidiary that is not otherwise required to become a Subsidiary Guarantor in accordance with the terms hereof to become a Subsidiary Guarantor by satisfying the requirements of Section 5.12 as if it were subject to such requirements.

“Successor Borrower” has the meaning assigned to such term in Section 6.06(a)(i)(B).

“Successor Holdings” has the meaning assigned to such term in Section 6.13(d)(ii)(x).

~~“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.~~

“Tax Distribution Amount” means, with respect to any taxable year (or portion thereof) for which the Borrower and any Subsidiary of Holdings is a pass-through entity for U.S. federal income tax purposes, an amount sufficient (a) to permit Borrower and any Subsidiary of Holdings to distribute to Holdings and Holdings to distribute cash to its direct or indirect equity owners in an amount equal to (1) with respect to taxable years or portions thereof prior to the Acquisition, the minimum amount provided for under Section 5.3 of that certain Fourth Amended and Restated Limited Liability Company Agreement of Primary Care (ITC) Holdings, LLC, dated June 15, 2020, as in effect on the Closing Date and (2) with respect to taxable years or portions thereof after the Acquisition, the minimum amount provided for under Section 4.1(d) of the definitive LLC Agreement of Holdings in effect as of the date of the Acquisition and substantially in the form attached hereto as Exhibit N, and (b) to permit Holdings to pay any entity level income taxes or franchise taxes or similar expenses; provided that any such amounts that are attributable to the taxable income of any Unrestricted Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose.

“Tax Receivable Agreement” means has the meaning assigned to such term in the Acquisition Agreement.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means any Initial Term Commitment and any Additional Term Commitment.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means any Initial Term Lender and any Additional Term Lender.

“Term Loans” means any Initial Term Loans and any Additional Term Loans.

“Termination Date” means the first date on which (a) all Commitments have expired or terminated and (b) the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent obligations for which no claim or demand has been made on the Borrower) have been paid in full in Cash.

~~“Term Lender” means any Initial Term Lender and any Additional Term Lender.~~

~~“Term Loans” means any Initial Term Loans and any Additional Term Loans.~~

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements have been delivered (or are required to have been delivered) under Section 5.01(a) or 5.01(b), as applicable.

“Threshold Amount” means the greater of (i) $25,000,000 and (ii) 10.0% of the Consolidated Adjusted EBITDA for the most recent ended Test Period.

“Total Net Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt, net of Unrestricted Cash, as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Traded Securities” means any debt or equity Securities issued pursuant to a public offering registered under the Securities Act or Rule 144A offering or other similar private placement.

“Trademark” means (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing and (b) all rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs payable or otherwise borne by Holdings and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the borrowing of Loans hereunder and (c) the payment of the Transaction Costs.

“Treasury Rate” means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment, repayment or date of required repayment to and including the eighteen (18) anniversary of the Closing Date.

~~“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.~~

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.

“Unrestricted Cash” means, on any date of determination, an amount equal to, determined as of such date for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) unrestricted Cash and Cash Equivalents, whether or not held in a deposit account pledged to secure the Secured Obligations, (b) Cash and Cash Equivalents that are restricted in favor of the Credit Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness that is also secured by a Lien on the Collateral along with the Credit Facilities) and (c) to the extent such Indebtedness is included in Consolidated Total Debt, Cash and Cash Equivalents that are restricted in favor of any other Indebtedness.

“Unrestricted Subsidiary” means any subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10 and any subsidiary of such subsidiary; provided, that, no subsidiary shall be permitted to be designated as an Unrestricted Subsidiary at any time.

“Unsecured Indebtedness” means any Indebtedness of the type described in clause (a) or (c) of the definition of “Indebtedness” of the Borrower or any of its Restricted Subsidiaries (other than Indebtedness among Holdings, Borrower and/or its subsidiaries) that is unsecured.

“U.S.” means the United States of America.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3)(x).

“Voting Capital Stock” of a Person means Capital Stock of such Person of the class or classes the holders of which are entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of such Person.

“Warrant Agreement” means that certain Warrant Agreement, dated as of February 24, 2023 by and among Cano Health, Inc. and Continental Stock Transfer & Trust Company, a New York corporation.

“Warrants” has the meaning assigned to such term in the ~~Warrange~~Warrant Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly- Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary (or any of their ERISA Affiliates) from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”).

SECTION 1.03 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees, of all Governmental Authorities. The words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein or in the Pari Passu Intercreditor Agreement), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental

Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document and (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”. For all purposes of this Agreement and the other Loan Documents, in connection with any “division” or “plan of division” of or with respect to any Person under Delaware law (or any comparable event under the applicable law of any other jurisdiction), if, pursuant thereto, (i) any asset, right, obligation or liability of such Person becomes the asset, right, obligation or liability of another Person, then it shall be deemed to have been transferred by such Person or such other Person, (ii) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time and (iii) in the event that a Loan Party or any Subsidiary of a Loan Party or any Subsidiary thereof that is a limited liability company divides itself into two or more limited liability companies, any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 5.12 and 5.14 and the other applicable further assurances obligations set forth in the Loan Documents (in each case as if each such resulting limited liability company were a Loan Party or a Subsidiary of a Loan Party or a Subsidiary thereof, as applicable), and to become an additional Loan Party, if required by the terms of this Agreement.

SECTION 1.04 Accounting Terms; GAAP; Pro Forma Basis.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio, Consolidated Net Income, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (c) notwithstanding the foregoing, all obligations of Holdings, the Borrower and the other Restricted Subsidiaries that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.

(b) Notwithstanding anything to the contrary herein, ~~but subject to Section 1.10 hereof,~~ all financial ratios and tests (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the amount of Consolidated Total Assets, Consolidated Net Income and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs (or with respect to any Test Period to determine whether any Subject Transaction is permitted to be consummated) shall be calculated with respect to such Test Period and such Subject Transaction (including such Subject Transaction that is to be consummated) on a Pro Forma Basis. Further, if since the beginning of any Test Period and on or prior to the date of any required calculation of any financial ratio or test, any Subject Transaction has occurred, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period), provided that when calculating the First Lien Net Leverage Ratio for purposes of the Financial Covenant (other than for the purpose of determining compliance with the Financial Covenant on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. All references herein to consolidated financial statements of the Borrower and its Restricted Subsidiaries or to the determination of or any other amount for the Borrower and its Restricted Subsidiaries on a consolidated basis or any similar reference (including any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets) shall, in each case, be deemed to include each Affiliated Practice Group that is a Consolidated Subsidiary as if such Affiliated Practice Group were a Restricted Subsidiary as defined herein.

SECTION 1.05 Effectuation of Transactions.

Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions to be consummated on the Closing Date, unless the context otherwise requires.

SECTION 1.06 Timing of Payment of Performance.

When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

SECTION 1.07 Times of Day.

Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.08 Currency Equivalents Generally.

(a) For purposes of any determination under Article 5, Article 6 (other than Section 6.14 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate transaction or other transaction, event or circumstance (any of the foregoing, a “specified transaction”) in a currency other than Dollars the Dollar equivalent amount of a specified transaction shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction ~~(or, at the election of the Borrower, such other date as shall be applicable with respect to such specified transaction pursuant to Section 1.10(a))~~. Notwithstanding anything to the contrary set forth herein, (i) if any Indebtedness is incurred or assumed (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 (or, if applicable, secured under Section 6.02) and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction (or, if applicable, as of such other time as is applicable to such specified transaction pursuant to the immediately preceding sentence). For purposes of Section 6.14 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used by the Borrower in preparing the financial statements for the relevant Test Period and may, at the election of the Borrower, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness. Notwithstanding anything to the contrary set forth herein, to the extent that the Borrower would not be in compliance with Section 6.14(a) if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements for the relevant Test Period, but would be in compliance with Section 6.14(a) if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account, at the election of the Borrower, the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness), then, solely for purposes of compliance with Section 6.14(a), the First Lien Net Leverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

SECTION 1.09 Cashless Rollovers.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, in connection with any extension, replacement, renewal or refinancing of any Class of Loans hereunder, any Lender may, with the consent of the Borrower, elect to accept any other Indebtedness permitted by the terms of this Agreement in lieu of all or any part of such Lender’s Applicable Percentage or other applicable share of any payment hereunder with respect to such Loans, it being agreed that (a) such acceptance shall not be subject to any requirement hereunder or under any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement and (b) notice of such acceptance shall be provided to the Administrative Agent and, if such other Indebtedness is in the form of Loans, the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Required Lenders.

SECTION 1.10 Certain Calculations and Tests.

(a) ~~Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including Section 6.14(a), any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test or any Total Net Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets, (ii) the making or accuracy of any representation or warranty or (iii) the absence of any Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment that is not conditioned on obtaining third party financing (a “Limited Condition Acquisition”) and/or (B) the making of any Restricted Debt Payment requiring irrevocable advance notice thereof (or, in each case, any assumption or incurrence of any Indebtedness in connection therewith, including any Incremental Facility), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any Limited Condition Acquisition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such Limited Condition Acquisition, provided, that, in any event no Event of Default pursuant to Section 7.01(a), 7.01(g) or 7.01(h) shall be continuing at the time any such transaction is consummated, provided, that, in the case of clause (x) above, during the period between the signing of the definitive agreement with respect to such Limited Condition Acquisition and such time as such Limited Condition Acquisition has been consummated or the definitive documentation with respect to such Limited Condition Acquisition has been terminated or abandoned or expires without consummation of such Limited Condition Acquisition, (I) any such financial ratio or test shall be calculated on a Pro Forma Basis assuming such acquisition or Investment (and other transactions in connection therewith, including any assumption or incurrence of Indebtedness and the use of proceeds thereof) has been consummated and (II) solely with respect to any calculation of compliance with a financial ratio that is a condition to the making of any Restricted Payment or Restricted Debt Payment, the calculation of such financial ratio shall be tested both on a Pro Forma Basis for such Limited Condition Acquisition and assuming such Limited Condition Acquisition is not consummated and (2) in the case of any such Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant Limited Condition Acquisition or~~

~~Restricted Debt Payment on a Pro Forma Basis and if, after giving pro forma effect to the relevant Limited Condition Acquisition and/or Restricted Debt Payment and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the applicable test date, the Borrower could have taken such action on the relevant test date in compliance with such financial ratio or basket, such financial ratio or basket shall be deemed to have been complied with; provided, further, that any transaction described in clauses (A) and (B) above shall no longer be subject to the limited conditionality provisions of this Section 1.10(a) following the date that is 120 days after (x) in the case of clause (A) above, the date the definitive documentation with regards to such Limited Condition Acquisition is executed and (y) in the case of clause (B) above, the date of delivery of such irrevocable notice. For the avoidance of doubt, if the Borrower has made an election pursuant to this Section 1.10(a) and if any of such ratios, baskets or amounts are exceeded subsequent to the applicable test date as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated Adjusted EBITDA of the Borrower or the person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken~~[Reserved].

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.14(a), any First Lien Net Leverage Ratio, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to clause (a) above), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including Incremental Facilities) that does not require compliance with a financial ratio (including Section 6.14(a), any First Lien Net Leverage Ratio, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (for the avoidance of doubt, excluding the Revolving Facilities and any other revolving facility) (any such amounts, the “Fixed Amounts”), substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including Section 6.14(a), any First Lien Net Leverage Ratio, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (even if part of the same transaction or, in the case of Indebtedness, the same tranche, as any Incurrence-Based Amounts) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts, but giving full pro forma effect to any increase in the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including Unrestricted Cash) resulting from the reliance on the Fixed Amounts. It is further agreed that in connection with the calculation of any financial ratio applicable to the Incurrence-Based Amounts, such test shall be calculated on a Pro Forma Basis for the incurrence of such Indebtedness (including the application of the proceeds thereof), but without netting the Cash proceeds of such Indebtedness, and in the case of any such Indebtedness constituting revolving Indebtedness or delayed draw Indebtedness, assuming that such Indebtedness is fully drawn. Any amounts incurred or transactions entered into (or consummated) in reliance on a Fixed Amount shall be automatically reclassified as incurred under the Incurrence-Based Amount at such time as the Borrower meets the applicable ratio under the Incurrence-Based Amount at such time on a pro forma basis.

(d) It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction need not be permitted solely by reference to one clause or subclause of Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 or 6.08, respectively, but may instead be permitted in part under any combination of clauses or subclauses of such Section, all as classified or, to the extent such alternative classification would have been permitted at the time of the relevant action, reclassified by the Borrower in its sole discretion, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that (i) the Credit Facilities may only be permitted under Section 6.01(a) and secured by Liens permitted pursuant to Section 6.02(a), (ii) Indebtedness incurred under Section 6.01(q), 6.01(w) or 6.01(y), to the extent such Indebtedness is secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Credit Facilities, may not be reclassified to any other clause of Section 6.01 and such Liens on the Collateral may only be incurred under Section 6.02(s) or 6.02(t), as applicable and (iii) Restricted Payments and Restricted Debt Payments may not be reclassified. In addition, for purposes of determining compliance at any time with Section 6.01, 6.02 or 6.05, if any Indebtedness, Lien or Investment (or a portion thereof), as applicable, that was previously incurred, made or otherwise undertaken as having been incurred, made or otherwise undertaken under any “ratio-based” basket set forth in such Section would, using the figures as of the end of or for the most recently ended Test Period, be permitted under the applicable “ratio-based” basket, then such item (or such portion thereof) shall be automatically reclassified as having been incurred under the applicable “ratio-based” basket; provided that, in the case of Sections 6.01 and 6.02, any such reclassification shall be subject to the limitations set forth in the proviso to the immediately preceding sentence.

(e) For purposes of determining compliance with this Agreement, (i) the outstanding principal amount of any Indebtedness issued at a price that is less than the principal amount thereof shall be equal, as of any date of determination, to the principal amount thereof that would appear on a consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP and (ii) the accrual of interest, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest or a dividend in the form of additional Indebtedness or additional shares of Capital Stock and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.

SECTION 1.11 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up for five).

ARTICLE 2

THE CREDITS

SECTION 2.01 Commitments.

(a) Initial Term Commitments. Subject to the terms and conditions set forth herein each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Commitment. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b) [Reserved].

(c) Subject to the terms and conditions of this Agreement and the applicable Refinancing Amendment or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment or Incremental Facility Amendment.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

SECTION 2.03 Requests for Borrowings.

(a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (which may be by telephone) not later than 9:00 a.m. on the Business Day immediately prior to the date of the proposed Borrowing; provided that any such notice of a Borrowing to be made under an Incremental Facility Amendment or a Refinancing Amendment may be given no later than such later time as shall be specified therefor in the applicable Incremental Facility Amendment or Refinancing Amendment. Each such telephonic Borrowing Request shall be, except as may otherwise be specified therefor in the applicable Incremental Facility Amendment or Refinancing Amendment, irrevocable and shall be confirmed promptly by a written Borrowing Request signed by the Borrower and delivered to the Administrative Agent.

(b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount of the requested Borrowing and the Class thereof;

(ii) the date of such Borrowing, which shall be a Business Day; and

(iii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender under the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 [Reserved].

SECTION 2.05 [Reserved].

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder not later than 12:00 p.m. on the Business Day specified in the applicable Borrowing Request (or, in each case, in respect of any Loans to be made pursuant to any Incremental Facility Amendment or Refinancing Amendment, such other time as may be specified for therein) by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower.

(b) Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.06(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.07 [Reserved].

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Initial Term Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date and (ii) the Additional Term Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Commitment is not drawn on the date that such Additional Term Commitment is required to be drawn pursuant to the applicable Refinancing Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate.

(b) Upon delivery of the notice required by Section 2.08(c), the Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 (unless ~~its~~it is a reduction of all Commitments of such Class).

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Commitments under clause (b) of this Section in writing at least one Business Day prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that any such notice may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked if such condition is not satisfied by the Borrower delivering notice to the Administrative Agent on the specified effective date. Any termination or reduction of any Commitment pursuant to this Section 2.08 shall be permanent. Upon any reduction of the Commitments of any Class, the Commitment of each Lender of the relevant Class shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) (i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each Term Lender on the Initial Term Loan Maturity Date, in an amount equal to the principal amount of the Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) [Reserved].

(iii) The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension/Modification Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10 or repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the principal amount of the Additional Term Loan of such Class pursuant to Section 2.21(a)).

(iv) [Reserved].

(b) [Reserved].

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Class thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to clauses (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to clause (e) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern. Notwithstanding the foregoing, in the event of any inconsistency between the accounts maintained ~~purusant~~pursuant to clauses (d) or (e) and the Register, the Register shall govern.

(f) Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower.

SECTION 2.10 Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with clause (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of any Class, in whole or in part, without premium or penalty (other than as set forth in Section 2.11(e)). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii) [Reserved].

(iii) The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder not later than 9:00 a.m. one Business Day before the date of prepayment . Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that any such notice may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked if such condition is not satisfied by the Borrower delivering notice to the Administrative Agent on or prior to the specified effective date. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount not less than $500,000, or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Term Loans shall be applied to the Class or Classes of Term Loans specified in the applicable prepayment notice, and each prepayment of Term Loans of any Class made pursuant to this Section 2.10(a) shall be applied against the remaining scheduled installments of principal (including the last remaining payment due on the relevant maturity date) due in respect of the Term Loans of such Class in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than the 10th Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2022, the Borrower shall prepay the outstanding principal amount of Term Loans in accordance with clause (vi) of this Section 2.10(b) in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow for the Excess Cash Flow Period then ended, minus (B) at the option of the Borrower, (1) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.10(a) and/or Revolving Loans prepaid pursuant to Section 2.10(a) of the Pari Passu Credit Agreement during such Fiscal Year or, without duplication in any other calculation periods, after such Fiscal Year and prior to such prepayment date, (2) the amount of any reduction in the outstanding amount of any Pari Passu Term Loans resulting from any assignment made in accordance with Section 9.05(g) of the Pari Passu Credit Agreement (including in connection with any Dutch Auction, as defined in the Pari Passu Credit Agreement) during such Fiscal Year or after such Fiscal Year and prior to such prepayment date and (3) the aggregate principal amount of the Pari Passu Term Loans voluntarily prepaid, repurchased, redeemed or otherwise discharged during such Fiscal Year, without duplication in any other calculation periods, or after such Fiscal Year and prior to such prepayment date, in each case under this clause (B), (x) excluding any such prepayment, assignment, repurchase, redemption or other discharge made during such period to the extent that it reduced the amount required to be prepaid pursuant to this Section 2.10(b)(i) in the prior Fiscal Year or is financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of the Borrower or its Restricted Subsidiaries, (y) only to the extent of the actual amount of Cash paid by the Borrower and its Restricted Subsidiaries in connection with the relevant prepayment, assignment, repurchase, redemption or other discharge and (z) in the case of any prepayment of Revolving Loans, only to the extent accompanied by a permanent reduction in the relevant revolving credit commitment; provided, that no prepayment under this Section 2.10(b)(i) shall be required unless the ECF Prepayment Amount would exceed $3,000,000 and then only to the extent of the amount of such excess; provided, further, that if at the time that any prepayment would be required under this Section 2.10(b)(i), the Borrower or any of its Restricted Subsidiaries is required to prepay or repurchase (or offer to prepay or repurchase) the Pari Passu Term Loans with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Pari Passu Term Loans at such time; provided, that the portion of such ECF Prepayment Amount allocated to the Pari Passu Term Loans shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Pari Passu Term Loans pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of the Pari Passu Term Loans, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of the Pari Passu Term Loans decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event no later than the 10th Business Day after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(ii) In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds in respect of any Prepayment Asset Sale or any Casualty/Condemnation Event, in each case, in excess of $3,000,000 in any Fiscal Year or $10,000,000 in the aggregate, the Borrower shall, not later than the fifth Business Day following the receipt thereof, apply an amount equal to 100.0% of such Net Proceeds in excess of such threshold (such Net Proceeds being referred to as the “Specified Net Proceeds”) to prepay the outstanding principal amount of Term Loans in accordance with clause (vi) of this Section 2.10(b); provided, that (A) if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent that the Borrower and/or its Restricted Subsidiaries intend to reinvest the Specified Net Proceeds in assets used or useful in the business of the Borrower or any of its Restricted Subsidiaries (other than Cash or Cash Equivalents, but including any reinvestment in the form of an acquisition or a similar Investment and any Investment in any Person that becomes a Restricted Subsidiary as a result of such Investment), then so long as no Event of Default exists at the time of the delivery of such notice, the Borrower shall not be required to make a prepayment under this Section 2.10(b)(ii) in respect of the Specified Net Proceeds to the extent that (1) the Specified Net Proceeds are so reinvested within 18 months following receipt thereof or (2) the Borrower or any of its Restricted Subsidiaries has committed so to reinvest the Specified Net Proceeds during such 18-month period and the Specified Net Proceeds are so reinvested within 180 days after the expiration of such 18-month period, provided further that to the extent the Specified Net Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly (and in any event no later than the 10th Business Day after the expiration of the applicable period) prepay the Term Loans in accordance with the terms hereof (but without giving effect to clause (A) above) in an aggregate principal amount equal to the amount of the Specified Net Proceeds not so reinvested, and (B) if at the time that any prepayment would be required under this Section 2.10(b)(ii), the Borrower or any of its Restricted Subsidiaries is required to prepay or repurchase (or offer to prepay or repurchase) any ~~Parri~~Pari Passu Term Loans with any portion of the applicable Specified Net Proceeds, then the Borrower may apply such portion of the applicable Specified Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the ~~Parri~~Pari Passu Term Loans at such time; provided, that the portion of the applicable Specified Net Proceeds allocated to the ~~Parri~~Pari Passu Term Loans shall not exceed the amount of the Specified Net Proceeds required to be allocated to the ~~Parri~~Pari Passu Term Loans pursuant to the terms thereof, and the remaining amount, if any, of the Specified Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of the ~~Parri~~Pari Passu Term Loans, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the ~~Parri~~Pari Passu Term Loans decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event no later than the 10th Business Day after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than Indebtedness that is permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (B) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.21, (C) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c) and/or (D) Incremental Equivalent Debt incurred to finance all or a portion of the Term Loans in accordance with the requirements of Section 6.01(y)), the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day after) the receipt of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100.0% of such Net Proceeds to prepay the outstanding principal amount of the relevant Term Loans in accordance with clause (vi) of this Section 2.10(b).

(iv) [Reserved].

Notwithstanding anything in this Section 2.10(b) to the contrary:

(A) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.10(b)(i) or 2.10(b)(ii) to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or the relevant Casualty/Condemnation Event affects the assets of any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Borrower of any such amount would be prohibited under any applicable law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager or member of management of such Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions, for a period not to exceed 12 months from the date of the event or calculation giving rise to such repatriation, required by applicable law to permit such repatriation without violating local law or incurring material tax, regulatory or cost consequences); it being understood that if the repatriation of the relevant affected Excess Cash Flow or Specified Net Proceeds, as the case may be, is permitted under the applicable law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Specified Net Proceeds, the relevant Foreign Subsidiary will promptly repatriate the relevant Excess Cash Flow or Specified Net Proceeds, as the case may be, and the repatriated Excess Cash Flow or Specified Net Proceeds, as the case may be, will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent required herein (without regard to this clause (A)),

(B) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.10(b)(i) or 2.10(b)(ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or other non -Wholly-Owned Subsidiary or the relevant Specified Net Proceeds are received by any joint venture or other non -Wholly-Owned Subsidiary, in each case, for so long as the distribution to the Borrower of such Excess Cash Flow or Specified Net Proceeds would be prohibited under the Organizational Documents or joint venture agreements governing such joint venture or other non -Wholly-Owned Subsidiary; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Specified Net Proceeds, the relevant joint venture or other non -Wholly-Owned Subsidiary will promptly distribute the relevant Excess Cash Flow or the relevant Specified Net Proceeds, as the case may be, and the distributed Excess Cash Flow or Specified Net Proceeds, as the case may be, will be promptly (and in any event not later than five (5) Business Days after such distribution) applied to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent required herein (without regard to this clause (B)),

(C) if the Borrower determines in good faith in consultation with the Administrative Agent that the repatriation to the Borrower of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.10(b)(i) or 2.10(b)(ii) that are attributable to Foreign Subsidiaries would result in a material Tax liability to the Borrower or any Restricted Subsidiary or any of the direct or indirect owners of Capital Stock of the Borrower (including any material withholding Tax or any material tax distribution) (such amount, a “Restricted Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Section 2.10(b)(i) or 2.10(b)(ii), as applicable, shall be reduced by the Restricted Amount; it being understood that to the extent that the repatriation of the relevant Excess Cash Flow or Specified Net Proceeds attributable to the relevant Foreign Subsidiary would no longer have an adverse tax consequence within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Specified Net Proceeds, as the case may be, an amount equal to the Excess Cash Flow or the Specified Net Proceeds, as applicable and to the extent available, not previously applied pursuant to this clause (C) shall be promptly applied to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent required herein (without regard to this clause (C)), and

(D) notwithstanding anything in this Agreement to the contrary, the non-application of any amount required to be prepaid pursuant to Sections 2.10(b)(i) – (iv) as a result of the exceptions set forth in clause (C) above shall not constitute a Default or Event of Default, and any such amounts shall remain available for working capital and general corporate purposes of the Loan Parties and their Restricted Subsidiaries for so long as such amounts are not required to be prepaid pursuant to this Section 2.10(b).

(v) Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.10(b) (other than clause (iii) or (iv) thereof), to decline all (but not a portion) of its Applicable Percentage of such prepayment ~~(such declined amounts, the “Declined Proceeds”)~~, in which case the remaining amount thereof may be retained by the Borrower. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vi) Except as otherwise provided in any Refinancing Amendment, any Incremental Facility Amendment or any Extension/Modification Amendment, each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding, provided that any prepayment of Term Loans pursuant to clause (iii) of this Section 2.10(b) resulting from Indebtedness of the kind described in the parenthetical to such clause shall be applied to the applicable Class of Term Loans being refinanced. With respect to each Class of Term Loans, all accepted prepayments under this Section 2.10(b) shall be applied on a pro rata basis against the remaining scheduled installments of principal due in respect of such Term Loans (including the payment due on the Initial Term Loan Maturity Date), and each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentage of the applicable Class.

(vii) [Reserved].

(viii) Prepayments made under this Section 2.10(b) shall be (A) accompanied by accrued interest as required by Section 2.12 and (B) in the case of prepayments of Term Loans under clause (iii) above, subject to Section 2.11(e), but shall otherwise be without premium or penalty.

SECTION 2.11 Fees.

(a) [Reserved].

(b) [Reserved].

(c) The Borrower agrees to pay (i) to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter and (ii) all other fees and payments required by the Fee Letter.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(e) Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to Administrative Agent, for the account of the Lenders, the Applicable Premium (together with any accrued and unpaid interest). Without limiting the generality of Sections 2.10(a) and (b), it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Applicable Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Applicable Premium payable in accordance with this Section 2.11(e) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event, and the Borrower and the other Loan Parties agree that it is reasonable under the circumstances currently existing. The Applicable Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and the other Loan Parties expressly agree that (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Premium, if any, shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium, (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.10(e), (E) their agreement to pay the Applicable Premium is a material inducement to the Lenders to provide the Commitments and make the Term Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Applicable Premium Trigger Event. Each of Holdings and the Borrower agree that it shall not, and it shall not allow the Restricted Subsidiaries, to challenge the validity of the Applicable Premium in any Insolvency Proceeding and agree that they shall not object (or support any objection) to the payment thereof.

(f) ~~[Reserved].~~ If, on any Specified Relief Condition Testing Date, the Specified Relief Condition shall not have been satisfied as of such date, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders based on their pro rata share of the principal amount of the Term Loans outstanding, a premium equal to 2.00% of the outstanding principal amount of the Term Loans as of such date (a “Specified Relief Premium”). The Specified Relief Premium shall be payable in kind and shall be automatically capitalized to the principal amount of the Loans on each Specified Relief Condition

Testing Date unless the Borrower shall have delivered an officer’s certificate (in a manner satisfactory to the Administrative Agent) certifying that the Specified Relief Condition is satisfied as of such date, and such capitalized Specified Relief Premium shall constitute principal on such Loans for all purposes under this Agreement and the other Loan Documents and shall accrue interest at the Applicable Rate. In the event that the Specified Relief Condition shall have been satisfied as of any Specified Relief Condition Testing Date but shall thereafter fail to be satisfied at any time for a period of 30 days, the Specified Relief Condition shall be deemed to have not been satisfied as of such Specified Relief Condition Testing Date, and the Specified Relief Premium for such Specified Relief Condition Testing Date (together with all interest that would have accrued thereon (and on any such capitalized interest) between such Specified Relief Condition Testing Date and such 30th date after the failure of the Specified Relief Condition) shall become immediately due and payable, and shall be automatically capitalized to the principal amount of the Loans on such 30th day after the failure of the Specified Relief Condition. All such capitalized amounts shall thereafter constitute principal on such Loans for all purposes under this Agreement and the other Loan Documents and shall accrue interest at the Applicable Rate.

(g) Unless otherwise indicated herein, all computations of accruing fees shall be made on the basis of a 365 or 366-day, as applicable, year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12 Interest.

(a) The Term Loans comprising each Borrowing shall bear interest at the Applicable Rate.

(b) [Reserved].

(c) Notwithstanding the foregoing, upon written notice to the Borrower from the Required Lenders following the occurrence and during the continuance of any Event of Default (and automatically following an Event of Default under Section 7.01(f) or Section 7.01(g)), the outstanding Term Loans shall, as of the date of such Event of Default (which shall apply retroactively), bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of outstanding principal of any Term Loan, 2.00% plus the rate otherwise applicable to such Term Loan as provided in the preceding clauses of this Section or (ii) in the case of any other outstanding amount, 2.00% plus the rate of interest applicable to Loans.

(d) Accrued interest on each Term Loan shall be payable quarterly in arrears (i) on each Interest Payment Date for such Loan and (ii) on the Maturity Date applicable to such Loan; provided, that (A) interest accrued pursuant to clause (c) of this Section shall be payable on demand and (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and; provided further, that, notwithstanding any provision to the contrary herein, at the option of the Borrower (and upon not less than twenty (20) calendar days’ prior written notice from the Borrower to the Administrative Agent prior to the relevant Interest Payment Date), until the date following the two (2) year anniversary of the Closing Date all (but not a part of) interest may be paid in kind (in lieu of cash) by being capitalized to the principal amount of such Loans on each Interest Payment Date and shall thereafter constitute principal on such Loans for all purposes under this Agreement and the other Loan Documents and such capitalized interest shall accrue interest at the Applicable Rate (it being understood and agreed that if the Borrower does not pay interest in cash on any such date, no Event of Default shall result therefrom and the Borrower shall be deemed to have elected to pay such interest in kind).

(e) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

(f) [Reserved].

SECTION 2.13 [Reserved].

SECTION 2.14 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) subjects any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on or with respect to its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on any Lender any other condition (other than Taxes) affecting this Agreement;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by clause (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided, that the Borrower shall not be liable for such compensation if (1) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (2) [reserved] or (3) in the case of requests for reimbursement under clause (iii) above, the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity) in an amount deemed by such Lender to be material, then, within 30 days of receipt by the Borrower of the certificate contemplated by clause (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that the Borrower shall not be liable for such compensation if the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(c) Any Lender requesting compensation under this Section 2.14 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or the holding company thereof, as applicable, as specified in clauses (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15 [Reserved].

SECTION 2.16 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment (as determined by the applicable withholding agent in good faith), then (i) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.16), each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall timely pay any Other Taxes (without duplication with any amounts paid under Section 2.16(a)) to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for any Other Taxes.

(c) The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by the Administrative Agent or such Lender, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), 2.16(f)(ii)(B) and 2.16(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, (x) with respect to payment of interest under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) two executed copies of IRS Form W-8ECI;

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed copies of a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a participating Lender), two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-4, IRS Form W- 9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-3 on behalf of each such direct or indirect partner;

(C) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in an applicable withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) such additional documentation reasonably requested by the Borrower or the Administrative Agent and as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.16(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.16 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this clause (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.16, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.14, 2.16 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.18(b), each borrowing of Loans of a given Class, each payment or prepayment of principal of any Borrowing, and each payment of interest on the Loans of a given Class shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the date and time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of each applicable Intercreditor Agreement (including the Pari Passu Intercreditor Agreement), all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees (including, without limitation, any Applicable ~~Permium~~Premium), indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or Lender from the Borrower constituting Secured Obligations, third, on a pro rata basis to pay interest due and payable in respect of the Loans and any other Secured Obligations, fourth, on a pro rata basis to payment of the portion of the Obligations constituting unpaid principal on the Loans, fifth, to the payment of any other Secured Obligation due to the Administrative Agent, any Lender (or any Affiliate thereof) or any other Secured Party by the Borrower, and sixth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct. Any proceeds of Collateral received by the Administrative Agent while no Event of Default exists and no portion of the Loans have been accelerated hereunder shall be paid to the Borrower, other than a payment expressly contemplated herein, which shall be applied as required hereunder.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class of the other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of each applicable Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended, restated, supplemented or otherwise modified from time to time) or (B) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.18(b), 2.21, 2.22, 9.02(c) and 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then the applicable Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.06(b) or Section 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

(a) If (i) any Lender requests compensation under Section 2.14, or (ii) any Loan Party is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending or issuing office for funding, booking or issuing its Loans hereunder affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (B) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) [reserved], (iii) any Loan Party is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iv) [reserved], (v) any Lender (or any Participant in respect of any Lender) is a Disqualified Institution or a Disqualified Person (solely for this purpose, in each case, whether or not it was such at the time it acquired any Commitment or Loan (or any participation therein) subject to the assignment and delegation pursuant to this clause (b)) or (vi) in connection with any proposed amendment, waiver, consent or other modification requiring the consent of “each Lender” or “each Lender directly and adversely affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which the consent of the Required Lenders has been obtained, as applicable, any Lender does not provide its consent thereto (each such Lender described in this clause (vi), a “Non -Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate all the Commitments of such Lender and repay all the outstanding Loans of such Lender (or terminate the Commitment of such Lender of the applicable Class or Classes and repay all the outstanding Loans of such Lender of the applicable Class or Classes), in each case, without any obligation to terminate any Commitment or prepay any Loan of any other Lender, or (B) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement (or all of its interests, rights and obligations under this Agreement as a Lender of the applicable Class or Classes) to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment and delegation); provided, that (1) subject to, in the case of any Lender that is a Disqualified Person, Section 9.05(f)(ii), such Lender has received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued fees and all other amounts (including, to the extent applicable, amounts payable to it under Section 2.11(e) (it being understood and agreed that, to the extent a Lender replaced pursuant to this Section 2.18(b) receives a prepayment fee pursuant to Section 2.11(e), any assignees of such replaced Lender’s Term Loans and any subsequent assignee thereof shall not also be entitled to receive any prepayment fee in accordance with Section 2.11(e)) payable to it under any Loan Document (if applicable, in each case, only to the extent the foregoing amounts relate to its interest as a Lender of the applicable Class or Classes), (2) in the case of any assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment and delegation would result in a reduction in such compensation or payments and (3) such assignment and delegation does not conflict with applicable law. No Lender (other than a Disqualified Institution or a Disqualified Person) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is required to assign and delegate any of its rights or obligations pursuant to this Section 2.18(b) or Section 9.05(f)(ii), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and delegation and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided, that, notwithstanding anything to the contrary in Section 9.05, the failure of such Lender to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such assignment and delegation (and the corresponding sale and purchase) invalid), and any such assignment and delegation shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 2.18(b) or Section 9.05(f)(ii).

SECTION 2.19 Tax Treatment. Each party hereto hereby acknowledges and agrees that the Term Loans shall be treated as part of an “investment unit” under the principles of Section 1273(c)(2) of the Code, which shall include the Warrants as set forth in the Warrant Agreement. Notwithstanding anything to the contrary contained herein, each party hereto hereby further acknowledges and agrees that for U.S. federal, state and local income tax purposes (i) the holders of the Warrants shall be treated as acquiring the Warrants directly from the Parent (and not from the Borrower) pursuant to the Warrant Agreement for the Aggregate Purchase Price of the Warrants set forth in Section 6.3 of the Warrant Agreement, (ii) accordingly, the “issue price” of the Term Loans under Section 1273(b) of the Code (and, notwithstanding the principal amounts owed on the Term

Loans or the actual cash extended to Borrower by the Lenders for income tax purposes) shall be determined by taking into account the Aggregate Purchase Price allocated to the Warrants (and, therefore, such issue price shall be determined by subtracting such Aggregate Purchase Price (as defined in Section 6.3 of the Warrant Agreement)for the Warrants from the principal amount) and (iii) if the difference between the aggregate principal amounts of the Term Loans and the aggregate “issue price” of the Term Loans is more than “de minimis,” the difference shall be “original issue discount.”

SECTION 2.20 [Reserved].

SECTION 2.21 Incremental Credit Extension.

(a) The Borrower may, solely with the consent of the Required Lenders, on one or more occasions pursuant to an Incremental Facility Amendment, (i) add one or more new Classes of term facilities (each, an “Incremental Term Facility” and the loans thereunder, “Incremental Term Loans”) and/or (ii) increase the principal amount of the Term Loans of any existing Class (any such increase, an “Incremental Increase” and, together with any Incremental Term Facility, collectively, the “Incremental Facilities”; and the loans thereunder, together with any Incremental Term Loans, collectively, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed, when taken together with the aggregate outstanding principal amount of all Incremental Equivalent Debt, the Shared Fixed Incremental ~~Cap~~Amount; provided, that:

(i) no Incremental Term Facility may be in an aggregate principal amount that is less than $5,000,000 (or such lesser amount as shall be the remaining amount of the Shared Fixed Incremental ~~Cap~~Amount or to which the Administrative Agent may reasonably agree),

(ii) no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender,

(iii) no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender (other than Required Lenders), other than in its capacity, if any, as an Incremental Lender providing all or part of such Incremental Facility or Incremental Loan,

(iv) in the case of an Incremental Increase, the terms of such Incremental Increase (other than (A) to the extent not affecting fungibility for Tax purposes, original issue discount and upfront fees and (B) in the case of an Incremental Increase with respect to any Class of Term Loans, any customary escrow provisions applicable thereto that are reasonably acceptable to the Administrative Agent (including any mandatory prepayment thereof required if the conditions to the release from escrow are not satisfied) prior to the release of the proceeds of any Incremental Loans made thereunder from escrow) shall be the same as the terms of the applicable Class of Term Loans subject to such Incremental Increase,

(v) the Effective Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the Borrower and the Incremental Lenders providing such Incremental Facility,

(vi) the Maturity Date with respect to any Incremental Term Loans shall be no earlier than 91 days following the Latest Term Loan Maturity Date as of the date of effectiveness of such Incremental Facility,

(vii) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the longest remaining Weighted Average Life to Maturity of any then- existing Class of Term Loans (without giving effect to the reduction of any required amortization payments from any prepayments of the Term Loans); provided, that Incremental Term Loans may be in the form of customary bridge loans so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this ~~cluase~~clause (vii),

(viii) (A) any Incremental Term Facility shall be ~~parri~~pari passu or junior in right of payment and pari passu or junior with respect to security with any then-existing Class of Loans or unsecured and (B) no Incremental Facility may be (x) guaranteed by any Person that is not a Loan Party (other than a Person that becomes a Loan Party substantially concurrently with the incurrence of such Incremental Facility) or (y) secured by any assets other than the Collateral (other than assets that become Collateral substantially concurrently with the incurrence of such Incremental Facility), provided that any Incremental Term Facility that is secured on junior lien basis to the Obligations, unsecured or subordinated in right of payment to the Obligations shall be ~~incured~~incurred pursuant to separate credit or facilities documentation and shall be subject to an Intercreditor Agreement,

(ix) ~~no Incremental Term Loans may participate in any mandatory prepayment under Section 2.10(b) on any basis until the Termination Date shall have occurred with respect to each then-existing Class of Term Loans,~~[reserved],

(x) ~~subject to Sections 1.10(a) and 2.21(h),~~ (A) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of the effectiveness of such Incremental Facility with the same effect as though such representations and warranties had been made on and as of such date; provided, that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such date or for such period, and (B) no Event of Default shall exist immediately prior to or immediately after giving effect to such Incremental Facility,

(xi) subject to the foregoing terms of this Section 2.21(a), any Incremental Term Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the Incremental Lenders providing such Incremental Term Facility; provided that except with respect to Effective Yield, final maturity or commitment termination, amortization, prepayments (including restrictions on prepayment) and premiums, escrow provisions and except as otherwise permitted herein, the terms of any Incremental Term Facility shall not be materially more restrictive (when taken as a whole and as reasonably determined by the Borrower in good faith and as certified in writing to the Administrative Agent by a Responsible Officer of the Borrower) on the Borrower and its Restricted Subsidiaries than those applicable to any then-existing Class of Term Loans, as applicable (other than any terms which are applicable only after the Latest Term Loan Maturity Date as of the date of effectiveness of such Incremental Facility) unless any such terms of any Incremental Term Facility that are materially more favorable to the Incremental Lenders under such Incremental Facility than those applicable to any then-existing Class of Term Loans are then added to the Loan Documents for the benefit of the Lenders under each such then-existing Class of Term Loans, and

(xii) the proceeds of any Incremental Facility ~~may be used for working capital and other general corporate purposes (including permitted acquisitions, permitted Investments and Restricted Payments, permitted prepayments of Restricted Debt, payments in respect of earn-outs, holdbacks and other similar deferred acquisition consideration related to any permitted acquisitions (including for the avoidance of doubt, any acquisition consummated prior to the Closing Date), consummated prior to or substantially concurrently with the incurrence of such Incremental Facility) and for any other purposes not prohibited by the terms of the Loan Documents~~shall be used solely for the purpose of reducing the Outstanding Amount (as defined in the Pari Passu Credit Agreement) of Revolving Loans under the Revolving Facility.

(b) Incremental Commitments may only be provided by ~~any~~an existing Lender ~~or by any other Eligible Assignee~~ (each, an “Incremental Lender”)~~; provided, that the Administrative Agent shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments solely if such consent would be required under Section 9.05(b) for an assignment of Loans of the applicable Class to such Incremental Lender; provided, further, that no Incremental Lender shall be an Affiliated Lender~~.

(c) Each Incremental Lender providing a portion of any Incremental Facility shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Facility. ~~On the effective date of such Incremental Facility, each Incremental Lender that is not then a Lender shall become a Lender for all purposes in connection with this Agreement.~~

(d) As conditions precedent to either ~~to~~ the effectiveness of any Incremental Facility or to the making of any Incremental Loans (as set forth in the applicable Incremental Facility Amendment), (i) the Administrative Agent shall be entitled to receive such customary written opinions of counsel, customary secretary’s certificate, customary officer’s certificate (as to the satisfaction of the conditions set forth in clause (a)(x) above, to the extent such conditions are applicable), customary reaffirmation agreements and customary supplements and/or amendments to the Collateral Documents as it shall reasonably request, (ii) ~~the Administrative Agent shall be entitled to receive, from each Incremental Lender that is not then a Lender, an Administrative Questionnaire and such other documents as it shall reasonably request from such Incremental Lender~~[reserved], (iii) the Administrative Agent and the Incremental Lenders shall be entitled to receive all fees required to be paid in respect of such Incremental Facility or Incremental Loans pursuant to agreements separately agreed to by the Borrower and (iv) in the case of the making of any Incremental Loans under an Incremental Term Facility or an Incremental Increase with respect to any existing Class of Term Loans, the Administrative Agent shall have received a Borrowing Request (it being understood that such Borrowing Request shall not be required to contain any representation, warranty or certification).

(e) [Reserved].

(f) [Reserved].

(g) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to this Agreement or any other Loan Document as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.21, including any amendments necessary to establish new Classes of Loans and Commitments hereunder (including for purposes of prepayments and voting) or to reflect an increase in any existing Class of Loans and Commitments and any technical amendments relating thereto, in each case, on terms consistent with this Section 2.21. The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Incremental Facility Amendment, will not be unreasonably withheld, delayed or conditioned.

(h) ~~Notwithstanding anything to the contrary in this Section 2.21 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition (including a Limited Condition Acquisition), other investments or repayment of Indebtedness requiring irrevocable notice in advance of such prepayment, the availability thereof shall be subject to (i) in the case of the representations and warranties made in connection therewith, customary “SunGard” or “certain funds” conditionality and (ii) (x) no Event of Default at the time of, or immediately after giving effect to, execution of definitive documentation for such Limited Condition Acquisition or notice of repayment and (y) no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) at the time of, or immediately after giving effect to, the funding of such Incremental Facility or the making of such repayment~~[Reserved].

(i) This Section 2.21 shall supersede any provision in Section 2.17 or 9.02 to the contrary.

SECTION 2.22 Extensions and Modifications of Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension/Modification Offer”) made from time to time by the Borrower to all Lenders holding Loans or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender that accepts the terms contained in the relevant Extension/Modification Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and/or otherwise to modify the terms of all or a portion of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Extension/Modification Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension/Modification”); it being understood that any Extended/Modified Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted; provided that the following terms are satisfied:

(i) [reserved];

(ii) except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to clauses (iii), (iv) and (v) below, be determined by the Borrower and any Lender that agrees to an Extension/Modification of its Term Loans and set forth in the relevant Extension/Modification Offer), (B) terms applicable to such Extended/Modified Term Loans (as defined below) that are more favorable to the Lenders of such Extended/Modified Term Loans than those contained in the Loan Documents and are then added to the Loan Documents for the benefit of the Term Lenders pursuant to the applicable Extension/Modification Amendment and (C) any covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of effectiveness of such Extension/Modification), the Term Loans of any Lender that are extended or otherwise modified pursuant to any Extension/Modification (any such Term Loans, the “Extended/Modified Term Loans”) shall have terms substantially consistent with (or terms not less favorable to existing Lenders than) the terms of the Class of Term Loans subject to the relevant Extension/Modification Offer;

(iii) the Maturity Date of any Extended/Modified Term Loans may be no earlier than the Maturity Date of the Class of Term Loans subject to the relevant Extension/Modification Offer at the time of the effectiveness of the applicable Extension/Modification;

(iv) the Weighted Average Life to Maturity of any Extended/Modified Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans subject to the relevant Extension/Modification Offer at the time of the effectiveness of the applicable Extension/Modification;

(v) any Extended/Modified Term Loans may participate in any mandatory prepayment under Section 2.10(b) on a pro rata basis (or on less than pro rata basis, but, except with respect to any mandatory prepayment referred to in the parenthetical clause in Section 2.10(b)(iii), not on a greater than pro rata basis) with any then-existing Class of Term Loans;

(vi) if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension/Modification Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended or modified by the Borrower pursuant to such Extension/Modification Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended or modified ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension/Modification Offer;

(vii) unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $10,000,000; and

(viii) [reserved].

(b) (i) No Extension/Modification consummated in reliance on this Section 2.22 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.10, (ii) the scheduled amortization payments (insofar as such Extension/Modification affects payments due to Lenders participating in the relevant Class) set forth in Section 2.09 shall be adjusted to give effect to any Extension/Modification of any Class of Loans and/or Commitments and (iii) except as set forth in clause (a)(vii) above, no Extension/Modification Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension/Modification Condition”) to the consummation of any Extension/Modification that a minimum amount (to be specified in the relevant Extension/Modification Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable Classes be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension/Modification Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended/Modified Term Loans on such terms as may be set forth in the relevant Extension/Modification Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.09, 2.10 and/or 2.17) or any other Loan Document that may otherwise prohibit any such Extension/Modification or any other transaction contemplated by this Section 2.22.

(c) Subject to any consent required under Sections 2.22(a)(vii) or 2.22(a)(viii), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension/Modification, other than the consent of each Lender agreeing to such Extension/Modification with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended/Modified Term Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed by the Loan Guarantors on a pari passu basis with all other Credit Facilities. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension/Modification Amendment and/or any amendment to this Agreement or any other Loan Document as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this

Section 2.22, including any amendments necessary to establish new Classes of Loans and Commitments hereunder (including for purposes of prepayments and voting) or to reflect an increase in any existing Class of Loans and Commitments and any technical amendments relating thereto, in each case, on terms consistent with this Section 2.22. The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Extension/Modification Agreement, will not be unreasonably withheld, delayed or conditioned.

(d) In connection with any Extension/Modification, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the Credit Facilities hereunder after such Extension/Modification), if any, as may be established by, or acceptable to, the Administrative Agent, in each case, acting reasonably to accomplish the purposes of this Section 2.22.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required hereunder, Holdings (solely with respect to Sections 3.01, 3.02, 3.03, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.13, 3.14, 3.16, 3.17 and 3.19) and the Borrower hereby represent and warrant to the Lenders that:

SECTION 3.01 Organization; Powers. Holdings, the Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the law of its jurisdiction of organization, (b) has all requisite corporate or other organizational power and authority to own its assets and to carry on its business as now conducted, (c) has all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted and (d) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in the case of each clause referred to above (other than clause (a)(i) and clause (a)(ii) with respect to the Borrower), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The execution, delivery and performance of each Loan Document by each Loan Party that is a party thereto are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of each Loan Document by each Loan Party that is a party thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings or other actions the failure to obtain or make which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) such Loan Party’s Organizational

Documents or (ii) any law applicable to such Loan Party, which violation, in the case of this clause (b)(ii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (c) will not violate or result in a default under any Contractual Obligation to which such Loan Party is a party, which violation or default, in the case of this clause (c), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements of the Borrower referred to in Section 4.01(e) as of or for the fiscal year ended as of December 31, 2021 and the fiscal quarters ended June 30, 2022 and September 30, 2022 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries on as of the dates and for the periods covered thereby in accordance with GAAP, subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments. Except for its obligations under the Loan Documents, Holdings has no assets or liabilities other than the Capital Stock of the Borrower and ordinary course liabilities relating to its existence and status as a holding company.

(b) The pro forma balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2022 and related consolidated statements of operations and cash flows, as well as pro forma levels of Consolidated Adjusted EBITDA and other operating data, in each case for the twelve month period ending as of such date, copies of which have been delivered to the Initial Term Lenders prior to the date hereof, were prepared by the management of the Borrower in good faith and fairly and accurately present the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the Transactions ~~occuring~~occurring on the Closing Date, (ii) the making of the Initial Term Loans, (iii) the application of the proceeds therefrom as contemplated hereby and (iv) the payment of Transaction Costs. As of the date of such balance sheet and the date hereof, no Loan Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

(c) Since December 31, 2019, there have been no events, developments or circumstances that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05 Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Material Real Estate Asset that is owned by any Loan Party.

(b) The Borrower and its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes and Permitted Liens and (ii) where the failure to have such title, rights or interests would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all Copyrights embodied in software) and all other intellectual property rights (“IP Rights”) as such rights are used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use any of such IP Rights would not, or where the infringement or misappropriation of any IP Rights of any third party would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to or has received written notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Claim against, or any Environmental Liability of, the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c) Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released, or arranged for the treatment, storage, transportation or disposal of, any Hazardous Materials on, at, under or from any currently or formerly operated real estate or facility, or any other location, in a manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with all laws applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the laws covered by Section 3.17.

SECTION 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of Holdings, the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings diligently conducted and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA.

(a) Each Plan and each Foreign Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable law, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries has any obligation to provide health or other welfare benefits (through the purchase of insurance or otherwise) for any retired or other former employee other than continued health insurance as required by Section 4980B of the Code for which the retiree or other former employee pays the full cost.

(d) No Loan Party is a Benefit Plan.

SECTION 3.11 Disclosure.

(a) With respect to information relating to Holdings, the Borrower and its subsidiaries, all written information (other than the Projections, other forward-looking information, information of a general economic or industry-specific nature and all third party memos and reports) concerning Holdings, the Borrower and its subsidiaries that is made available to any Lender or the Administrative Agent in connection with the Transactions or the Loan Documents on or before the Closing Date, when taken as a whole, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time the Projections were made available to the Administrative Agent (it being recognized that the Projections are as to future events and are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, the Projections by their nature are inherently uncertain and are not a guarantee of financial performance, no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by the Projections may not be achieved and actual results may differ significantly from the projected results and such differences may be material).

SECTION 3.12 Solvency. As of the Closing Date, immediately after the incurrence of the Loans on the Closing Date and the consummation of the other Transactions to be consummated on the Closing Date, (a) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair saleable value (on a going concern basis) of the assets of the Borrower and its subsidiaries, taken as a whole; (b) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in the ordinary course of business; (c) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its subsidiaries, taken as a whole, contemplated as of the Closing Date; and (d) the Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as they become absolute and mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

SECTION 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, as of the Closing Date, a correct and complete list of the name, the jurisdiction of organization and the type of entity of Holdings and each of its subsidiaries and, as to each subsidiary, the ownership interest therein held by Holdings or its other subsidiaries. All issued and outstanding Capital Stock of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than those in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and other Permitted Liens, and such Capital Stock were issued in compliance with all applicable Laws. No shares of the Capital Stock of any Loan Party (other than Holdings), other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.13, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any Capital Stock of any such entity (other than Holdings). None of the subsidiaries of Holdings are Unrestricted Subsidiaries.

SECTION 3.14 Security Interest in Collateral. Subject to the Pari Passu Intercreditor Agreement, the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and the other Loan Documents, the Collateral Documents executed and delivered by the Loan Parties on the Closing Date create legal, valid and enforceable Liens on all of the Collateral expressed to be subject thereto in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens shall constitute fully perfected Liens (subject to no Liens other than Permitted Liens and with the priority that such Liens are expressed to have under the relevant Collateral Documents) on such Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case, as and to the extent set forth therein.

SECTION 3.15 Labor Disputes. Except would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

SECTION 3.16 Federal Reserve Regulations. None of Holdings, the Borrower or any of its Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might result in a violation of Regulation T, U or X.

SECTION 3.17 OFAC; USA PATRIOT ACT; and FCPA.

(a) (i) None of Holdings, the Borrower, any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is a Sanctioned Person; and (ii) the Borrower and its Restricted Subsidiaries will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Loan or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person or any activities in any Sanctioned Country, except to the extent licensed or otherwise approved by the applicable Sanctions authority.

(b) To the extent applicable, each Loan Party is in compliance with (i) the USA PATRIOT Act, (ii) any Sanctions and (iii) Anti-Corruption Laws.

(c) The Borrower and its Restricted Subsidiaries will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Loan in furtherance of any offers, payments, promises to pay, or authorizations of the payment or giving of money, or anything else of value, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper or due advantage in violation of Anti-Corruption Laws.

SECTION 3.18 Use of Proceeds. The Loan Parties will use the proceeds of the Loans only as provided in Section 5.11.

SECTION 3.19 Healthcare Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:

(a) no written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation, review or proceeding is pending, or to any Loan Party’s knowledge, threatened to, against or affecting any Loan Party by or before any Governmental Authority or other Person with respect to any (i) alleged violation by any Loan Party of any Healthcare Law; or (ii) alleged failure by any Loan Party to have any Healthcare Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof;

(b) the Borrower and its Restricted Subsidiaries have: (i) obtained and currently have all Healthcare Permits necessary to conduct their operations in the ordinary course of business; and (ii) maintained in all material respects all records required to be maintained under Healthcare Laws.

(c) the Borrower and its Restricted Subsidiaries have obtained from or have timely filed with (i) the Medicare program, approval to receive the provider numbers which will permit Borrower and its applicable Restricted Subsidiaries to bill the Medicare program with respect to covered services rendered by them to patients insured under the Medicare program, if any, and (ii) the applicable Medicaid programs’ approval to receive the provider numbers which will permit Borrower and its applicable Restricted Subsidiaries to bill the Medicaid program with respect to covered services rendered by them to patients insured under the Medicaid programs, if any. To the knowledge of any Loan Party, the Borrower and its Restricted Subsidiaries are in material compliance with the conditions of participation in the Medicare, Medicaid and other federal or state healthcare programs to the extent necessary for their material operations in the ordinary course of business;

(d) there is no pending nor to the knowledge of any Loan Party, threatened, proceeding or investigation of Borrower or its Restricted Subsidiaries by any Governmental Authority with respect to the Medicare, Medicaid or any federal or state healthcare programs with respect to the operations of Borrower or its Restricted Subsidiaries. Without limiting or being limited by any other provision of any Loan Document, Borrower and its Restricted Subsidiaries have timely filed or caused to be filed all cost and other applicable reports, if any, of every kind required by applicable law, agreement or otherwise binding upon them, if any. To the knowledge of any Loan Party, there are no material claims, actions or appeals pending (and neither Borrower nor any of its Restricted Subsidiaries has filed any applicable claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority with respect to any applicable state or federal Medicare or Medicaid cost reports or claims filed by Borrower or any of its Restricted Subsidiaries, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such applicable cost reports or claims. No material validation review or program integrity review related to Borrower or any of its Restricted Subsidiaries or the consummation of the transactions contemplated herein or to the Collateral has been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare, Medicaid or other federal or state healthcare programs, and to the knowledge of the Loan Parties, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby. Neither Borrower nor any of its Restricted Subsidiaries, nor, to the knowledge of any Loan Party, or its or their officers, directors, or managing employees are, or while this Agreement shall remain in effect shall be, excluded from participation in, or sanctioned or convicted of a crime under or with respect to the Medicare, Medicaid or any federal or state healthcare programs, nor to the best of the Loan Parties’ knowledge, is any such exclusion threatened. Neither Borrower nor any of its Restricted Subsidiaries has received any written notice from any of the Medicare, Medicaid or any state or federal healthcare programs, or any other third party payor programs, of any pending or threatened investigations, reviews or surveys of Borrower, its Subsidiaries, or its or their directors, officers or managing employees, and no Loan Party has actual knowledge that any such investigation, reviews or surveys are pending or threatened; and

(e) each of Borrower and its Restricted Subsidiaries has and shall maintain (i) all applicable Medicare, Medicaid and other federal or state healthcare program provider numbers necessary for the conduct of operations in the ordinary course of business, and (ii) arrangements with third party payors to the extent necessary to conduct operations in the ordinary course of business.

ARTICLE 4

CONDITIONS

SECTION 4.01 Closing Date. The obligations of each Initial Term Lender to make its Initial Term ~~Loan~~ Commitment and the Initial Term Loans to be made on the Closing Date is subject solely to the satisfaction of the following conditions precedent (or waiver of such conditions precedent in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each Loan Party party thereto a counterpart signed by such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Loan Party has signed a counterpart) of this Agreement, the Security Agreement, the applicable Intellectual Property Security Agreements and the Guarantee

Agreement, (ii) from Holdings and the Borrower, a completed Perfection Certificate, dated the Closing Date and executed by a Responsible Officer thereof, (iii) from the Parent, an executed Warrant Agreement, (iv) from the Borrower, a Borrowing Request as required by Section 2.03 and each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (v) from the Pari Passu Administrative Agent and each Loan Party party thereto, an executed Pari Passu Intercreditor Agreement.

(b) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Goodwin Procter LLP, in its capacity as counsel for the Loan Parties, and (ii) Hill Ward Henderson, in its capacity as Florida counsel for the applicable Loan Parties, in each case dated the Closing Date and addressed to the Administrative Agent, the Lenders and with respect to the Loan Documents executed on the Closing Date.

(c) Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, each dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (1) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party certified by the relevant authority of its jurisdiction of organization (to the extent reasonably available in the applicable jurisdiction), (2) the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (3) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, and such by-laws or operating, management, partnership or similar agreement are in full force and effect as of the Closing Date and (4) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization (to the extent applicable in such jurisdiction).

(d) Representations and Warranties. The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects, if qualified by materiality or “Material Adverse Effect”), in each case, on and as of the Closing Date (unless such representations and warranties relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date (or in all respects, if qualified by materiality or “Material Adverse Effect”)).

(e) Financial Statements. The Administrative Agent shall have received (i) the audited consolidated balance sheet of the Group Companies for the Fiscal Year ended as of December 31, 2021, and the related audited consolidated statements of statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies for each of the periods then ended, (ii) the unaudited consolidated balance sheet of the Group Companies as of June 30, 2022 and September 30, 2022, and the related unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies for the periods then ended and (iii) a pro forma consolidated balance sheet and a related consolidated statement of operations of Holdings and its subsidiaries as of and for, as applicable, the four Fiscal Quarter period ended on September 30, 2022 prepared in good faith after giving effect to the initial incurrence of the Credit Facilities as if the initial incurrence of the Credit Facilities had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations); provided, that, in each case, no financial statement or pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(f) Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans on the Closing Date, the Lenders and the Administrative Agent shall have received all fees and reimbursement of all reasonable out-of-pocket expenses (including reasonable legal fees and expenses), in each case required to paid or reimbursed by the Borrower pursuant to the Fee Letter and for which invoices in reasonable detail have been presented at least one (1) Business Day prior to the Closing Date (or such later date to which the Borrower may agree and which amounts may be offset against the proceeds of the Credit Facilities).

(g) Event of Default. After giving effect to the Transactions, no Event of Default or Default has occurred and is continuing.

(h) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and executed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions set forth in Sections 4.01(d), and 4.01(g).

(i) Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit L from the chief financial officer (or other Responsible Officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(j) Filings, Registrations, Recordings and Deliveries. Subject to the Pari Passu Intercreditor Agreement, (i) each document (including any UCC financing statement) required by any Collateral Document or under applicable law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document shall be in proper form for filing, registration or recordation and (ii) all certificates or instruments representing or evidencing the Pledged Collateral (as defined in the Security Agreement) and that are required to be delivered pursuant to the Security Agreement shall have been delivered to the Administrative Agent (or arrangements for such delivery shall have been made substantially concurrently with the consummation of the Refinancing) in suitable form for transfer, accompanied by duly executed instruments of transfer or assignment in blank.

(k) USA PATRIOT Act and Beneficial Ownership Certification. The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least 7 days prior to the Closing Date by the Administrative Agent (on behalf of itself and the Lenders) and that the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. No later than three (3) Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has so requested the Borrower in writing at least 10 days prior to the Closing Date, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower.

(l) Borrowing Request. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or the Lenders, as the case may be, unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date, specifying its objection thereto in reasonable detail.

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the Termination Date, Holdings (solely with respect to Sections 5.02, 5.03, 5.08, 5.12. 5.14 and 5.17) and the Borrower hereby covenant and agree with the Lenders that:

SECTION 5.01 Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f)(iii)(y), to each Lender:

(a) Quarterly Financial Statements. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2023), the consolidated balance sheet of the Borrower and its Consolidated ~~Subsidairies~~Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and a Narrative Report with respect to such Fiscal Quarter;

(b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2022), the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year and setting forth in comparative form the corresponding figures for the previous Fiscal Year, together with a report thereon of an independent registered public accounting firm of recognized national standing, which report shall not contain any qualification or explanatory paragraph as to “going concern” (except for any such qualification or explanatory paragraph pertaining to (i) the maturity of any Indebtedness occurring within 12 months of the relevant audit or (ii) any breach or anticipated breach of any financial covenant) and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and its results of operations and cash flows for the periods indicated in accordance with GAAP, and a Narrative Report with respect to such Fiscal Year;

(c) Compliance Certificate. Within five days of each delivery of financial statements pursuant to Section 5.01(a) or 5.01(b), (i) a duly executed and completed Compliance Certificate (which shall include a calculation of the Financial Covenant in form and substance ~~reasoably~~reasonably satisfactory to the Administrative Agent) and (ii) a list identifying each subsidiary of the Borrower and each Affiliated Practice Group (and indicating whether it is a Restricted Subsidiary, an Affiliated Practice Group or an Unrestricted Subsidiary) as of the date of delivery of such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d) [Reserved]~~.~~ ;

(e) Notice of Default. Promptly (but in any event within three (3) Business Days) upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a written notice thereof describing the nature and period of existence of such condition, event or change and, in the case of clause (i), what action the Borrower has taken, is taking or proposes to take with respect thereto;

(f) Notice of Litigation. Promptly (but in any event within three (3) Business Days) upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution, or threat in writing, of any action, suit or proceeding (including, for the avoidance of doubt, any Environmental Claim) by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Restricted Subsidiary not previously disclosed in writing by the Borrower to the Administrative Agent or (ii) any material development in any such action, suit or proceeding that, in the case of either of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof describing the nature thereof;

(g) ERISA. Promptly (but in any event within three (3) Business Days) upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect, a written notice describing the nature thereof;

(h) Pari Passu Credit Agreement. Prompt (and, in any event, within 3 Business Days after the date of such amendment or notice or such longer period as the Administrative Agent may reasonably agree to) written notice (together with a copy thereof) of any amendment to the Pari Passu Credit Agreement or any material notice (including any notice of a Default or Event of Default) it receives from, or delivers to, the Pari Passu Administrative Agent pursuant to the Pari Passu Credit ~~Agreemeent~~Agreement;

(i) Information Regarding Collateral. Prompt (and, in any event, within 30 days after the relevant change or such longer period as the Administrative Agent may reasonably agree to) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) Perfection Certificate Supplement. Together with the delivery of each Compliance Certificate with respect to the financial statements required to be delivered pursuant to Section 5.01(b), a duly executed and completed Perfection Certificate Supplement;

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the applicable Parent Company and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority with jurisdiction over matters relating to securities;

(l) Other Information. Such other information (financial or otherwise) as the Administrative Agent may reasonably request in writing from time to time regarding the financial condition or business of Holdings, the Borrower and its Restricted Subsidiaries, including regarding, to the Borrower’s knowledge, any change to the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein; provided that none of Holdings, the Borrower or any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any of its subsidiaries owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)); provided, further, that in the event that Holdings, the Borrower or any Restricted Subsidiary does not provide any such information in reliance on this clause, Holdings and the Borrower shall use commercially reasonable efforts to communicate to the Administrative Agent that such information is being withheld and shall use commercially reasonable efforts to provide, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation, or without waiving such privilege, as applicable, such information; ~~and~~

(m) Healthcare Law Notice Events. Promptly upon any Responsible Officer of any Loan Party obtaining actual knowledge (but in any event within three (3) Business Days) of any complaint, order, citation, notice, request for information or other written communication from a Governmental Authority or any other Person delivered to any Loan Party with respect to, or if any officer of any Loan Party becomes aware of (i) any violation or alleged violation by a Loan Party of any applicable Healthcare Law, (ii) any pending or threatened proceeding for the termination, suspension or non-renewal of any Healthcare Permit required for operation of the Loan Parties’ business, (iii) any facts, circumstances or conditions that would reasonably be expected to result in imposition of a Lien pursuant to any Healthcare Law against or affecting any Loan Party, (iv) any pending, threatened or actual investigation or non-routine survey of Borrower or any of its Restricted Subsidiaries, or its or their officers, directors, or managing employees by any of Medicare, Medicaid, any federal or state healthcare programs or other third party payor programs, in each case of the foregoing clauses (i) – (iv) that would reasonably be expected to result in a Material Adverse Effect, a certificate of a Responsible Officer describing with reasonable specificity the communication, violation, event, condition, proceeding, facts, circumstances or conditions, including the anticipated duration of any condition, proceeding or other action reported and, the action the applicable Loan Party has taken, is taking or proposes to take with respect thereto;

(n) Additional Information. Promptly after the same becomes publicly available (or, to the extent not publicly available, after the same is delivered to the holders of any class of Indebtedness of the Borrower or its Affiliates), copies of all financial statements, material reports and other information prepared by or distributed on behalf of the Borrower or its Affiliates to the holders (or their respective advisors and representatives) of any class of Indebtedness or any public equity securities of the Borrower or its Affiliates, in each case to the extent not already provided pursuant to any other clause of this Section 5.01;

(o) Budget and Variance Reports. As promptly as practicable following the Administrative Agent’s or any Lender’s request therefor (but in any event, within five (5) Business Days of such request), (i) a 13-week consolidated weekly operating budget of the Borrower and its Subsidiaries setting forth projected operating receipts, vendor disbursements, net operating cash flow and liquidity for the periods described therein (each, a “Budget”) prepared by the Borrower’s management, covering the period commencing on or about the first calendar day of the month immediately following such request (such 13-week period, the “Applicable Budget Period”), in form and substance reasonably acceptable to the Required Lenders and (ii) a variance report prepared by a Responsible Officer of the Borrower, comparing for each Applicable Budget Period the actual results against anticipated results under the applicable Budget(s), on an aggregate basis and in reasonable detail, together with a written explanation for all material variances for any Applicable Budget Period and such other information as the Administrative Agent or any Lender may reasonably request.

Any financial statement or other document, reports, proxy statements or other materials (to the extent any such financial statement or document, reports, proxy statements or other materials included in materials otherwise filed with the SEC) required to be delivered pursuant to this Section 5.01 may be satisfied with respect to such financial statements or other documents, reports, proxy statements or other materials by the filing of the Borrower’s or Holdings’ (or any other Parent Company’s Form 8-K, 10-K or 10-Q, as applicable, with the SEC. All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov, (ii) on which the Borrower posts such documents, or provide a link thereto, on the Borrower’s website or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by the Administrative Agent); provided that (A) the Borrower shall, at the written request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to the Administrative Agent and (B) to the extent that the Borrower does not deliver copies of such documents to the Administrative Agent, the Borrower shall notify (which notification may be by facsimile or electronic transmission (including Adobe pdf copy or any automatic electronic transmission)) the Administrative Agent of the posting of any such documents on any website. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Borrower or any Narrative Report by furnishing (a) the applicable financial statements or Narrative Report of Holdings (or any other Parent Company Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such clauses (and the public filing of such report with the SEC shall, subject to clause (B) of the immediately preceding paragraph, constitute delivery under this Section 5.01); provided, that, with respect to each of clauses (a) and (b), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information (which consolidating information need not be audited and may be in footnote form) that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its Consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as presenting fairly, in all material respects, such differences, and (ii) to the extent such materials are in lieu of financial statements required to be provided under Section 5.01(b), such materials shall be accompanied by a report and opinion of an independent registered public accounting firm of recognized national standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b) as if references therein to the Borrower were references to such Parent Company.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on any Platform and (b) certain of the Lenders may be Public Side Lenders. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials as may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking any Borrower Materials “PUBLIC” and providing authorization in writing to the Administrative Agent, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Private Side Information (although it may be sensitive and proprietary); (iii) all Borrower Materials marked “PUBLIC” and authorized to pursuant to clause (ii) above are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (A) any Loan Documents and (B) any financial statements (including any accompanying Compliance Certificate) delivered pursuant to Section 5.01 or Section 4.01(e) will be deemed to be Public Side Information and may be made available to Public Lenders, unless the Borrower advises the Administrative Agent in writing that any such document is Private Side Information.

SECTION 5.02 Existence. Except as otherwise permitted under Section 6.06 or 6.13, Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.03 Payment of Taxes. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves or other appropriate provisions, to the extent required under GAAP, have been made therefor or (b) failure to pay such Tax would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty, condemnation, taking or similar event excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof, in each case, except as expressly permitted by this Agreement or where the failure so to maintain such properties or make such repairs, renewals or replacements would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses (as reasonably determined by the Borrower), in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons (as reasonably determined by the Borrower), including flood insurance with respect to each Flood Hazard Property in compliance with the Flood Insurance Laws. The Borrower will furnish to the Administrative Agent and, with respect to matters set forth on Schedule 5.15, an insurance certificate with respect to each policy of insurance maintained by or on behalf of the Loan Parties, which insurance certificate shall indicate that, in the case of each general liability insurance policy, the Administrative Agent, on behalf of the Secured Parties, has been named as an additional insured thereunder and, in the case of each casualty insurance policy (excluding any business interruption insurance policy, worker’s compensation policy or employee liability policy), the Administrative Agent, on behalf of the Secured Parties, has been named as a lender loss payee thereunder.

SECTION 5.06 Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit the Administrative Agent and the Lead Lender to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent registered public accounting firm (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable prior notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent, on behalf of the Lenders, and the Lead Lender, and not any other Lender, may exercise the rights of the Administrative Agent under this Section 5.06 and (b) the Administrative Agent and the Lead Lender shall not exercise such rights more often than one time during any calendar year; provided that the limitation in this clause (b) shall not apply at any time an Event of Default has occurred and is continuing (it being understood that, in respect of any such exercise of rights by the Administrative Agent, the Borrower shall reimburse the Administrative Agent and ~~te~~the Lead Lender for costs and expenses incurred in connection therewith in accordance with Section 9.03); provided, further, that notwithstanding anything to the contrary herein, none of Holdings, the Borrower or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower and any of its subsidiaries and/or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent (or any Person acting on its behalf in connection with the foregoing) or any Lender is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any of its subsidiaries owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06); provided, further, that in the event that Holdings, the Borrower or any Restricted Subsidiary does not disclose, permit the inspection or examination or the making of copies of, or discuss, any document, information or other matter in reliance on this clause, Holdings and the Borrower shall use commercially reasonable efforts to communicate to the Administrative Agent that such information is being withheld and shall use commercially reasonable efforts to provide, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation, or without waiving such privilege, as applicable, such information.

SECTION 5.07 Maintenance of Book and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are complete, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

SECTION 5.08 Compliance with Laws. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, comply with, (a) all applicable Sanctions and Anti-Corruption Laws and the USA PATRIOT Act and (b) all other applicable laws (including ERISA and all Environmental Laws), except, in the case of this clause (b), to the extent the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09 Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent, as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, (i) written notice describing the nature of any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state, provincial, territorial or local governmental or regulatory agency if such Release would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a), it being agreed that the obligation to provide any documents or information pursuant to this clause (ii) shall be subject to the proviso set forth in Section 5.01(l).

(b) Hazardous Material Activities, Etc. The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly take any and all actions necessary to address, to the extent required by Environmental Law, any Release or threatened Release of Hazardous Materials at or from any Facility or other location, in each case, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Notwithstanding anything to the contrary in the foregoing sentence, neither the Borrower nor any of the Restricted Subsidiaries will have any obligation to take any action otherwise required in this clause (b) with respect to any Release or threatened Release at any real property other than a Facility to the extent that (i) its obligation to do so is being contested in good faith and by appropriate proceedings, (ii) appropriate reserves are being maintained by the Borrower or the Restricted Subsidiaries and (iii) there is no imminent and substantial risk of endangerment to human health or the environment.

SECTION 5.10 [Reserved].

SECTION 5.11 Use of Proceeds.

(a) The Borrower shall use the proceeds of the Initial Term Loans made on the Closing Date (i) to pay the Transaction Costs and (ii) to the extent of any remaining amounts, to finance the working capital needs and other general corporate purposes of the Borrower and its Restricted Subsidiaries and for any other purpose not prohibited by the terms of the Loan Documents (other than Restricted Payments and Restricted Debt Prepayments)~~, (b)~~.

(b) The Borrower shall use the proceeds of any Class of Loans established pursuant to any Incremental Facility Amendment ~~or a Refinancing Amendment~~ for the purposes set forth in Section 2.21 ~~or 9.02~~(a)(~~c~~xii )~~, as applicable~~.

~~(b) [Reserved].~~

(c) The Borrower shall not use the proceeds of the Loans in violation of the representations and warranties set forth in Sections 3.17(a)(ii) and 3.17(c).

SECTION 5.12 Covenant to Guarantee Obligations and Give Security.

(a)    Subject to the terms of the Pari Passu Intercreditor Agreement, (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary (other than an Excluded Subsidiary) or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the later of (1) the date on which the Compliance Certificate with respect to the Fiscal Quarter in which the relevant event occurs is required to be delivered pursuant to Section 5.01(c) and (2) 60 days after the date on which the relevant event occurs or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the later of (1) the date on which the Compliance Certificate is required to be delivered pursuant to Section 5.01(c) with respect to such Fiscal Year and (2) 60 days after the date on which the relevant event occurs (or, in the case of each of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause such Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent customary evidence of authority and good standing and a customary opinion of counsel for such Restricted Subsidiary, in each case, consistent with that provided by the Loan Parties on the Closing Date pursuant to Sections 4.01(b) and 4.01(c); provided, that the Borrower may, in its sole discretion elect to join any Foreign Subsidiary, any non-wholly-owned Domestic Subsidiary, but excluding any Unrestricted Subsidiary, or any other Excluded Subsidiary (including any subsidiary organized under the laws of Puerto Rico) as a Guarantor (any such subsidiary, an “Electing Subsidiary”); provided that (1) written notice of such election must be provided to the Administrative Agent at least ten (10) Business Days prior to the effectiveness thereof, (2) the Borrower shall have delivered to the Administrative Agent all documentation and other information requested by the Administrative Agent with respect to such Electing Subsidiary (including any Beneficial Ownership Certification) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Regulation, no later than two Business Days prior to the date of such effectiveness (or such later date as may be agreed by the Administrative Agent), (3) if such subsidiary is a Foreign Subsidiary, (x) the jurisdiction of incorporation of such Foreign Subsidiary shall be reasonably satisfactory to the Administrative Agent in light of legal permissibility and the policies and procedures of the Administrative Agent for similarly situated companies (for the avoidance of doubt, as reasonably determined by the Administrative Agent) and (y) such Electing Subsidiary and the holders of Capital Stock in such Electing Subsidiary shall have each entered into appropriate collateral and security arrangements with respect to the assets of, and Capital Stock in, such Electing Subsidiary, in each case in form and substance reasonably acceptable to the Administrative Agent (based on advice of local counsel), and the Administrative Agent shall have received customary evidence of authority and good standing (to the extent applicable in the relevant jurisdiction) and a customary opinion of counsel for such subsidiary, in each case consistent with that provided by the Loan Parties on the Closing Date pursuant to Sections 4.01(b) and 4.01(c); provided that, for the avoidance of doubt, the Borrower shall be permitted to cause any U.S. subsidiary that constitutes a non-Wholly-Owned Subsidiary or otherwise constitutes an Excluded Subsidiary (other than a non-U.S. subsidiary) to be a guarantor under the Facilities Documentation without satisfying the requirements of clause (3) of this sentence; and provided, further that, the Borrower may not subsequently elect to release any such Electing Subsidiary (a “Released Subsidiary”) as a Guarantor.

(b)    Subject to the terms of the Pari Passu Intercreditor Agreement, upon (i) the acquisition by any Loan Party of any Material Real Estate Asset (other than an Excluded Asset) or (ii) any Restricted Subsidiary that owns a Material Real Estate Asset (other than an Excluded Asset) becoming a Loan Party pursuant to Section 5.12(a), within 90 days after the date of occurrence of the applicable event

(or, in the case of each of clauses (i) and (ii), such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”.

(c)    Subject to the terms of the Pari Passu Intercreditor Agreement, notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i)    the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (including in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time;

(ii)    any Lien required to be granted or perfected from time to time (x) pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth elsewhere in this Agreement and in the Collateral Documents and (y) pursuant to any Collateral Document shall be subject to the exceptions and limitations set forth in this Agreement and the other Collateral Documents;

(iii)    perfection through control agreements or perfection by control shall not be required with respect to any Collateral (including deposit accounts, securities accounts and commodities accounts), other than, to the extent required by this Agreement or the Collateral Documents, control of pledged Capital Stock and/or Material Debt Instruments;

(iv)    no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v)    except in the case of an Electing Subsidiary that is a Foreign Subsidiary, no Loan Party will be required to (A) take any action outside of the U.S. in order to create or perfect any Lien on any assets, (B) execute any Collateral Document governed under the laws of any jurisdiction other than the U.S., any state thereof or the District of Columbia or (C) make any filing or recording, or conduct any Lien or other search, in any jurisdiction other than the U.S., any state thereof or the District of Columbia;

(vi)    no Loan Party shall be required to take any action with respect to, including any scheduling of or any action to create, grant or perfect any Lien on, any Excluded Assets;

(vii)    no Loan Party shall be required to perfect a Lien on any asset to the extent perfection of such Lien thereon would (A) be prohibited by the terms of any restriction in favor of any Person (other than Holdings, the Borrower or any of its Restricted Subsidiaries), or result in a breach, termination (or a right of termination) or default under (including pursuant to any “change of control” or similar provision) or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, any Contractual Obligation relating to such asset, provided that such Contractual Obligation exists on the Closing Date or on the date of acquisition of such asset and (other than in the case of Capital Leases, purchase money and similar financings) is not entered into in anticipation of the Closing Date or such acquisition and excluding any such Contractual Obligation that purports to prohibit or restrict grant of Liens over all the assets of the Borrower or any Guarantor, or (B) be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent, approval, license or authorization), in each case, to the extent such prohibition, restriction, breach, termination (or right of termination), default, abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law;

(viii)    any joinder or supplement to the Guarantee Agreement, any Collateral Document and/or any other Loan Document (including any Joinder Agreement) executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document; and

(ix)    no Loan Party shall be required to create or perfect any Lien as to which the cost, burden, difficulty or consequences of creating or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) outweighs, or would be excessive in relation to, the practical benefits to the Lenders of the security afforded thereby, as reasonably determined in writing by the Borrower and the Administrative Agent.

SECTION 5.13     ~~Maintaenance~~Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to obtain and maintain (a) public corporate ratings and public corporate family ratings of the Borrower and (b) a rating of the Term Facility from each of S&P and Moody’s; provided, that in no event shall the Borrower be required to maintain any specific rating with any such agency.

SECTION 5.14    Further Assurances. Subject to the terms of the Pari Passu Intercreditor Agreement, promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12 and elsewhere in this Agreement and the other Loan Documents:

(a)    Holdings and the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments, and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)    Holdings and the Borrower will, and will cause each other Loan Party to, correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral.

SECTION 5.15    Post-Closing Covenant. The Borrower will take the actions set forth in Schedule 5.15 within the applicable periods set forth therein.

SECTION 5.16    Quarterly Lender Calls. The Borrower will, upon the request of the Administrative Agent or the Lead Lender, participate in a conference call with the Administrative Agent and the Lenders once during each fiscal quarter, at such time as may be reasonably agreed to by the Borrower and the Administrative Agent and the Lead Lender.

SECTION 5.17    Healthcare Compliance. Each Loan Party shall (i) comply in all material respects with applicable Healthcare Laws, the terms of any Healthcare Permits and any order or directive of any Governmental Authority with jurisdiction pursuant to Healthcare Laws; (ii) obtain and maintain in full force and effect all Healthcare Permits, except to the extent that failure to so comply would not have a Material Adverse Effect; and (iii) remain qualified for participation in and maintain provider numbers for the Medicare, Medicare and other federal or state healthcare programs, in each case under this Section 5.17 except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

SECTION   5.18    Additional Covenants. At all times from and after the First Amendment Effective Date, the Borrower shall, and shall cause its Restricted Subsidiaries to, comply with the terms, covenants and other provisions set forth in Schedule 5.18.

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, Holdings (solely with respect to Section 6.13) and the Borrower covenant and agree with the Lenders that:

SECTION 6.01    Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)    the Secured Obligations (including any Additional Term Loans);

(b)    Indebtedness of the Borrower to Holdings and/or any Restricted Subsidiary and/or of any Restricted Subsidiary to Holdings, the Borrower and/or any other Restricted Subsidiary; provided that (i) in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to the Borrower or any Restricted Subsidiary that is a Loan Party, such Indebtedness shall be permitted as an Investment under Section 6.05(b)(iii) and (ii) any Indebtedness of the Borrower or any Restricted Subsidiary that is a Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent;

(c)    the Secured Obligations (as defined in the Pari Passu Credit Agreement in existence on the Closing Date) and any Banking Services Obligations and any Secured ~~Heding~~Hedging Obligations permitted to be incurred under the Pari Passu Credit Agreement as of the Closing Date; provided that, this clause (c) shall not permit the Borrower or any Restricted ~~Subsidiairy~~Subsidiary to ~~incure~~incur any additional Indebtedness that is secured by the Collateral on a pari passu basis with the Credit Facilities other than (w) Incremental Facilities in accordance with Section 2.21, (x) Banking Services Obligations, (y) Secured ~~Heding~~Hedging Obligations and (z) drawings under the Revolving Facility pursuant to commitments in effect on the Closing Date, notwithstanding that such incurrence would be permitted under the terms of the Pari Passu Credit Agreement in existence on the Closing Date;

(d)    unsecured Indebtedness of the Borrower and/or any Restricted Subsidiary (i) arising from any indemnification, adjustment of purchase price or similar obligations (including earn-out, holdback and similar deferred purchase price obligations) incurred in connection with any Disposition permitted hereunder or consummated prior to the Closing Date, any acquisition or similar Investment permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock and (ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;

(e)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;

(f)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) in respect of any Banking Services and/or otherwise in connection with Cash management and deposit accounts and (ii) in respect of incentive, supplier finance or similar programs;

(g)    (i) Guarantees by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers, licensees or sublicensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)    Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided, that in the case of any Guarantee by the Borrower or any Restricted Subsidiary that is a Loan Party of the obligations of any non-Loan Party the related Investment is permitted under Section 6.05;

(i)    Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date, except in the case of Indebtedness having an aggregate principal amount not in excess of $2,500,000 and described on Schedule 6.01;

(j)    Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided, that the aggregate outstanding principal amount of such Indebtedness shall not exceed the Shared Non-Loan Party Debt Cap;

(k)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license, sublicense or similar agreements entered into in the ordinary course of business;

(l)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) with respect to Capital Leases in an aggregate outstanding principal amount not to exceed, together with the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (ii) below, $15,000,000 and (ii) incurred to finance the acquisition, construction, improvement, repair or replacement of any assets in an aggregate outstanding principal amount not to exceed, together with the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (i) above, $15,000,000, in each case, incurred within 270 days after the applicable acquisition, completion of construction, improvement, repair or replacement of the relevant assets;

(n)    so long as no Event of Default exists at the time such Person becomes a Restricted Subsidiary or would result therefrom, Indebtedness of any Person that becomes a Restricted Subsidiary (or is merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary) or Indebtedness assumed by the Borrower and/or any Restricted Subsidiary in connection with an acquisition or similar Investment permitted hereunder, in each case, after the Closing Date in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary (or is so merged, consolidated or amalgamated) or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, and (ii) after giving effect thereto on a Pro Forma Basis (including any such merger, consolidation, amalgamation, acquisition or Investment), the Borrower is in compliance with the Financial Covenant as of the last day of the most recently ended Test Period;

(o)    unsecured Indebtedness of the Borrower and/or any Restricted Subsidiary to any equityholder of any Parent Company or any Employee Related Person of any Parent Company, the Borrower or any subsidiary to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.03(a);

(p)    any Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (n), (q), (r), (u), (w), (x), (y), (ff), (gg) and (hh) of this Section 6.01 and any subsequent Refinancing Indebtedness in respect thereof that also complies with the provisions contained in this clause (p); provided, that:

(i)    the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided, that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this clause (p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii)    in the case of Refinancing Indebtedness with respect to clauses (a), (c), (q), (w) and/or (y), such Indebtedness (other than customary bridge loans, so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (ii)) has (A) a final maturity no earlier than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,

(iii)    in the case of Refinancing Indebtedness with respect to clause (a), (c), (q), (w) and/or (y), the terms of such Refinancing Indebtedness (excluding pricing, fees, premiums, rate floors, final maturity or commitment termination, amortization, prepayments and redemptions (including restrictions on prepayment and redemptions)) either (A) are not (when taken as a whole and as reasonably determined by the Borrower and as certified to the Administrative ~~Ageny~~Agent by a Responsible Officer of the Borrower) more favorable to the creditors providing such Refinancing Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any terms that are applicable only after the Latest Term Loan Maturity Date as of the date of such refinancing, refunding or replacement) or (B) reflect market terms and conditions (when taken as a whole and as reasonably determined by the Borrower in good faith and as certified in writing by the Borrower to the Administrative Agent) for the applicable type of Indebtedness,

(iv)    in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (c), (j), (m), (r), (u), (w) (except to the extent incurred under the Incurrence-Based Amount), (y) (except to the extent incurred under the Incurrence-Based Amount) (ff), (gg) and (hh), the outstanding principal amount of such Refinancing Indebtedness incurrence under this clause (p) shall be deemed an amount outstanding in reliance on the relevant clause,

(v)    except in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clause (a), (A) such Refinancing Indebtedness, if secured, is secured only by Permitted Liens that secured such Indebtedness immediately prior to such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing the Indebtedness being refinanced, refunded or replaced were contractually subordinated to the Liens on the Collateral securing the Credit Facilities, the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing such Credit Facilities on terms not less favorable (as reasonably determined by the Borrower, the Administrative Agent and the Lead Lender), taken as a whole, to the Lenders than those (x) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (y) set forth in an Intercreditor Agreement, (B) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced (it being understood that any Person (other than Holdings) that was a guarantor in respect of the Indebtedness being refinanced, refunded or replaced may be the primary obligor in respect of such Refinancing Indebtedness, and any Person that was the primary obligor in respect of the Indebtedness being refinanced, refunded or replaced may be a guarantor in respect of such Refinancing Indebtedness) and (C) if the Indebtedness being refinanced, refunded or replaced was contractually subordinated in right of payment to the Obligations or was unsecured, such Refinancing Indebtedness is contractually subordinated in right of payment to the Obligations or is unsecured, as applicable, on terms not less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness being refinanced, refunded or replaced, and

(vi)    in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clause (a), (A) if such Refinancing Indebtedness is secured, it is not secured by any assets other than the Collateral (or by assets that become Collateral substantially concurrently with the incurrence of such Indebtedness) and is subject to an Intercreditor Agreement, (B) if such Refinancing Indebtedness is Guaranteed, it shall not be Guaranteed by any Person other than the Loan Parties (other than a person that becomes a Loan Party substantially concurrently with the incurrence of such Indebtedness) and (C) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; and

(vii)    in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clause (a), such Refinancing Indebtedness must first have been offered to all Lenders on the same terms.

(q)    Indebtedness of the Borrower and/or any Restricted Subsidiary incurred to finance any acquisition or similar Investment permitted hereunder that is either secured by Liens on the Collateral that are junior to the Liens securing the Credit Facilities or are unsecured in an aggregate outstanding principal amount not to exceed an unlimited amount so long as after giving effect thereto on a Pro Forma Basis (including any acquisition consummated concurrently therewith and any other application of the proceeds thereof (without “netting” the cash proceeds thereof), in each case as of the last day of or for the most recently ended Test Period, (A) [reserved], (B) if such Indebtedness is secured by Liens on the Collateral junior to the Liens securing the Credit Facilities, the Secured Net Leverage Ratio would not exceed 4.50:1.00 and (C) if such Indebtedness is unsecured, the Total Net Leverage Ratio would not exceed 4.50:1.00; provided that, in the case of any such Indebtedness of the Loan Parties, (I) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party (other than a person that becomes a Loan Party substantially concurrently with the effectiveness of such Indebtedness) and shall not be secured by any assets other than the Collateral (or by assets that become Collateral substantially concurrently with the effectiveness of such Indebtedness), (II) the final maturity date of such Indebtedness shall be no earlier than the date that is 91 days after the Latest Term Loan Maturity Date) and the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the then remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to the reduction of any required amortization payments from any prepayments of the Term Loans), provided that, in each case, such Indebtedness may be in the form of customary bridge loans so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (II), (III) in the case of any such Indebtedness incurred pursuant to clause (B) above, such Indebtedness shall be subject to an Intercreditor Agreement, (IV) [reserved] and (V) ~~subject to Section 1.10(a),~~ no Event of Default shall exist immediately prior to or immediately after giving effect to the incurrence of such Indebtedness; provided that if the proceeds of such Indebtedness are to be applied to finance any acquisition ~~(including any Limited Condition Acquisition)~~, other similar investment or repayment of Indebtedness requiring irrevocable notice in advance of such prepayment, and the providers of such Indebtedness so agree, this clause (V) shall instead require (x) no Event of Default at the time of, or immediately after giving effect to, execution of definitive documentation for such acquisition, investment or notice of repayment and (y) no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) at the time of, or immediately after giving effect to, the funding of such Indebtedness; provided, further that, any Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party pursuant to this clause (q) shall not exceed the Shared Non-Loan Party Debt Cap;

(r)    [reserved];

(s)    Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)    Indebtedness of the Borrower and/or any Restricted Subsidiary representing deferred compensation to any Employee Related Person of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business;

(u)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed $20,000,000; provided, that, any Indebtedness incurred by a non-Loan Party Restricted Subsidiary pursuant to this clause (u) shall not exceed the Shared Non-Loan Party Debt Cap;

(v)    ~~[reserved]~~unsecured Indebtedness of any Loan Party in an aggregate outstanding principal amount not to exceed $100,000,000 at any time, in the form of customary bridge loans made by any buyer party to a purchase agreement in respect of a Full Business Sale Transaction (“Permitted Bridge Loans”); provided that (i) Permitted Bridge Loans shall not be guaranteed by any Person that is not a Loan Party (other than a Person that becomes a Loan Party substantially concurrently with the incurrence of such Permitted Bridge Loans), (ii) no Event of Default under Section 7.01(a) or, with respect to the Borrower, Section 7.01(f) or 7.01(g), shall exist immediately prior to or immediately after giving effect to the incurrence of any Permitted Bridge Loans, (iii) Permitted Bridge Loans shall not amortize, and (iv) the terms of any Permitted Bridge Loans shall not contain any covenant or event of default materially more restrictive (when taken as a whole and as reasonably determined by the Borrower in good faith and as certified in writing to the Administrative Agent by a Responsible Officer of the Borrower) on the Borrower and its Restricted Subsidiaries than those applicable to any then-existing Class of Term Loans, as applicable (other than any terms which are applicable only after the Latest Term Loan Maturity Date as of the date of effectiveness of such Permitted Bridge Loans) unless any such terms of any Permitted Bridge Loans that are materially more favorable to the holders of such Permitted Bridge Loans than those applicable to any then-existing Class of Term Loans are then added to the Loan Documents for the benefit of the Lenders under each such then-existing Class of Term Loans;

(w)    Indebtedness of the Borrower and/or any Restricted Subsidiary that is unsecured or secured by Liens of the Collateral that are junior to the Liens securing the Credit Facilities in an aggregate outstanding principal amount not to exceed (i) ~~the Shared Fixed Incremental Amount~~[Reserved] plus (ii) an unlimited amount so long as, in the case of this clause (ii), after giving effect thereto on a Pro Forma Basis (including any acquisition consummated concurrently therewith and any other application of the proceeds thereof (without “netting” the cash proceeds thereof), in each case as of the last day of or for the most recently ended Test Period, (A) [reserved], (B) if such Indebtedness is secured by Liens on the Collateral junior to the Liens securing the Credit Facilities, the Secured Net Leverage Ratio would not exceed 4.50:1.00 and (C) if such Indebtedness is unsecured, the Total Net Leverage Ratio would not exceed 4.50:1.00; provided that, in the case of any such Indebtedness of the Loan Parties, (I) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party (other than a Person that becomes a Loan Party substantially concurrently with the effectiveness of such Indebtedness) and shall not be secured by any assets other than the Collateral (or by assets that become Collateral substantially concurrently with the effectiveness of such Indebtedness), (II) the final maturity date of such Indebtedness shall be no earlier than the date that is 91 days after the Latest Term Loan Maturity Date) and the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the then remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to the reduction of any required amortization payments from any prepayments of the Term Loans), provided that, in each case, such Indebtedness may be in the form of customary bridge loans so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (II), (III) in the case of any such Indebtedness incurred pursuant to clause (B) above, such Indebtedness shall be subject to an Intercreditor Agreement and (V) ~~subject to Section 1.10(a),~~ no Event of Default shall exist immediately prior to or immediately after giving effect to the incurrence of such Indebtedness; provided that if the proceeds of such Indebtedness are to be applied to finance any acquisition ~~(including any Limited Condition Acquisition)~~, other similar investment or repayment of Indebtedness requiring irrevocable notice in advance of such prepayment, and the providers of such Indebtedness so agree, this clause (V) shall instead require (x) no Event of Default at the time of, or immediately after giving effect to, execution of definitive documentation for such acquisition, investment or notice of repayment and (y) no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) at the time of, or immediately after giving effect to, the funding of such Indebtedness; provided, that, any Indebtedness incurred by a non-Loan Party Restricted Subsidiary pursuant to this clause (w) shall not exceed the Shared Non-Loan Party Debt Cap;

(x)    Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.07;

(y)    Incremental Equivalent Debt;

(z)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or (ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;

(aa)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank (as defined in the Pari Passu Credit Agreement) to support any Defaulting Lender’s (as defined in the Pari Passu Credit Agreement) participation in Letters of Credit (as defined in the Pari Passu Credit Agreement);

(bb)    Indebtedness (other than Indebtedness for borrowed money) of the Borrower and/or any Restricted Subsidiary supported (but otherwise unsecured) by any Letter of Credit (as defined in the Pari Passu Credit Agreement);

(cc)    employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business;

(dd)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services in the ordinary course of business;

(ee)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to any Indebtedness of the Borrower and/or any Restricted Subsidiary;

(ff)    Indebtedness of Restricted Subsidiaries that are joint ventures or other non-Wholly Owned Subsidiaries; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $5,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(gg)    Indebtedness of any Receivables Subsidiary arising under any Receivables Facility; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $5,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and

(hh)    unsecured Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any Permitted Acquisition or other permitted investment or any disposition (whether consummated prior to, on or after the Closing Date), in each case, not prohibited hereunder.

Notwithstanding anything to the contrary in this Section 6.01 or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, create, incur, assume or otherwise become or remain liable with respect to (1) any Indebtedness under any of clauses (b), (h), (i), (j), (m), (n), (o), (p) (solely with respect to Refinancing Indebtedness in respect of any Indebtedness incurred in reliance on any clause referenced in this paragraph), (q), (u), (w), (x), (y), (ff) or (gg) of this Section 6.01 or (2) any other Indebtedness for borrowed money (excluding any Permitted Bridge Loans incurred in reliance on clause (v) of this Section 6.01), seller notes, earnouts, guarantees, Disqualified Capital Stock or similar obligations, in each case, exceeding $3,000,000 in the aggregate for all such Indebtedness under clauses (1) and (2) of this paragraph; provided, however, that the Borrower and/or any Restricted Subsidiary (x) may remain liable for any Indebtedness existing on the First Amendment Effective Date that was permitted under Section 6.01 of this Agreement at the time such Indebtedness was incurred prior to the First Amendment Effective Date and, in each case, the amount of any such Indebtedness shall be excluded for purposes of the foregoing limitation in this paragraph and (y) may incur and remain liable for Permitted Bridge Loans incurred in reliance on clause (v) of this Section 6.01 and, in each case, the amount of any such Permitted Bridge Loans shall be excluded for purposes of the foregoing limitation in this paragraph.

SECTION 6.02    Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, except:

(a)    Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b)    Liens for Taxes which are (i) for amounts not due or (ii) being contested in accordance with Section 5.03;

(c)    statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, construction contractors, workmen and materialmen, and other Liens imposed by applicable law, in each case, incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions, to the extent required under GAAP, have been made for such contested amounts or (iii) with respect to which the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(d)    Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of- money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement, premium or indemnification obligations of insurance brokers or carriers providing property, casualty, liability or other insurance to Holdings, the Borrower and its subsidiaries, (y) leases or licenses of property otherwise permitted by this Agreement, or (z) commercial credit cards, debit cards, stored value cards, purchasing cards, employee credit card programs and any arrangements or services similar to any of the foregoing and (iv) to secure obligations in respect of letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)    Liens consisting of easements, rights-of-way, covenants, licenses, agreements, declarations, restrictions, defects, encroachments, and other similar minor defects or irregularities in title, and leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other similar agreements, whether or not of record and whether now in existence or hereafter entered into, affecting any of the Real Estate Assets, which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected Real Estate Asset for its intended purpose;

(f)    Liens consisting of (i) any interest or title of a lessor, sub-lessor, licensor or sub licensor under any lease, license or similar arrangement permitted hereunder, (ii) any landlord lien permitted by the terms of any lease, (iii) any restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (iv) any subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease, license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii) or (v) ground leases or subleases in respect of real property on which facilities owned or leased by the Borrower and/or any of its Restricted Subsidiaries are located; provided, that, in no event shall the Borrower and its Restricted ~~Subsidairies~~Subsidiaries grant any exclusive license in any Intellectual Property that is material to the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person that is not a Loan Party;

(g)    Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any acquisition or other Investment permitted hereunder and (ii) consisting of (A) in connection with any Disposition permitted under Section 6.07, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;

(h)    precautionary or purported Liens evidenced by the filing of UCC (or similar) financing statements relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business or (ii) any sale of accounts receivable for which a UCC financing statement or similar financing statement under applicable law is required;

(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)    Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation, taking or similar event proceedings;

(k)    Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p); provided that (i) to the extent Indebtedness being refinanced, refunded or replaced was secured in reliance on Section 6.02(u), the outstanding principal amount of Refinancing Indebtedness in respect thereof secured in reliance on this clause (k) shall constitute a utilization for purposes of determining availability under Section 6.02(u), (ii) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced, refunded or replaced, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon and (iii) if the Lien securing the Indebtedness being refinanced, refunded or replaced was subject to intercreditor arrangements with the Administrative Agent, then the Lien securing any Refinancing Indebtedness in respect thereof shall be subject to (A) intercreditor arrangements with the Administrative Agent that are not less favorable to the Lenders, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is being refinanced, refunded or replaced and (B) in the case of Refinancing Indebtedness in respect of Indebtedness ~~permited~~permitted under Section 6.01(c), the intercreditor arrangements set forth in the Pari Passu Intercreditor Agreement;

(l)    Liens existing on the Closing Date and, except in the case of Liens securing Indebtedness having an aggregate principal amount not in excess of $2,500,000 described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided, that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m)    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07;

(n)    Liens securing Capital Leases and other Indebtedness permitted pursuant to Section 6.01(m); provided, that any such Lien shall encumber only the asset subject to such Capital Leases or acquired, constructed, improved, repaired or replaced with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross collateralized to other financings of such type provided by such lender or its Affiliates);

(o)    Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of Person that became a Restricted Subsidiary (or was merged, consolidated or amalgamated with or into the Borrower or a Restricted Subsidiary); provided, that no such Lien (x) extends to any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) (it being understood that individual financings of the type permitted under Section 6.01(n) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) or (y) was created in contemplation of the applicable acquisition of assets or such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation);

(p)    (i) customary Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into in the ordinary course of business, (D) commodity trading or other brokerage accounts incurred in the ordinary course of business and (E) commercial credit cards, debit cards, stored value cards, purchasing cards, employee credit card programs and any arrangements or services similar to any of the foregoing, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) customary bankers Liens and rights and remedies as to deposit accounts, (iv) customary Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the ordinary course of business, (v) Liens (including rights of set off) in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction, and on Cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness to the extent such Cash or Cash Equivalents prefund the payment of interest or fees on such Indebtedness and are held in escrow pending application for such purpose;

(q)    Liens on assets of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s)    Liens securing Indebtedness permitted pursuant to Section 6.01(q) or 6.01(w); provided, that any Lien that is granted in reliance on this clause (s) shall be limited to the Collateral (or assets that become Collateral substantially concurrently with the incurrence of such Indebtedness) and shall be junior to the Lien securing the Credit Facilities pursuant to an Intercreditor Agreement;

(t)    Liens securing Indebtedness permitted pursuant to Section 6.01(y); provided that any Lien that is granted in reliance on this clause (t) shall be limited to the Collateral (or assets that become Collateral substantially concurrently with the incurrence of such Indebtedness) and shall be junior to the Lien securing the Credit Facilities pursuant to an Intercreditor Agreement;

(u)    Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

(v)    (i) Liens securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(x)    Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.05 arising out of such repurchase transaction; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(y)    Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (z) and (aa);

(z)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law under any jurisdiction);

(aa)    Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)    Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)    Liens securing obligations of the type described in Sections 6.01(f) and/or 6.01(s) that do not secure any Indebtedness for borrower money;

(ee)    (i) Liens on Capital Stock of Persons that are not Restricted Subsidiaries and that are not majority Wholly-Owned Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture or similar agreements and agreements with respect to Persons that are not Restricted Subsidiaries and that are not majority Wholly-Owned Subsidiaries;

(ff)    Liens on Cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness; provided, that such defeasance, discharge or redemption is permitted hereunder;

(gg)    Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(hh)    Liens (other than Liens securing any Indebtedness for borrowed money) disclosed in any Mortgage Policy with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided, that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and proceeds and products thereof, additions thereto and improvements thereon);

(ii)    Liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;

(jj)    maritime liens on inventory or proceeds of inventory in transit;

(kk)    Liens on Receivables Assets incurred in connection with a Receivables Facility;

(ll)    Liens arising out of distribution, vendor or similar arrangements with respect to pharmaceutical products entered into by the Borrower or its Restricted Subsidiaries in the ordinary course of business;

(mm)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any requirement of applicable law; and

(nn)    Lien securing Indebtedness permitted pursuant to Section 6.01(c); provided, that, any Lien pursuant to this clause (nn) shall be limited to the Collateral and shall be pari passu to the Lien securing the Credit Facilities pursuant to the Pari Passu Intercreditor Agreement.

Notwithstanding anything ~~herein~~ to the contrary in this Section 6.02 or otherwise in this Agreement, (1) in no event shall the Borrower or any Restricted Subsidiary of Holdings create, incur, assume or permit or suffer to exist any Lien securing Indebtedness for borrowed money, seller notes, earnouts, guarantees, Disqualified Capital Stock or similar obligations, in each case, on the Collateral on a pari passu basis with the Credit Facilities other than Liens permitted under clauses (a) and (nn) of this Section 6.02 and (2) at any time from and after the First Amendment Effective Date, in no event shall the Borrower or any Restricted Subsidiary of Holdings create, incur, assume or permit or suffer to exist (x) any Lien in reliance on any of clauses (m), (n), (o), (q), (s), (t), (u), (aa)(ii), (hh) or (kk) of this Section 6.02 or (y) any other Lien securing Indebtedness for borrowed money, seller notes, earnouts, guarantees, Disqualified ~~Equity~~Capital Stock or similar obligations, in each case, ~~on the Collateral on a pari passu basis with the Credit Facilities other than Liens~~exceeding $3,000,000 in the aggregate for all such Liens under clauses (2)(x) and (2)(y) of this paragraph; provided, however, that the Borrower and/or any Restricted Subsidiary may permit and suffer to exist any Lien securing obligations existing on the First Amendment Effective Date that was permitted under ~~clauses (a) and (nn) of this~~ Section 6.02 of this Agreement at the time such Lien was created, incurred or assumed prior to the First Amendment Effective Date and, in each case, the amount of any such obligations secured by such Lien shall be excluded for purposes of the foregoing limitation in this paragraph.

SECTION 6.03    Restricted Payments; Restricted Debt Payments.

(a)    The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i)    the Borrower and any Restricted Subsidiary may make Restricted Payments to the extent necessary to enable any Parent Company:

(A)    to pay general administrative costs and expenses (including corporate overhead, legal or similar costs and expenses and franchise Taxes, and similar fees, Taxes and expenses, required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business), plus any reasonable and customary indemnification claims made by any Employee Related Person of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company of the Borrower and/or its Restricted Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its Restricted Subsidiaries);

(B)    [reserved];

(C)    to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company, the Borrower and/or its Restricted Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its Restricted Subsidiaries);

(D)    to pay insurance premiums to the extent attributable to any Parent Company, the Borrower and/or its Restricted Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its Restricted Subsidiaries);

(E)    to pay (x) fees and expenses related to debt or equity offerings, Investments or acquisitions (whether or not consummated) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar Person, in each case solely in connection with transactions permitted hereunder and (y) Public Company Costs;

(F)    to finance any Investment permitted under Section 6.05 (provided, that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or, to the extent permitted under Section 6.05, one or more of its Restricted Subsidiaries or (II) the merger, consolidation or amalgamation of the Person formed or acquired with or into the Borrower or, to the extent permitted under Section 6.05 one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.05 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and

(G)    to pay customary salary, bonus, incentive, severance and other benefits (including payments pursuant to any profits, interest or equity plan) payable to any Employee Related Person of any Parent Company to the extent such salary, bonuses, incentive and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its Restricted Subsidiaries, in each case, so long as such Parent Company promptly applies the amount of any such Restricted Payment for such purpose;

(ii)    so long as no Event of Default is continuing or would result therefrom, the Borrower or any Restricted Subsidiary may (or make Restricted Payments to enable any Parent Company to) repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company held by any Employee Related Person of any Parent Company, the Borrower or any of its subsidiaries:

(A)    in an amount not to exceed $10,000,000 in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next immediately succeeding Fiscal Year, it being understood that any such amount carried over to any Fiscal Year shall be deemed to be used (in such order as shall be determined by the Borrower) in such Fiscal Year prior to the usage of the amount set forth above otherwise available for such Fiscal Year; or

(B)    with the net proceeds of any key-man life insurance policies received by the Borrower and its Subsidiaries during such Fiscal Year;

(iii)    dividends and distributions paid by any ~~restricted subsidiray~~Restricted Subsidiary to a Loan Party (other than Holdings) or any other Restricted Subsidiary ratably to its equityholders;

(iv)    the Borrower or any Restricted Subsidiary may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of, or to any Parent Company to enable such Parent Company to make, (A) payments made or expected to be made in respect of required withholding or similar Taxes with respect to any Employee Related Person of any Parent Company, the Borrower and/or its Restricted Subsidiaries and/or (B) repurchases of Capital Stock in consideration of the payments described in subclause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)    the Borrower or any Restricted Subsidiary may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)    [reserved];

(vii)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments to the extent that such Restricted Payments are made with and within 30 days following the receipt of net proceeds received by the Borrower after the Closing Date from the issuance or sale of Qualified Capital Stock of the Borrower, Holdings or any other Parent Company or proceeds of an equity contribution that are not otherwise applied (in each case, other than a Cure Amount), initially made to the Borrower and have been contributed to the common equity of the Borrower ~~(which such equity proceeds so utilized shall not also increase the Available Amount)~~;

(viii)    the Borrower or any Restricted Subsidiary may make Restricted Payments (A) in an aggregate amount not to exceed the Tax Distribution Amount and (B) without duplication of the preceding clause (A), distributions to finance any payments (other than any accelerated payments or payments calculated based on valuation assumptions without regard to actual tax savings, including any such payments arising from a change of control transaction, a contractual breach, or by election of a party to the agreement) required to be made pursuant to the Tax Receivable Agreement;

(ix)    to the extent constituting a Restricted Payment, the Borrower and any Restricted Subsidiary may consummate the Transactions and any other transaction permitted by Section 6.05 (other than Sections 6.05(j) and 6.05(t)), Section 6.06 (other than Section 6.06(g)) and Section 6.08 (other than Section 6.08(d) and Section 6.08(j));

(x)    so long as no Event of Default exists or would result therefrom, the Borrower and any Restricted Subsidiary may make additional Restricted Payments in an aggregate amount not to exceed, $1,000,000;

(xi)    [reserved];

(xii)    [reserved];

(xiii)    ~~Restricted Payments constituting any part of a Permitted Reorganization; provided that, (i) no Event of Default has occurred and is continuing and (ii) neither the Loan Guaranties, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired, in each case, as certified by a Responsible Officer of the Borrower to the Administrative Agent~~[reserved];

(xiv)    [reserved]; and

(xv)    to the extent constituting a Restricted Payment, distributions or payments of Receivables Fees in connection with a Receivables Facility.

Notwithstanding anything to the contrary in this Section 6.03(a) or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, make (1) any Restricted Payment in reliance on any of clauses (iii), (vii) or (x) of this Section 6.03(a) or (2) any other Restricted Payment to any Person other than a Loan Party, in each case, exceeding $3,000,000 in the aggregate for all such Restricted Payments under clauses (1) and (2) of this paragraph.

(b)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:

(i)    any Restricted Debt Payment made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;

(ii)    so long as no Event of Default is continuing or would result therefrom, as part of an “applicable high yield discount obligation” catch-up payment;

(iii)    payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv)    so long as no Event of Default exists or would result therefrom, the Borrower may make additional Restricted Debt Payments (other than earnouts, seller notes and similar obligations) in an aggregate amount not to exceed, $1,000,000; and

(v)    so long as no Event of Default is continuing or would result therefrom, payments with respect to contingent acquisition consideration, including earn-outs, seller notes, holdbacks, purchase price adjustments and other deferred acquisition consideration in connection with any acquisition consummated on or prior to the Closing Date, any Investment permitted under Section 6.05 or Disposition permitted by Section 6.06; provided, that, in no event shall a Restricted Debt Payment be made in respect of any earn-out, seller note or similar obligation prior to the date on which such Obligation is contractually due~~;~~.

~~(vi)    [reserved]; and~~

~~(vii)    [reserved]~~

Notwithstanding anything to the contrary in this Section 6.03(b) or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, make (1) any Restricted Debt Payment in reliance on any of clauses (iv) or (v) of this Section 6.03(b) or (2) any other Restricted Debt Payment in respect of any other Indebtedness [, in each case, exceeding $3,000,000 in the aggregate for all such Restricted Debt Payments under clauses (1) and (2) of this paragraph.

SECTION 6.04    Burdensome Agreements. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Borrower that is not a Loan Party to pay dividends or other distributions to the Borrower or any Restricted Subsidiary that is a Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to, or transfer any assets to, the Borrower or any Restricted Subsidiary that is a Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)    set forth in (i) this Agreement or any other Loan Document or, subject to the terms of the Pari Passu Intercreditor Agreement, the Pari Passu Credit ~~Agrement~~Agreement or any other Loan Document (as defined in the Pari Passu Credit Agreement), (ii) any agreement evidencing or governing (A) solely with respect to restrictions of the kind described in clause (z) above any Indebtedness of any Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (B) any Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Persons obligated in respect of such Indebtedness and their Restricted Subsidiaries or the assets intended to secure such Indebtedness and (C) Indebtedness permitted pursuant to clauses (i), (m), (n), (q), (u), (w), (x) and/or (y) of Section 6.01 or pursuant to clause (p) of Section 6.01 to the extent the applicable Refinancing Indebtedness is in respect of Indebtedness otherwise referred to in this clause (a);

(b)    arising under customary provisions restricting assignments, licensing, sublicensing, subletting or other transfers of rights arising thereunder (including the granting of any Lien on such rights) contained in leases, subleases, licenses, sublicenses and other agreements;

(c)    that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, or any option or right with respect to any assets not otherwise prohibited under this Agreement;

(d)    that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e)    set forth in any agreement entered into in connection with any Disposition permitted by Section 6.06, provided that such restrictions apply only to the assets or the subsidiaries that are the subject of such Disposition pending the completion of such Disposition;

(f)    that prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)    in the case of any Person that is not a Wholly-Owned Subsidiary, set forth in the Organizational Documents thereof or in any joint venture, shareholders’ or similar agreements;

(h)    arising in respect of Cash and other deposits with any Person or under net worth or similar provisions set forth in any agreement;

(i)    set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j)    set forth in any agreement in effect on the First Amendment Effective Date evidencing or governing any Indebtedness permitted to be incurred under Section 6.01 at the time such Indebtedness was incurred prior to the First Amendment Effective Date, but only if (i) the relevant restrictions, when taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, when taken as a whole (as reasonably determined by the Borrower) or (ii) the relevant restrictions reflect market terms and conditions (when taken as a whole and as reasonably determined by the Borrower and as certified in writing by the Borrower to the Administrative Agent) and the Borrower shall have determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Borrower and the other Loan Parties to meet their obligations under this Agreement;

(k)    arising under applicable law or under any license, sublicense, authorization, concession or permit, including restrictions in respect of IP Rights contained in licenses or sublicenses of, or other grants of rights to use or exploit, such IP Rights;

(l)    arising in any Hedge Agreement and/or any agreement relating to any Banking Services;

(m)    relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)    set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose or subject to Liens the assets subject to such Permitted Lien; and/or

(o)    imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any agreement, instrument or obligation referred to in clauses (a) through (n) above; provided, that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the reasonable and good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.05    Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)    Cash Equivalents held by the Borrower or any Restricted Subsidiary or Investments held by the Borrower or any Restricted Subsidiary that ~~were~~constituted Cash Equivalents at the time made;

(b)    (i) Investments existing on the Closing Date in the Borrower or any subsidiary, (ii) Investments made after the Closing Date in the Borrower and/or any Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the Shared Non-Loan Party Investment Basket and (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in the Borrower and/or any other Restricted Subsidiary;

(c)    Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d)    (i) [reserved], (ii) Investments made in connection with the creation, formation and/or acquisition of any joint venture or non-controlling interest and/or minority interest of any third party, or in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any joint venture or non-controlling interest and/or minority interest of any third party and (iii) Investments made in joint ventures or non-controlling interest and/or minority interest of any third party as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties or non-controlling interest and/or minority interest of any third party set forth in joint venture agreements, non-controlling interest and/or minority interest of any third party and similar binding arrangements entered into in the ordinary course of business; provided, that the aggregate outstanding amount of Investments made pursuant to clauses (ii) and (iii) above shall not in the aggregate exceed the Shared Non-Loan Party Investment Cap;

(e)    (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions substantially concurrently therewith (so long as such Permitted Acquisition would have been permitted if conducted directly by the applicable Loan Party);

(f)    Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.05 and (ii) consisting of any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.05;

(g)    Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.06(h);

(h)    loans or advances to Employee Related Persons of any Parent Company, the Borrower, its subsidiaries, any Affiliated Practice Group and/or any joint venture in connection with such Person’s purchase of Capital Stock of any Parent Company or any Affiliated Practice Group or to permit the payment of taxes due and owing with respect thereto either (i) in an aggregate outstanding principal amount not to exceed the greater of $5,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously with the purchase of such Capital Stock contributed to the Borrower;

(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)    Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.03 (other than Section 6.03(a)(ix)), Restricted Debt Payments permitted by Section 6.03 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.06 (other than Section 6.06(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.06(b) (if made in reliance on clause (ii) therein), Section 6.06(c)(ii) (if made in reliance on clause (B) therein) and Section 6.06(g));

(k)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, suppliers, licensors, sublicensors, licensees or sublicensees;

(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)    loans and advances for moving, entertainment and travel expenses, drawing accounts and similar expenditures or of payroll payments or other compensation, in each case, to any Employee Related Person of any Parent Company (to the extent such amounts relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its Restricted Subsidiaries)), the Borrower, any Affiliated Practice Group and/or any Restricted Subsidiary in the ordinary course of business;

(n)    Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)    (i) Investments held by any Person that becomes a Restricted Subsidiary (or that is merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary) after the Closing Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation); provided, that this clause (i) shall not operate as an override to clause (c) of the definition of “Permitted Acquisition”) and were in existence on the date such Person became a Restricted Subsidiary (the date of such merger, consolidation or amalgamation) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.05;

(p)    Investments made in connection with the Transactions;

(q)    so long as no Event of Default exists or would result therefrom, Investments by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000; provided, that any Investments by a Loan Party in any Restricted ~~Subsidairy~~Subsidiary that is not a Loan Party pursuant to this clause (q) shall not exceed the Shared Non-Loan Party Investment Cap and;

(r)    ~~Investments by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed the portion, if any, of the Available Amount at such time that the Borrower elects to apply to this clause (r), provided that, other than in the case of any such portion that is attributable to the Available Equity Contribution Amount, no Event of Default exists or would result therefrom; provided, that any Investments by a Loan Party in any Restricted Subsidairy that is not a Loan Party pursuant to this clause (r) shall not exceed the Shared Non-Loan Party Investment Cap~~[reserved];

(s)    (i) Guarantees of leases or subleases of the Borrower or any Restricted Subsidiary (other than Capital Leases) or of other obligations of the Borrower or any Restricted Subsidiary not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, distributors and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business; provided, that, all such Guarantees by a Loan Party over the obligations of a non-Loan Party Restricted Subsidiary shall not exceed the Shared Non-Loan Party Investment Cap;

(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.03(a); provided, that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.03(a);

(u)    Investments relating to a Receivables Subsidiary that, in the reasonable good faith determination of the Borrower are necessary or advisable to effect any Receivables Facility, distributions or payments of Receivables Fees or any repurchase obligation in connection therewith including, without limitation, Investments of funds held in accounts required by the arrangements governing such Receivables Facility;

(v)    ~~Investments as part of a Permitted Reorganization; provided that (i) no Event of Default has occurred and is continuing and (ii) neither the Loan Guaranties, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired, in each case, as certified by a Responsible Officer of the Borrower to the Administrative Agent~~[Reserved];

(w)    Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)    Investments by the Borrower and/or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other Securities (but not any additions thereto made after the date of the receipt thereof), in each case without any consideration therefor being paid by the Borrower or any Restricted Subsidiary;

(y)    [reserved];

(z)    Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of the Borrower or any Parent Company or proceeds of an equity contribution that are not otherwise applied and that are made after the Closing Date, initially made to the Borrower and have been contributed to the common equity capital of the Borrower ~~(which such equity proceeds so utilized shall not also increase the Available Amount)~~, so long as such Investments are made with and within 30 days following the receipt of such net proceeds;

(aa)    Investments in Holdings, the Borrower, any Restricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business; provided, that any Investment by a Loan Party in a non-Loan Party Restricted Subsidiary pursuant to this clause (aa) shall not exceed the Shared Non-Loan Party Investment Basket;

(bb)    [reserved];

(cc)    [reserved];

(dd)    Investments consisting of the licensing, sublicensing or contribution of any IP Rights pursuant to joint marketing or joint development arrangements with other Persons in the ordinary course of business; provided, that, no Intellectual Property that is material to the Borrower and its Restricted Subsidiaries, taken as a whole, shall be exclusively licensed to a non-Loan Party; and

(ee)    Investments by a Loan Party (other than Holdings) that is a party to an Management Services Agreement consisting of (i) Cash loans and advances to the applicable Affiliated Practice Group receiving services under such Management Services Agreement to cover fees and expenses payable by such Affiliated Practice Group to third-party vendors, expense reimbursement to the applicable Loan Party, for working capital purposes and to pay costs and expenses incurred by such Affiliated Practice Group in the expansion of its operations, including without limitation, for the payment of hiring bonuses and other employee compensation, in each case if the actual expenses of such Affiliated Practice Group exceed actual revenues and consistent with the terms contemplated by the applicable Management Services Agreement; provided that the aggregate amount of all such loans and advances made on account of this clause (ee)(i) at any time outstanding shall not exceed the greater of $5,000,000 and (B) 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (ii) Cash loans pursuant to such Management Services Agreement or pursuant to a loan agreement to an Affiliated Practice Group for the purposes of making a Permitted Acquisition and (iii) acquisitions, pursuant to any Stock Option Arrangement or other stock restriction agreement of Capital Stock of the applicable Affiliated Practice Group to the extent the same does not violate any applicable law.

Notwithstanding anything to the contrary in this Section 6.05 or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, make any Investment (1) in reliance on any of clauses (b)(iii), (d), (e), (m), (n), (o), (q), (s), (t), (u), (z), (aa) or (ee) of this Section 6.05 or (2) otherwise (except as permitted under clause (g) of this Section 6.05) in any Person that is not (and concurrently with any such Investment, will not become) a Loan Party exceeding $3,000,000 in the aggregate for all such Investments under clauses (1) and (2) of this paragraph.

SECTION 6.06    Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or make any Disposition of any assets, except:

(a)    any Restricted Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided, that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (v) written notice of such merger, consolidation or amalgamation must be provided to the Administrative Agent at least ten (10) Business Days prior to the effectiveness thereof, (w) the Borrower shall have delivered to the Administrative Agent all documentation and other information requested by the Administrative Agent with respect to such Successor Borrower (including any Beneficial Ownership Certification) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Regulation, no later than two Business Days prior to the date of such effectiveness (or such later date as may be agreed by the Administrative Agent), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume all obligations of the Borrower under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Guarantee Agreement and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (v) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation by, or with or into, any Subsidiary

Guarantor, either (x) the continuing or surviving Person shall be a Subsidiary Guarantor or the continuing or surviving Person shall be an entity organized or existing under the law of the United States, any state thereof or the District of Columbia and shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.05 (other than in reliance on clause (j) thereof);

(b)    Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided, that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by the Borrower) with at least 75.0% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.05 (other than in reliance on clause (j) thereof);

(c)    (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower reasonably determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.05 (other than in reliance on clause (j) thereof); (ii) any merger, consolidation, amalgamation, dissolution or liquidation the purpose of which is to effect any Disposition otherwise permitted under this Section 6.06 (other than clause (a), clause (b) or this clause (c)); and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity so long as, in the case of any Loan Party, such conversion does not materially impair the Loan Guaranties, taken as a whole, or the security interest of the Administrative Agent in the Collateral, taken as a whole;

(d)    (i) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e)    Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain;

(f)    Dispositions of Cash and/or Cash Equivalents and/or assets that were Cash Equivalents when the relevant original Investment was made;

(g)    Dispositions, mergers, amalgamations, consolidations or conveyances that constitute or effect (i) Investments permitted pursuant to Section 6.05 (other than Section 6.05(j)), (ii) Permitted Liens, (iii) Restricted Payments permitted by Section 6.03(a) (other than Section 6.03(a)(ix)) and (iv) Sale-Lease-Back Transactions permitted by Section 6.07;

(h)     Dispositions not to exceed $250,000,000 in the aggregate for all such Dispositions under this clause (h), which Dispositions are made for fair market value (as reasonably determined by the Borrower); provided, that ~~if the assets Disposed of have a fair market value in excess of $10,000,000,~~ at least 75.0% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided, that for purposes of the foregoing consideration requirement, (i) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated in right of payment to the Obligations or that are owed to the Borrower or any ~~Restricted Subsidiary~~Affiliate thereof) of the Borrower or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing~~,~~ and (ii) ~~the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated in right of payment to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of any Restricted Subsidiary that, as a result of such Disposition or any related~~

~~Disposition, is no longer a Restricted Subsidiary, to the extent that the Borrower and the other Restricted Subsidiaries have been validly released by all relevant creditors in writing from any Guarantee in respect of such Indebtedness or other liability, (iii) the amount of any trade-in value (as reasonably determined by the Borrower) applied to the purchase price of any replacement assets acquired in connection with such Disposition, (iv)~~ any Securities received by the Borrower or any Restricted Subsidiary from the applicable transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition ~~and (v) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as reasonably determined by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (v) and clause (IV) of Section 6.07 that is at that time outstanding, not in excess of the greater of $10,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period~~, in each case, shall be deemed to be Cash); provided, further, that (A) immediately prior to and after giving effect to such Disposition, no Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists and (B) the Net Proceeds of such Disposition shall be applied ~~and/or reinvested~~ as (and to the extent) required by Section 2.10(b)(ii);

(i)    Dispositions of property to the extent that the relevant property is exchanged for credit against the purchase price of similar replacement property;

(j)    Dispositions of Investments in any joint venture or any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, in each case, to the extent required by, or made pursuant to, buy/sell arrangements between parties to such joint venture or equityholders in such Restricted Subsidiary set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or such Restricted Subsidiary;

(k)    Dispositions of (i) notes receivable or accounts receivable in the ordinary course of business (including any discount, netting and/or forgiveness thereof) or in connection with the collection or compromise thereof and (ii) Receivables Assets, in connection with any Receivables Facility;

(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and which do not consist of an exclusive license of intellectual property that is material to the Borrower and its Restricted Subsidiaries, taken as a whole, being Disposed to a non-Loan Party, or (ii) which relate to closed facilities or the discontinuation of any product line;

(m)    (i) any termination of any lease, sublease, license or sublicense in the ordinary course of business (and any related Disposition of improvements made to leased or sub-leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)    Dispositions of property subject to foreclosure, casualty, condemnation, taking or similar event proceedings;

(o)    Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)    to the extent constituting a Disposition, the consummation of the Transactions;

(q)    Dispositions of non-core assets acquired in connection with any acquisition or similar Investment permitted hereunder and sales of Real Estate Assets acquired in any acquisition or similar Investment permitted hereunder which, within 180 days of the date of such acquisition or Investment, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided, that (i) immediately prior to and after giving effect to such Disposition, no Event of Default exists and (ii) the Net Proceeds of such Disposition shall be applied ~~and/or reinvested~~ as (and to the extent) required by Section 2.10(b)(ii);

(r)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair market value (as reasonably determined by the Borrower) for like assets and to the extent any Collateral is exchanged or swapped then the assets received in connection therewith shall promptly become Collateral under the Loan Documents;

(s)    [reserved];

(t)    (i) licensing, sublicensing or cross-licensing arrangements involving any technology, software or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of any technology, software or IP Rights, or any issuances or registrations, or any applications for issuances or registrations, of any IP Rights, which, in the good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries or are no longer economical to maintain in light of their use; provided, that, no Intellectual Property that is material to the Borrower and its Restricted Subsidiaries, taken as a whole, shall be exclusively licensed to a non-Loan Party;

(u)    terminations or unwinds of Derivative Transactions;

(v)    [reserved];

(w)    [reserved];

(x)    Dispositions made to comply with any order of any Governmental Authority or any applicable law;

(y)    any merger, consolidation, amalgamation or Disposition the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary (other than the Borrower) in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary that is not a Loan Party in the U.S. or any other jurisdiction;

(z)    any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa)    [reserved]; and

(bb)    other Dispositions in an aggregate amount not to exceed the greater of (i) $15,000,000 and (ii) 10% of Consolidated Adjusted EBITDA for the most recently ended Test Period.

Notwithstanding anything to the contrary in this Section 6.06 or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, (1) merge, consolidate or amalgamate, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) with or into any Person that is not a Loan Party or (2) Dispose of any assets (X) in reliance on any of clauses (a), (b), (e), (f), (j), (p), (q), (r), (y), (z) or (bb) of this Section 6.06 or (Y) otherwise (except as permitted under Section 6.06(h)) to any Person that is not (and concurrently with any such Disposition, will not become) a Loan Party exceeding $3,000,000 in the aggregate for all such Investments under clauses (1) and (2) of this paragraph.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.06 (including the paragraph immediately above) to any Person that is not a Loan Party or an Affliate of a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent (i) shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8 hereof and (ii) may first require that a Responsible Officer of the Borrower deliver a certificate which certifies that such Disposition complies with the terms of this Section 6.06 and references the relevant clause being relied upon for such certification.

SECTION 6.07    Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, at any time from and after the First Amendment Effective Date, become or remain liable as lessee with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property so sold or transferred in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided, that any Sale and Lease-Back Transaction shall be permitted so long as the Net Proceeds of such Disposition are applied ~~and/or reinvested~~ as (and to the extent) required by Section 2.10(b)(ii) and either (i) the resulting Indebtedness is permitted by Section 6.01 (other than clause (x) thereof) or (ii)(A) at least ~~75~~95 % of the consideration for such sale or transfer shall consist of Cash and Cash Equivalents (provided, that for purposes of the foregoing consideration requirement, (I) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated in right of payment to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing~~,~~ and (II) the amount of any trade-in value (as reasonably determined by the Borrower) applied to the purchase price of any replacement assets acquired in connection with the applicable sale or transfer, ~~(III) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or transfer and (IV) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value (as reasonably determined by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (IV) and clause (v) under Section 6.06(h) that is at that time outstanding, not in excess of the greater of $10,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period,~~ in each case, shall be deemed to be Cash), (B) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (C) the aggregate fair market value (as reasonably determined by the Borrower) of the assets sold subject to all Sale and Lease-Back Transactions under this ~~clause (ii)~~Section 6.07 after the First Amendment Effective Date shall not in the aggregate exceed $~~10,000,000~~3,000,000.

SECTION 6.08    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) ~~involving payment in excess of $2,500,000~~ with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary (which shall be deemed to include an Affiliated Practice Group for purposes of this restriction), as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person that is not an Affiliate (as reasonably determined by the Borrower); provided, that the foregoing restriction shall not apply to:

(a)    any transaction between or among Holdings, the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b)    any issuance, sale or grant of Securities, or any payments, awards or grants, whether in cash, Securities or otherwise, pursuant to employment arrangements and stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company, the Borrower or any Restricted Subsidiary;

(c)    (i) any collective bargaining, employment or severance agreement or any other compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with any Employee Related Persons of any Parent Company, the Borrower or any of its Restricted Subsidiaries, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with any Employee Related Persons of any Parent Company, the Borrower or any of its subsidiaries and (iii) any transaction pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers any Employee Related Persons of any Parent Company, the Borrower or any of its subsidiaries or any employment contract or arrangement;

(d)    (i) transactions permitted by Sections 6.01(b), 6.01(h), 6.01(o), 6.01(t), 6.01(cc), 6.03, 6.05(d), 6.05(e), 6.05(h), 6.05(m), 6.05(o), 6.05(t), 6.05(v), 6.05(x), 6.05(aa), 6.05(cc), 6.06(j) and 6.06(w) and (ii) issuances of Capital Stock and incurrences of Indebtedness not restricted by this Agreement;

(e)    ~~(1)~~ transactions pursuant to agreements in existence on the Closing Date~~, and (2) any amendment, modification, replacement, renewal or extension thereof, in the case of this clause (2), to the extent the resulting agreement, taken as a whole, (i) is not materially adverse to the Lenders or (ii) is not materially more disadvantageous to the Lenders than the relevant agreement in existence on the Closing Date, in each case, as reasonably determined by the Borrower~~ or the First Amendment Effective Date;

(f)    the payment of all indemnification obligations and expenses owed to any Investors and any of their respective Employee Related Persons, whether currently due or paid in respect of accruals from prior periods;

(g)    the Transactions, including the payment of Transaction Costs;

(h)    customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i)    Guarantees permitted by Section 6.01 or 6.05;

(j)    [reserved];

(k)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, Employee Related Persons of any Parent Company, the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries;

(l)    transactions with customers, clients, suppliers, ~~joint ventures,~~ purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof;

(m)    the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to holders of Capital Stock pursuant to any joint venture, agreement, operating agreement, shareholders agreement or similar agreement;

(n)    transactions between the Borrower and/or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of any Parent Company, the Borrower or any subsidiary, provided that such director abstains from voting as a director of the Parent Company, the Borrower or such subsidiary, as the case may be, on any matter involving such other Person;

(o)    (i) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and (ii) other transactions with joint ventures in the ordinary course of business consistent with past practices;

(p)    [reserved];

(q)    any other transaction with an Affiliate that is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Borrower in good faith;

(r)    any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal, consulting or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person that is not an Affiliate; and

(s)    payments of salary, bonus and other reasonable compensation in the ordinary course of business to officers, employees and consultants of (x) Holdings (or any other Parent Company), the Borrower and any of its Restricted Subsidiaries in the ordinary course of business to the extent directly attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries) or that may, in the future, be deemed Affiliates by virtue of their ownership of Capital Stock in Holdings (or any other Parent Company) and (y) any Affiliated Practice Group.

Notwithstanding anything to the contrary in this Section 6.08 or otherwise in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, at any time from and after the First Amendment Effective Date, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $3,000,000 with any of their respective Affiliates that is not a Loan Party or a Restricted Subsidiary.

SECTION 6.09    Conduct of Business. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses (as reasonably determined by the Borrower).

SECTION 6.10    Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided, that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.06.

SECTION 6.11    Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing such Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the Lenders (in their capacities as such); provided, that, for purposes of clarity, it is understood and agreed that the foregoing shall not prohibit any replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof or if such Restricted Debt, as replaced, refinanced, amended, supplemented, modified, extended, renewed, or replaced, would have been permitted to be ~~incurrred~~incurred hereunder.

SECTION 6.12    Fiscal Year. The Borrower shall not change its Fiscal Year to end on a date other than December 31, provided that, subject to providing prior written notice thereof to the Administrative Agent, the Borrower may change its Fiscal Year to end on any other date (and, in the event of any such change, the Lenders hereby authorize the Administrative Agent to make such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to such change in Fiscal Year and any corresponding changes in the Fiscal Quarters).

SECTION 6.13    Permitted Activities of Holdings. Holdings shall not:

(a)    incur any Indebtedness for borrowed money, other than (i) the Credit Facilities, (ii) Guarantees of Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary, which Indebtedness or other obligations are permitted under Section 6.01, (iii) Indebtedness owed to the Borrower or any Restricted Subsidiary to the extent permitted hereunder and (iv) Qualified Holdings Indebtedness;

(b)    create or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than (i) the Liens created under the Collateral Documents to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Liens on the Collateral that are secured on a junior basis with the Secured Obligations, so long as such Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type expressly permitted to be incurred by Holdings under Section 6.02 (other than in respect of debt for borrowed money);

(c)    engage in any business activity, other than (i) holding the Capital Stock of the Borrower and, indirectly, any subsidiary of the Borrower (it being agreed that Holdings will not own Capital Stock (except on an interim basis in connection with any transaction otherwise permitted under this Section 6.13) of any Person other than the Borrower), (ii) the entry into, and the performance of its obligations under, the Loan Documents and the agreements or instruments evidencing or governing other Indebtedness and Guarantees permitted hereunder (including, subject to clause (b) above, the granting of Liens with respect thereto), (iii) the consummation of the Transactions, (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes), (v) preparing reports to Governmental Authorities and to its shareholders, (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its legal existence or to comply with applicable law, (vii) (A) issuing and selling its Capital Stock and making any dividend or other distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any of its Capital Stock and (B) performing activities in preparation for any issuance or sale of, its or any other Parent Company’s Capital Stock, including paying fees and expenses related thereto, (viii) holding Cash and Cash Equivalents on a temporary basis, maintaining deposit accounts and holding (on a temporary basis) other assets received from any Person holding any Capital Stock of Holdings (including as a result of issuance and sale of, or a capital contribution in respect of, any Capital Stock of Holdings) or, subject to clause (a) above, as proceeds of incurrence of any Indebtedness, or, in each case, the proceeds and products of any of the foregoing, (ix) (A) any transaction (including any Restricted Payment and Investment) between Holdings, on the one hand, and the Borrower or any of its Restricted Subsidiaries, on the other hand, in each case, expressly permitted under this Article 6 and (B) any other transaction or activity expressly contemplated under this Article 6 to be undertaken by Holdings or any other Parent Company and (C) any purchase of any Indebtedness of the Borrower or any of its subsidiaries, and, in each case under this clause (ix), holding any assets received as a result of such transaction, (x) the entry into, and performance of its obligations under, contracts and other arrangements with Employee Related Persons of Holdings, any other Parent Company, the Borrower or any of its subsidiaries, including the providing of indemnification to such Persons and the making of Investments of the type permitted under Section 6.05(h), (xi) participating in tax, accounting and other administrative matters, (xii) the obtainment of, and the payment of any fees, expenses and indemnities for, management, consulting, monitoring, investment banking, advisory and other services to the extent otherwise permitted by this Agreement, including any services or payments of the type permitted under Sections 6.08(f), 6.08(h) and 6.08(j), (xiii) the entry into, and performance of its obligations under, any document or agreement not prohibited under this Section 6.13(c) to be entered into or undertaken by Holdings, (xiv) complying with applicable law and (xv) activities reasonably incidental to any of the foregoing; or

(d)    consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided, that (i) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower and any of its subsidiaries), or (ii) convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than the Borrower and any of its subsidiaries), in each case, so long as (A) either (1) in the case of any transaction referred to in clause (i) above, Holdings is the continuing or surviving Person or (2) if the continuing or surviving Person (if not Holdings) or the transferee Person (any such Person, “Successor Holdings”) (v) written notice of such merger, consolidation or amalgamation must be provided to the Administrative Agent at least ten (10) Business Days prior to the effectiveness thereof, (w) the Borrower shall have delivered to the Administrative Agent all documentation and other information requested by the Administrative Agent with respect to such Successor Holdings (including any Beneficial Ownership Certification) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Regulation, no later than two Business Days prior to the date of such effectiveness (or such later date as may be agreed by the Administrative Agent), (x) such Successor Holdings is an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia and (y) such Successor Holdings expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent and (B) no Change of Control results therefrom; it being understood and agreed that (I) if the foregoing conditions under clauses (A) and (B) are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and (II) Holdings may convert into another form of entity so long as (v) written notice of such conversion must be provided to the Administrative Agent at least ten (10) Business Days prior to the effectiveness thereof, (w) the Borrower shall have delivered to the Administrative Agent all documentation and other information requested by the Administrative Agent with respect to such conversion (including any Beneficial

Ownership Certification) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Regulation, no later than two Business Days prior to the date of such effectiveness (or such later date as may be agreed by the Administrative Agent) and (x) such conversion does not materially impair the Loan Guaranty or the Collateral provided by Holdings.

SECTION 6.14    Financial Covenant.

(a)    First Lien Net Leverage Ratio. On the last day of any Test Period (commencing with the Test Period ending on ~~March  31~~September 30 , ~~2023~~2024 ) the Borrower shall not permit the First Lien Net Leverage Ratio to exceed 5.80:1.00.

(b)    Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), with respect to an Event of Default as a result of the Borrower’s failure to comply with Section 6.14(a) on the last day of any Test Period, the Borrower shall have the right (the “Cure Right”) (at any time during the last Fiscal Quarter of such Test Period or thereafter until the date that is 15 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable) to issue Qualified Capital Stock or other Capital Stock (such other Capital Stock to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock or such other Capital Stock, in each case, which are designated by the Borrower as proceeds which shall be used to increase Consolidated Adjusted EBITDA pursuant to the exercise of a Cure Right (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.14(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.14(a) as of the end of such Fiscal Quarter and for applicable subsequent Test Periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.14(a) would be satisfied, then the requirements of Section 6.14(a) shall be deemed satisfied as of the end of the relevant Test Period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14(a) that had occurred (or would have occurred) shall be deemed cured for all purposes of this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.14(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”) until the 15th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent (nor any sub-agent therefor), any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of any Collateral or any other right or remedy under the Loan Documents solely on the basis of an Event of Default under Section 6.14(a), (v) there shall be no pro forma or other reduction of the amount of Indebtedness (including as a result of “netting”) by the amount of any Cure Amount for purposes of determining compliance with Section 6.14(a) as of the last day of the Test Period in respect of which the Cure Right was exercised (it being understood that, to the extent that proceeds of the Cure Amount are applied to repay Indebtedness under the Credit Facilities, this clause (v) shall not apply with respect to any subsequent Test Period, even if such subsequent

Test Period includes the applicable Fiscal Quarter), (vi) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be disregarded for all other purposes, including for purposes of determining (x) whether any financial ratio-based condition to the availability of any carve- out set forth in Article 6 has been satisfied, or (y) the Required Excess Cash Flow Percentage and (vii) no Lender shall be required to make any Loan from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.

SECTION 6.15    Unrestricted Subsidiaries. ~~Nothwithstanding~~Notwithstanding any provisions in this Agreement or the other Loan Documents to the contrary, on and after the Closing Date, no Subsidiary of Holdings shall be an Unrestricted Subsidiary.

ARTICLE 7

EVENTS OF DEFAULT

SECTION 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)    Failure to Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due;

(b)    Default in Other Agreements. (i) Failure by the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on, or any other amount payable in respect of, any Indebtedness (other than Indebtedness under the Loan Documents) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case, beyond the grace period, if any, provided therefor and subject to any required notice of such failure having been given; or (ii) breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any Indebtedness (other than Indebtedness under the Loan Documents) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case, beyond the grace period, if any, provided therefor and subject to any required notice of such failure having been given, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with any required notice of such failure having been given), such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due and payable (or redeemable) as a result of the voluntary Disposition of, or a casualty, condemnation, taking or similar event with respect to, the property securing such Indebtedness so long as such event does not cause an event of default (or similar event) under the definitive documentation with respect to such Indebtedness, (B) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 and (C) for the avoidance of doubt, any termination events or equivalent events pursuant to the terms of any Hedge Agreement that are not the result of any default thereunder by the Borrower or any Restricted Subsidiary; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article 7;

(c)    Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any of its covenants or agreements contained in (i) Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of Holdings and the Borrower), Section 5.12, Section 5.15 or Article 6,

provided that any breach of Section 6.14(a) is subject to cure as provided in Section 6.14(b) and to the extent the Borrower has delivered a Notice of Intent to Cure to the Administrative Agent, no Default or Event of Default shall arise under this clause (c) in respect of Section 6.14(a) until the 15th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Section 5.01(a) or 5.01(b), as applicable (unless the Borrower is not entitled to exercise the Cure Right in respect of such Fiscal Quarter pursuant to Section 6.14(b), in which case such Default or Event of Default will not be delayed until such 15th Business Day), (ii) Schedule 5.18 (other than paragraph 2 set forth therein), or (iii) paragraph 2 of Schedule 5.18, which non-compliance with paragraph 2 of Schedule 5.18 has not been remedied or waived within three (3) Business Days after receipt by the Borrower of written notice thereof from the Administrative Agent or the Lenders;

(d)    Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection therewith (including, for the avoidance of doubt, any Perfection Certificate or any Perfection Certificate Supplement) shall be untrue in any material respect as of the date made or deemed made and such incorrect representation, warranty or certification (if curable) shall remain untrue in any material respect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower, provided that any inaccuracy of any representation, warranty or certification resulting from the failure of the Administrative Agent to file any UCC continuation statement or equivalent filing shall not result in a Default or Event of Default under this clause (d);

(e)    Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other clause of this Section 7.01, which default has not been remedied or waived within 30 days after the earlier of (i) receipt by the Borrower of written notice thereof from the Administrative Agent and (ii) the date on which a Responsible Officer of Holdings or any of its Restricted Subsidiaries has knowledge of such Default;

(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law; or (ii) the commencement of an involuntary case against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, in each case under this clause (ii), which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days;

(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The commencement by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, or to any such Person taking possession of all or a substantial part of its property; (ii) the making by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of its inability to pay its debts as such debts become due, provided that any liquidation or dissolution permitted by Section 6.06(c) shall not constitute a Default or Event of Default under this clause (g);

(h)    Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in each case, to the extent not adequately covered by self-insurance (if applicable) or by indemnity from a third party or insurance from a third party where the relevant third party has been notified thereof and has not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days;

(i)    Employee Benefit Plans. The occurrence of one or more ERISA Events which, individually or in the aggregate, result in liability of Holdings, the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect;

(j)    Change of Control. The occurrence of a Change of Control;

(k)    Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof and prior to the Termination Date, (i) this Agreement, the Guarantee Agreement, any material Collateral Agreement or the Pari Passu Intercreditor Agreement for any reason shall cease to be in full force and effect or shall be declared by a court of competent jurisdiction to be invalid or null and void or any Loan Party shall contest in writing the validity or enforceability of any material provision thereof or, if a party thereto, deny in writing that it has any further liability thereunder (in each case under this clause (i), other than in accordance with the terms thereof or as a result of the discharge of the applicable Loan Party in accordance with the terms thereof or (ii) any Lien created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than (A) in the case of Collateral consisting of Material Real Estate Assets, to the extent that the relevant losses are covered by a title insurance policy and the applicable insurer has not denied coverage or (B) solely by reason of (x) such perfection not being required pursuant to this Agreement, (y) the failure of the Administrative Agent to maintain possession of any physical Collateral actually delivered to it or the failure of the Administrative Agent to file UCC continuation statements or equivalent filings or (z) a release of Collateral in accordance with the terms of this Agreement or the applicable Collateral Document or the termination of the applicable Collateral Document in accordance with the terms thereof) or any Loan Party shall contest in writing the validity or enforceability of any such Lien (other than solely by reason of (x) such Lien (or perfection thereof) not being required pursuant to this Agreement or (y) a release of Collateral in accordance with the terms of this Agreement or the applicable Collateral Document or the termination of the applicable Collateral Document in accordance with the terms thereof); or

(l)    Pari Passu Intercreditor Agreement; Subordination. The Obligations ceasing, or the assertion in writing by any Loan Party that the Obligations have ceased, to constitute (x) obligations that are secured by Liens which rank equal in priority with the Pari Passu Obligations pursuant to the Pari Passu Intercreditor ~~Agrement~~Agreement or (y) senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Indebtedness or Junior Lien Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount (in each case under this clause (y), to the extent required by such subordination provisions) or any such equal priority provision under the Pari Passu Intercreditor Agreement or any such subordination or intercreditor provision, as applicable, under any such document or instrument described in clauses (x) and (y) above being invalidated by a court of competent jurisdiction or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto (other than, in each case under this clause (l), in accordance with the terms thereof);

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article 7), and at any time thereafter during the continuance of such event, the Administrative Agent may (acting at the direction of the Lead Lender), and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and, upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article 7, all Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower, in each case, without further action of the Administrative Agent or any Lender.

Any Event of Default under this Agreement or the other Loan Documents (and any Event of Default resulting from failure to provide notice thereof) shall be deemed not to be “continuing” or “existing” if the events, acts or conditions that gave rise to such Event of Default have been remedied or cured or have ceased to exist. Notwithstanding anything to the contrary, an Event of Default may not be cured pursuant to this paragraph: (i) in the case of an Event of Default under Section 7.01(a), (c) (solely to the extent arising under Section 6.14(a)), (e) (solely to the extent arising under Section 5.01(a), (b) or (c)), (f) or (g) ~~and that is incapable of being cured~~, (ii) in the case of an Event of Default under Section 7.01(e) that directly results in a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party, or (iii) in the case of an Event of Default for which (x) the Borrower knowingly and intentionally failed to give notice to the Administrative Agent and the Lenders of such Event of Default in accordance with Section 5.01(e) of this Agreement and (y) the Borrower had actual knowledge of such failure to give such notice.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints JPM (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the

Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents (including in connection with any transaction contemplated by Section 2.21, 2.22 or 9.02(c) or any incurrence of any Indebtedness permitted under Section 6.01(q), 6.01(w) or 6.01(x), including as to the calculation of Effective Yield and determination of the terms and conditions of, and the execution and delivery of, any Intercreditor Agreement) and which the Administrative Agent is required to exercise in writing as directed by the Lead Lender or Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Lead Lender or the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be liable to the Lenders or any other Secured Party for, or be responsible for any loss, cost or expense suffered by any Lender or any other Secured Party as a result of, any determination of the Effective Yield or the terms and conditions of any the Pari Passu Intercreditor Agreement or Intercreditor Agreement. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or to be satisfactory to the Administrative Agent, or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral. Notwithstanding the foregoing, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Holdings, the Borrower, the Administrative Agent and each Secured Party agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (i) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (ii) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition. Each of the Lenders hereby irrevocably authorizes the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)    consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof (or other applicable Debtor Relief Laws);

(b)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof (or other applicable Debtor Relief Laws);

(c)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)    estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided, that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding with respect to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.11 and 9.03) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to any Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.11 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving 30 days’ prior written notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent, which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided, that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Section 7.01(f) or 7.01(g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consultation with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such Collateral security as bailee until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article 8 and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each Lender acknowledges that none of the Administrative Agent or any of its Related Parties has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any of its Related Parties as to any matter, including whether the Administrative Agent or any of its Related Parties have disclosed material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and ~~appriasal~~appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a)    release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is Disposed of or to be

Disposed in a Disposition permitted under this Agreement to a Person that is not a Loan Party; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of Section 6.06, (iii) that constitutes (or becomes) an Excluded Asset, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required) in accordance with Section 9.02;

(b)    release any Subsidiary Guarantor from its obligations under the Guarantee Agreement and the other Loan Documents as provided in Section 9.21;

(c)    subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(g), 6.02(n), 6.02(o) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(gg) and 6.02(kk) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d)    enter into any Intercreditor Agreement (or any amendment, restatement, supplement or other modification thereto permitted by Section 9.22) in respect of any Indebtedness that, pursuant to the terms hereof, (i) is required or permitted to be subordinated in right of payment to the Credit Facilities and/or (ii) is secured by Liens, and with respect to which, this Agreement contemplates an intercreditor, subordination or similar agreement or arrangement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee Agreement or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Lien granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Guarantee Agreement, in each case, without recourse, representation or warranty and in accordance with the terms of the Loan Documents and this Article 8; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b), the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any indemnified liabilities, this Article 8 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including legal costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided, that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Article 8 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(e)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments,

(f)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(g)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(h)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (a) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (d) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this 0 shall be conclusive, absent manifest error.

(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)    Each party’s obligations under this 0 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01  Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)	if to any Loan Party, to such Loan Party in the care of the Borrower at:

Cano Health, LLC

Address: 9725 NW 117th Avenue, Suite 200

Miami, FL 33178

Attention: Brian Koppy

Email: Brian.Koppy@canohealth.com

with a copy to (which shall not constitute notice to any Loan Party):

~~Goodwin Procter LLP~~

~~Address: 520 Broadway Sutie 500, Santa Monica, CA 90401~~

~~Attention: Mohammed Alvi~~

~~Telephone: (213) 426-2684~~

~~Facsimile: (213) 289-7736~~

~~Email: MAlvi@goodwinlaw.com~~

Skadden, Arps, Slate Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Steven Messina

Email: steven.messina@skadden.com

Facsimile: 917-777-3509

(ii)	if to JPM, as Administrative Agent, at:

JPMorgan Chase Bank, N.A.

Attn: Margaret Hanzsche; Amanda Minix

500 Stanton Christiana Road, NCC5, Floor 1

Newark, DE 19713-2107, United States

Telephone: (302) 634–3010; (302) 634-3810

Facsimile: 12012443657@tls.ldsprod.com;

12012443657@tls.ldsprod.com

Email: Margaret.hanzsche@chase.com; Amanda.minix@chase.com

with a copy to:

Diameter Capital Partners LP

Attn: General Counsel & CCO

55 Hudson Yards, Suite 29B

New York, NY 10001

Telephone: 212-655-1419

Email: ~~srao@diametercap.com~~srao@diametercap.com

with a copy to (which shall not constitute notice):

Proskauer Rose LLP

Address: 70 West Madison, Suite 3800

Chicago, IL 60602

Attention: Evan Palenschat

Telephone: (312) 962-3561

Facsimile: (312) 962-3551

Email: ~~epalenschat@proskauer.com~~epalenschat@proskauer.com and a copy to:

Rubicon Credit Holdings LLC

Attn: Legal Department

1215 5th Avenue N.

Nashville, TN 37208

Email: legal@rubiconfounders.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

Address: 450 Lexington Avenue

New York, NY 10017

Attention: Brian Resnick

Telephone: (212) 450-4213

Email: brian.resnick@davispolk.com

(iii)	~~(ii)~~ [reserved], and

(iv)	~~(iii)~~ if to any Lender, to it at its address, facsimile number or email set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (B) sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or (C) given by email or delivered through Electronic Systems shall be effective as provided in clause (b) of this Section.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished through any Electronic System (including email and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. Notices and other communications to the Administrative Agent, Holdings or the Borrower hereunder may be delivered or furnished through email or, in the case of the Administrative Agent, other electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Any party hereto may change its address, facsimile number, email or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.

SECTION 9.02    Waivers; Amendments.

(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as expressly provided herein or in any other Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable law, neither the making of any Loan shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Subject to Sections 9.02(c) and 9.02(d), none of this Agreement, any other Loan Document, any Intercreditor Agreement or any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document or any Intercreditor Agreement (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document or such Intercreditor Agreement, as applicable), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A)    the prior written consent of each Lender directly and adversely affected thereby shall be required for any waiver, amendment or modification that:

(1)    increases the amount of, or extends the scheduled expiration date of, any Commitment of such Lender, it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase or an extension of any Commitment of such Lender;

(2)    reduces the principal amount of any Loan owed to such Lender or any scheduled amortization payment of any Loan due to such Lender, it being understood that no amendment, modification or waiver of any Default, Event of Default, change to a financial ratio or change to any “most favored nation” provisions shall constitute such a reduction;

(3)    (x) extends the scheduled final maturity of any Loan held by such Lender or (y) postpones any scheduled amortization payment of any Loan held by such Lender, or the date of any scheduled payment of any interest on any Loan held by such Lender or of any scheduled payment of any fee due to such Lender hereunder, it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute any such extension or postponement;

(4)    reduces the rate of interest on any Loan held by such Lender (other than to waive any Default or Event of Default or any obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.12(c), which shall only require the consent of the Required Lenders) or the amount of any fee or other amount owed to such Lender, it being understood that no change in any ratio (or, in each case, in any component definition thereof) used in the calculation of any interest or fee due under any Loan Document or any change to any “most favored nation” provisions, shall constitute a reduction in any rate of interest, any fee or any other amount hereunder;

(5)    waives, amends or modifies the provisions of Section 2.17(b) or 2.17(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments or the payment waterfall required thereby (except in connection with any transaction permitted under Sections 2.21, 2.22 and/or 9.05(c) or as otherwise provided in this Section 9.02); or

(6)    subordinates the Obligations (or any portion thereof) or the Liens on the Collateral securing the Obligations (or any portion thereof) to any other Indebtedness;

provided that, notwithstanding the foregoing provisions of this clause (A), it is understood that any waiver, amendment or modification of Sections 2.21 (including clause (a)(v) thereof), 6.01(q) (including clause (IV) thereof), 6.01(w) (including clause (IV) thereof) and/or 6.01(y) (and the term “Incremental Equivalent Debt”) (and the definition of the term “Effective Yield” as used in any such Section), or of any other “most favored nation” provision set forth in any Loan Document (and the defined terms relating thereto) may be effected pursuant to any agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders);

(B)    no such agreement shall:

(1)    change any of the provisions of this Section 9.02(b) or the definition of “Required Lenders”, in each case, to reduce any voting percentage required to waive, amend or modify any Loan Document without the prior written consent of each Lender;

(2)    release Liens granted pursuant to the Loan Documents on all or substantially all of the value of the Collateral (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.21), without the prior written consent of each Lender, it being understood that any waiver, amendment or modification of Section 6.06 or the addition of obligations secured by the Collateral Documents shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents; or

(3)    release all or substantially all of the value of the Loan Guarantees under the Guarantee Agreement (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.21), without the prior written consent of each Lender, it being understood that an amendment or other modification of Section 6.06 or the addition of obligations Guaranteed under the Guarantee Agreement shall not be deemed to be a release of any Loan Guarantees under the Guarantee Agreement;

(C)    [reserved];

(D)    [reserved]; and

(E)    no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)    Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended:

(i)    with the written consent of the Borrower, the Administrative Agent and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans of any Class (any such Term Loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided, that

(A)    the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, except by (1) any additional amounts permitted to be incurred under Section 6.01, provided that, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02, plus (2) the amount of accrued interest and premium (including prepayment premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith;

(B)    such Replacement Term Loans shall have (1) a final maturity date that is no earlier than the Maturity Date applicable to such Replaced Term Loans and (2) a Weighted Average Life to Maturity that is no shorter than the remaining Weighted Average Life to Maturity of such Replaced Term Loans;

(C)    such Replacement Term Loans (1) shall be pari passu in right of payment and with respect to security with any then-existing Class of Loans and (2) shall not be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral;

(D)    such Replacement Term Loans may participate in any mandatory prepayment under Section 2.10(b) on a pro rata basis if such Replacement Term Loans are secured by the Collateral on a pari passu basis with the Credit Facilities (or on less than pro rata basis, but, except with respect to any mandatory prepayment referred to in the parenthetical clause in Section 2.10(b)(iii), not on a greater than pro rata basis) with any then-existing Class of Term Loans;

(E)    the other terms of such Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or commitment terminations, amortization and prepayments (including restrictions on prepayments), subject to preceding clauses (B) through (E) above) shall not be materially more restrictive (when taken as a whole and as reasonably determined by the Borrower and certified to the Administrative Agent in a certificate delivered by a Responsible Officer of the Borrower) on the Borrower and its Restricted Subsidiaries than those applicable to such Replaced Term Loans (other than any terms that (1) are applicable only to periods after the Latest Term Loan Maturity Date as of the date of incurrence of such Replacement Term Loans or (2) are added to the Loan Documents for the benefit of the Lenders under each such then- existing Class of Term Loans);

(F)    such Replaced Term Loans and all accrued interest thereon shall be paid in full on the date of incurrence of such Replacement Term Loans; and

(G)    such Replaced Term Loans must be offered ratably to each Lender in the relevant Class subject to such refinancing or replacement on the same terms.

Refinancing Term Loans may be provided by any existing Lender or by any other Eligible Assignee; provided, that the Administrative Agent shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Lender’s provision of Refinancing Term Loans solely if such consent would be required under Section 9.05(b) for an assignment of Loans of the applicable Class to such Lender; provided, further, that no Affiliated Lender shall be permitted to provide any Replacement Term Loans. It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans may elect or decline, in its sole discretion, to provide such Replacement Term Loans.

The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Refinancing Amendment and/or any amendment to this Agreement or any other Loan Document as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 9.02(c), including any amendments necessary to establish new Classes of Loans and Commitments hereunder (including for purposes of prepayments and voting) or to reflect an increase in any existing Class of Loans and Commitments and any technical amendments relating thereto, in each case, on terms consistent with this Section 9.02(c). The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Refinancing Amendment, will not be unreasonably withheld, delayed or conditioned.

(d)    Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i)    the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive the Guarantee Agreement and/or any Collateral Document (A) to comply with any law or the advice of counsel and/or (B) to cause the Guarantee Agreement or such Collateral Document to be consistent with this Agreement and/or the relevant other Loan Documents;

(ii)    the Borrower and the Administrative Agent may, without the input or consent of any Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent (A) to give effect to the provisions of Sections 1.08(b), 2.21, 2.22, 5.12, 6.12 and/or 9.02(c) (including, in the case of any Term Loans incurred or established pursuant to any such Section that are intended to be “fungible” with any then-existing Class of Term Loans, providing scheduled amortization in such other percentages or amounts as may be agreed by the Borrower and the Administrative Agent to ensure that such Term Loans are “fungible” with such then-existing Class of Term Loans) or any other provision of this Agreement or any other Loan Document (or any Exhibit hereto or thereto) specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) in connection with any transaction permitted by Section 2.21, 2.22 and/or 9.02(c), to add terms (including representations and warranties, conditions, prepayments, covenants or events of default) that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent, it being understood that, where applicable, any such amendment may be effected as part of the applicable Incremental Amendment, Extension/Modification Amendment or Refinancing Amendment;

(iii)    [reserved];

(iv)    [reserved];

(v)    if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;

(vi)    the Administrative Agent may amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.05 and/or reductions, terminations, increases or additions of Commitment pursuant to Sections 2.08, 2.21, 2.22 and/or 9.02(c);

(vii)    [reserved];

(viii)    The Pari Passu Intercreditor Agreement or any Intercreditor Agreement may be amended as provided in Section 9.22;

(ix)    any waiver, amendment or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties thereunder of the Lenders of one or more Classes (but not the Lenders of any other Class)may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time;

(x)    this Agreement may be amended (or amended and restated) pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), and any other Loan Document may be amended pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto, with the consent of the Required Lenders, in each case, (A) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest, fees and other amounts in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion; and

(xi)    [reserved].

(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or modifications of this Agreement or any other Loan Document on behalf of such Lender. Any waiver, amendment or modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03    Expenses; Indemnity.

(a)    The Borrower shall pay (i) all reasonable and documented and out-of-pocket expenses incurred by the Administrative Agent, the Lead Lender, each other Lender and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented and invoiced out- of-pocket fees, disbursements and other charges of one firm of outside counsel to the Administrative Agent, one firm of outside counsel to the Lead Lender, one firm of outside counsel to all other Lenders, taken as a whole, and one firm of outside counsel to all other such Persons, taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole (it being understood and agreed that any jurisdiction of organization of a Loan Party that is organized outside of the United States (which, for the purpose hereof, shall not include any territory or protectorate thereof) or the District of Columbia shall be deemed to be material), which may include a single local counsel acting in multiple jurisdictions) in connection with the closing and funding of the of the Credit Facilities and the preparation, execution, delivery and administration of the Loan Documents (including in connection with any visit or inspection permitted by Section 5.06) and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document, and (ii) all documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lead Lender ~~or~~and the other Lenders (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to the Administrative Agent, one firm of outside counsel to the Lead Lender, one firm of outside counsel to all other Lenders, taken as a whole, and one firm of outside counsel to all other such Persons, taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole (it being understood and agreed that any jurisdiction of organization of a Loan Party that is organized outside of the United States (which, for the purpose hereof, shall not include any territory or protectorate thereof) or the District of Columbia shall be deemed to be material), which may include a single local counsel acting in multiple jurisdictions and solely in the case of an actual or perceived conflict of interest where any affected Lender informs the Borrower of such conflict and retains its own counsel, (x) one additional counsel to all affected Lenders, taken as a whole, and (y) one additional local counsel to all affected Lenders, taken as a whole (it being understood and agreed that any jurisdiction of organization of a Loan Party that is organized outside of the United States (which, for the purpose hereof, shall not include any territory or protectorate thereof) or the District of Columbia shall be deemed to be material)) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made hereunder (in each case of clauses (i) and (ii) above, excluding allocated costs of in-house counsel and, in the case of any expenses incurred in connection with the matters described in clause (b) of this Section, subject to the limitations set forth in such clause on the Borrower’s obligation to pay such expenses).

(b)    The Borrower shall indemnify the Lead Lender, the Administrative Agent, each other Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented and invoiced out-of-pocket fees, disbursements and other charges of one counsel the Lead Lender, one counsel to all other Lenders and one counsel to all other Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction to all the Administrative Agent and one counsel to all other Indemnitees, taken as a whole, which may include a single special counsel acting in multiple jurisdictions, and solely in the case of an actual or perceived conflict of interest where any affected Indemnitee notifies the Borrower of such conflict and thereafter retains its own counsel, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in each relevant jurisdiction to all affected Indemnitees, taken as a whole, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by Holdings, the Borrower, any of its subsidiaries or any other Environmental Liability related to Holdings, the Borrower, any of its subsidiaries and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage or liability (A) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee ~~or its Related Parties or, to the extent such judgment finds that any such loss, claim, damage, or liability has resulted from any such Person’s material breach of the Loan Documents~~ or (B) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of Holdings, the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this clause (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses summary form, and if requested together with reasonable backup documentation supporting the relevant reimbursement request. This Section 9.03 shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)    The Borrower shall not be liable for any settlement of any claim, litigation, investigation or proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), but if any claim, litigation, investigation or proceeding is settled with the written consent of the Borrower, or if there is a judgment by a court of competent jurisdiction against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such claim, litigation, investigation or proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

SECTION 9.04    Waiver of Claim. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, the Arranger, and any Lender, and any Related Party of any of the foregoing Persons ~~(each such Person being called a “Lender-Related Person”)~~ for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.04 shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.04, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

SECTION 9.05    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that (i) except as provided under Section 6.06(a) to a Successor Borrower, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in clause (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Commitment at the time owing to it) with the prior written consent of:

(A)    the Borrower (such consent not to be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have consented to any such assignment (other than any such assignment to a Disqualified Institution) unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower shall be required (x) for any assignment of Term Loans or Term Commitments to another Lender, an Affiliate of any Lender or an Approved Fund, (y) (1) other than in the case of an assignment to a Disqualified Institution, if any Event of Default exists or (2) in the case of an assignment to a Disqualified Institution, if an Event of Default under Section 7.01(a), (c) (solely to the extent arising under Section 6.14(a)), (f) or (g) exists;

(B)    the Administrative Agent (not to be unreasonably withheld or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment of Term Loans or Term Commitments to another Lender, an Affiliate of any Lender or an Approved Fund; and

(C)    [reserved].

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000 for Term Loans and Term Commitments unless the Borrower and the Administrative Agent otherwise consent;

(B)    any partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee (x) may be waived or reduced in the sole discretion of the Administrative Agent and (y) shall not be payable in the case of any assignment to any Affiliate of a Lender or an Approved Fund; and

(D)    the relevant Eligible Assignee (if it is not a Lender and if other than Holdings, the Borrower or any of its Restricted Subsidiaries) shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.16.

(iii)    Subject to the acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the amount of the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax forms required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section, if applicable, and any written consent to the relevant assignment required by clause (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural person or the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the other Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B) of the first proviso to Section 9.02(b). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14,

2.15 and 2.16 (subject to the limitations and requirements of such Sections and Section 2.18) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.16(a) or 2.16(c), to the Borrower and the Administrative Agent), provided that no Participant shall be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such right to receive such greater payment occurs as a result of a Change in Law that occurs after the date such Participant acquired its participation. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided, that such Participant shall be subject to Section 2.17(c) as though it were a Lender.

(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations and Section 1.163-5(b) of the U.S. Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive, absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that the Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.14 or 2.16) and no SPC shall be entitled to any greater amount under Section 2.12 or 2.14 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Borrower expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.14 and 2.16 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes, including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided, that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (A) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f)    (i) Upon the request of any Lender, the Borrower shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution.

(ii)    If any assignment or participation under this Section 9.05 is made by any Lender to any Affiliate of any Disqualified Institution without the Borrower’s prior written consent (any such Person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) exercise its rights under Section 2.18(b), provided that, notwithstanding anything to the contrary in Section 2.18(b), with respect the outstanding principal amount of any Term Loans of any Class held by such Disqualified Person, such Disqualified Person shall only be entitled to receive the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued and unpaid interest thereon, and (B) with respect to any Term Loans of any Class held by such Disqualified Person, purchase such Term Loans from such Disqualified Person (and such Disqualified Person shall be obligated to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement in respect of such Term Loans) by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued and unpaid interest thereon. Notwithstanding anything to the contrary set forth herein, no processing and recordation fee required under clause (b)(ii)(C) of this Section 9.05 shall be required in connection with any assignment pursuant to this paragraph. Each Lender acknowledges its agreements and appointments set forth in Section 2.18(b) with respect to this Section 9.05(f)(ii).

(iii)    If any Disqualified Person shall have been identified by the Borrower to the Administrative Agent, then, notwithstanding anything to the contrary set forth herein, such Disqualified Person (A) shall not be permitted to, and shall not, (x) attend (including by telephone) or participate in any meeting or discussion (or portion thereof by or among any Loan Party, the Administrative Agent or any Lender or (y) receive any information or materials prepared by any Loan Party, the Administrative Agent or any Lender, or any communication by or among any Loan Party, the Administrative Agent or any Lender (in each case, other than the right to receive notices of borrowings, prepayments and other administrative notices in respect of its Loans or

Commitments required to be delivered to Lenders pursuant to Article 2), (B) (x) shall not for purposes of determining whether the Required Lenders or the majority in interest of any Class of Lenders have (i) consented (or not consented) to any waiver, amendment, modification or other action with respect to any of the terms of any Loan Document, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Term Loans and unused Commitments held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or a majority in interest of any Class of Lenders has provided or undertook any such consent, action, direction or requirement and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against any Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 2.12(c) or 9.03.

(iv)    Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. It is understood that the provisions of clauses (ii) and (iii) of this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(v)    Notwithstanding anything to the contrary herein, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or a Disqualified Person or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or a Disqualified Person.

(g)    Notwithstanding anything to the contrary contained herein, no Lender may, at any time, sell for cash or assign all or a portion of its rights and obligations under this Agreement to any Affiliated Lender and no Affiliated Lender shall be permitted to hold or own any Loans or Commitments.

SECTION 9.06    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but, in each case, subject to the limitations set forth in this Agreement; provided, that, the provisions of Section 9.13 shall terminate and be of no further force or effect on the one (1) year anniversary of the Termination Date and thereafter.

SECTION 9.07    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Intercreditor Agreement (if any), the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement. Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that Party’s constitutive documents.

SECTION 9.08    Severability. To the extent permitted by applicable law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

SECTION 9.09    Right of Setoff. At any time when an Event of Default exists, the Administrative Agent and, subject to the prior written consent of the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any of and all the Obligations held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. The rights of each Lender and the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.

SECTION 9.10    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN TORT, IN CONTRACT, AT LAW OR IN EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Document and agrees that all claims in respect of any such suit, action or proceeding shall (except as permitted below) be heard and determined exclusively in such U.S. Federal court or, if such court shall not have subject matter jurisdiction, such New York State court. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such Person shall be effective service of process against such Person for any suit, action or proceeding brought in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(d)    To the extent permitted by applicable law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 9.01. Each party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 9.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13    Confidentiality. Each of the Administrative Agent and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ equityholders, limited partners, leverage providers, directors, officers, agents, controlling persons, managers, employees, representatives, independent auditors or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”), on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided, that such Person shall be responsible for its Affiliates’ and its and their Representatives’ compliance with this paragraph unless any such Person has ~~seperately~~separately agreed with the Borrower to keep such information confidential; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Lender or any Affiliate or Representative thereof to any Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable law (in which case such Person shall (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority over such Person or its Affiliates) to the extent practicable and permitted by applicable law, rules and regulations, inform the Borrower promptly in advance thereof), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any regulatory or governmental authority (including any self-regulatory body) exercising examination or regulatory authority over such Person or its Affiliates, to the extent permitted by applicable law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that any Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in any confidential information memorandum or other marketing materials prepared in connection with the arrangement of the Credit Facilities) in accordance with the standard arrangement processes or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case, other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party (other than any Disqualified Institution) and (iv) subject to the Borrower’s prior approval of the information to be disclosed, to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (f) with the prior written consent of the Borrower, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives, (h) to the extent that such Confidential Information is received by such Person, its Affiliates or their respective Representatives, as applicable, from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Sponsor, Holdings, the Borrower or any of their respective Affiliates and (i) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein. In addition, the Administrative Agent and the Lenders may disclose in consultation and coordination with the Borrower the existence of this Agreement and information about this Agreement to market data collectors, including league table providers, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For purposes of this Section, “Confidential Information” means all information relating to Holdings, the Borrower and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent or any Lender, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to Holdings, the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof), other than any such information that is available to the Administrative Agent or Lender on a non-confidential basis prior to disclosure by or on behalf of Holdings, the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

SECTION 9.14    No Fiduciary Duty. Each of the Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Holdings and the Borrower agree, on behalf of themselves and the other Loan Parties, that nothing in the Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), all aspects of each transaction contemplated hereby or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its equity holders or their respective Affiliates, on the other. Holdings and the Borrower acknowledge and agree, on behalf of themselves and the other Loan Parties, that: (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) and the arranging and other services regarding this Agreement provided by any Lender are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or their respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (ii) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person and (iii) the Administrative Agent, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and no Agent or Lender has any obligation to disclose any of such interests Holdings, the Borrower or their respective Affiliates. Holdings and the Borrower acknowledge and agree, on behalf of themselves and the other Loan Parties, that each Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for and capable of making its own independent judgment with respect to such transactions and the process leading thereto and accepts the terms, risks and conditions of such transactions and the Loan Documents. To the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.15    Several Obligations; No “Group”.

(a)    The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

(b)    The Lenders are not and do not intend to be a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

SECTION 9.16    USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.17    Disclosure of Agent Conflicts. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Administrative Agent and each other Lender (a “Credit Party”), together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

SECTION 9.18    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders in assets which, in accordance with Article 9 of the UCC or any other applicable law, can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.19    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

SECTION 9.20    Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

SECTION 9.21    Release of Loan Parties. Notwithstanding anything in Section 9.02(b) to the contrary, (a) each Loan Party shall automatically be released from its obligations under the Loan Documents (and its Loan Guaranty and any Liens granted by it under the Loan Documents shall automatically be released) upon the occurrence of the Termination Date, (b) any Subsidiary Guarantor shall automatically be released from its obligations under the Loan Documents (and its Loan Guaranty and any Liens granted by it under the Loan Documents shall automatically be released) upon the consummation of any transaction permitted hereunder if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary and (c) without limiting clause (b) above, any Subsidiary Guarantor that qualifies as an Excluded Subsidiary (other than as a result of any transaction that is not permitted hereunder) shall be released from its obligations under the Loan Documents (and its Loan Guaranty and any Liens granted by it under the Loan Documents shall be released) upon written notice thereof by the Borrower to the Administrative Agent; provided that a Subsidiary Guarantor shall only be released under this clause (c) as a result of having become an Excluded Subsidiary of the kind described in clause (a) of the definition thereof if, as of the date of such release, (A) the Borrower and its Restricted Subsidiaries have the capacity to make an Investment in such Subsidiary Guarantor (in an amount equal to the portion of the fair market value of the net assets of such Subsidiary Guarantor attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein, as reasonably estimated by the Borrower) under Section 6.05 once it is no longer a Loan Guarantor, (B) such Subsidiary Guarantor has the capacity to incur all of its existing Indebtedness or Liens under Section 6.01 or Section 6.02 once it is no longer a Loan Guarantor, (C) such Subsidiary Guarantor becomes an Excluded Subsidiary of the kind described in clause (a) of the definition thereof pursuant to an arm’s length sale of Capital Stock in such Released Subsidiary to a bona fide non-Affiliated third party purchaser, (D) no Default or Event of Default shall be continuing at the time of such release or would result therefrom and (E) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying compliance with the preceding clauses (A) – (D). In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.21 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

SECTION 9.22    Intercreditor Agreements; Pari Passu Intercreditor Agreement. (a) Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantors under certain Indebtedness are required or permitted, under the terms hereof, to be subject to an Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Indebtedness, an Intercreditor Agreement (it being understood that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of any such Intercreditor Agreement as contemplated by the definition of such term), including any amendment, supplement or other modification to any Loan Document to implement the terms of any such Intercreditor Agreement, and (ii) any documents relating thereto.

(b)    Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of the Liens and the Secured Obligations to be provided for under any Intercreditor Agreement and under the Pari Passu Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement and the Pari Passu Intercreditor Agreement (including any purchase option(s) contained therein) as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement and the Pari Passu Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document.

(c)    Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement and the Pari Passu Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Indebtedness contemplated hereby to be subject thereto or (ii) to confirm for any party that such Intercreditor Agreement and the Pari Passu Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties.

(d)    Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

SECTION 9.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

SECTION 9.24    Administrative Agent and Lead Lender. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent must act at the direction of the Lead Lender (except where such direction must be expressly given by the Required Lenders, in which case the Administrative Agent shall follow the direction of the Required Lenders) in all instances arising under this Agreement, the other Loan Document and under the Pari Passu Intercreditor Agreement where (i) the Administrative Agent has any discretion, (ii) the consent of the Administrative Agent is required, (iii) the Administrative Agent has the right to request consents, ~~certifcations~~certifications , documentation or additional items or information from Holdings or any of its Subsidiaries or from any Authorized Agent or Collateral Agent (each as defined under the Pari Passu Intercreditor Agreement) or (iv) the Administrative Agent has the duty or the right to take any action or request any information or items under the Pari Passu Intercreditor Agreement (in each case, other than instances that relate solely to administrative items that only affect the Administrative Agent). The Administrative Agent shall notify the Lead Lender of any notice or other communication that the Administrative Agent receives from Holdings or any of its Subsidiaries or from any Authorized Agent or Collateral Agent (each as defined under the Pari Passu Intercreditor Agreement) pursuant to the Pari Passu Intercreditor Agreement.

* * *

Exhibit B

Section 5.18

ADDITIONAL COVENANTS

Capitalized terms used and not defined in this Schedule 5.18 shall have the meanings assigned to such terms in the Agreement to which this Schedule 5.18 is attached.

1.    The Borrower shall, and it shall cause its applicable Affiliates to, (a) formally launch and announce as soon as practicable after the First Amendment Effective Date and pursue a comprehensive process in an effort to yield one or more offers for a sale of all or substantially all of the assets or businesses of, or direct or indirect equity interests in, the Borrower and its Subsidiaries with a bona fide purchase price that includes cash proceeds sufficient to pay, and which cash proceeds shall be used to pay, the Obligations (including the Applicable Premium) in full in cash (the “Full Business Sale Transaction”), (b) use commercially reasonable efforts to execute a purchase agreement in respect of a Full Business Sale Transaction as soon as practicable, but in no event later than 90 days after the First Amendment Effective Date, and (c) use commercially reasonable efforts to close a Full Business Sale Transaction no later than one-hundred eighty (180) days after the execution of such purchase agreement (or longer as required solely to complete required regulatory approvals). In all events, the Borrower shall promptly notify the Lenders of any termination of or default under any purchase agreement for a Full Business Sale Transaction, and in no event later than one (1) calendar day of such termination or default.

2.    The Borrower and its Affiliates shall (a) provide to the Lenders weekly updates regarding the marketing and sale process for the Full Business Sale Transaction and (b) promptly inform the Lenders (or direct their advisors to inform the Lenders’ advisors) of any material developments or impediments that arise with respect to the Full Business Sale Transaction.

3.    The Borrower and its Subsidiaries shall not incur, or obtain any commitment in respect of, or enter into any other agreement to obtain, any Indebtedness for borrowed money, including any debtor-in-possession financing, provided by any creditor (or Affiliate thereof) of the Borrower or its Subsidiaries, unless the Lenders shall have the option to participate in such financing as backstop parties and/or lenders on terms no less favorable than those provided to any other creditor for up to the Lenders’ aggregate pro rata share (determined on the basis of the aggregate outstanding principal amount of all Term Loans as a proportion of the aggregate outstanding principal amount of all Term Loans plus the Pari Passu Term Loans held by lenders participating in such financing). Each Lender shall have the opportunity to participate in such financing for up to its pro rata share (determined on the basis of the outstanding principal amount of the Term Loans held by such Lender as a proportion of the aggregate outstanding principal amount of all Term Loans); provided that, in the event any Lender declines to participate in such financing for all or any portion of its pro rata share, such amount shall be offered to each other Lender on a pro rata basis.

4.    In the event the Borrower or its Affiliates determine to pursue a Full Business Sale Transaction or additional financing in connection with a case under chapter 11 of the Bankruptcy Code or if the Borrower or its Affiliates (or their respective representatives and advisors) conduct a marketing process in connection with any such potential transaction, the Borrower shall (a) provide prompt notice thereof to the Lenders, (b) provide a reasonable opportunity for the Lenders to participate in any such transaction and process, including through the submission of one or more proposals in respect thereof, in all events prior to entering into any commitment or other agreement in respect of any such transaction, including any “stalking horse” agreement; and (c) engage in good faith with the Lenders with respect to the foregoing, including in connection with any requests for diligence by the Lenders or their advisors and any proposals by one or more Lenders.

5.    The Borrower shall deliver to the Administrative Agent (for delivery by the Administrative Agent to each Lender), promptly (and in no event later than forty-eight (48) hours) following receipt thereof by the Borrower or any of its Affiliates (or their respective advisors and representatives), copies of all written proposals received by the Borrower and/or its Affiliates from holders (or their respective advisors and representatives) of any class of other Indebtedness of the Borrower and/or its Restricted Subsidiaries, subject to the consent of the party or parties providing such proposals; it being understood that the Borrower will use commercially reasonable efforts to obtain such consent.

For purposes of the Agreement to which this Schedule 5.18 is attached, “Specified Relief Condition” means, as of any date of determination, a purchase agreement in respect of a Full Business Sale Transaction in form reasonably acceptable to the Required Lenders shall have been executed by the Borrower or any Parent Company on or prior to such date and such purchase agreement remains in full force and effect as of such date.